                       U.S. $250,000,000

        AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                    dated as of July 3, 1997

             (amending and restating the Revolving
                 Credit Agreement, dated as of
                       January 29, 1996)

                             among



                       KAMAN CORPORATION,

                        as the Company,



          VARIOUS FINANCIAL INSTITUTIONS NAMED HEREIN,

                         as the Banks,


                              and


                    THE BANK OF NOVA SCOTIA


                              and


                      FLEET NATIONAL BANK,

                as the Co-Administrative Agents
                         for the Banks

                        KAMAN CORPORATION

                        U.S. $250,000,000
         AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                        TABLE OF CONTENTS

                                                          Page

                           ARTICLE I
                           THE LOANS

Section 1.1.    Commitments. . . . . . . . . . . . .. . . . .2
Section 1.2.    Mandatory Reduction of Commitments;
                Optional Termination or Reduction of
                Commitments; Termination of Commitments. . . 4
Section 1.3.    Making and Funding Revolving Credit Loans.. .5
Section 1.4.    Bid Auction Advances . . . . . .. . . . . . .6
Section 1.5.    Letter of Credit Commitment. . .. . . . . . .9
Section 1.6.    Renewal or Conversion of Loans; Existing
                Revolving Credit Loans. . . . . . . . . . . .10
Section 1.7.    Interest . . . . . . . . . . . . . . . . . . 10
Section 1.8.    Interest Periods . . . . . . . . . . . . . . 12
Section 1.9.    Letters of Credit Issuance Procedures. . . . 12
Section 1.10. Repayments and Prepayments of Principal of Loans and Letters of Credit; Pro Rata
                Treatment; Application of Prepayments . . . .15
Section 1.11.   Payments and Computations. . . . . . . . . . 17
Section 1.12.   Payments to be Free of Deductions. . . . . . 18
Section 1.13.   Fees . . . . . . . . . . . . . . . . . . . . 20
Section 1.14.   Use of Proceeds. . . . . . . . . . . . . . . 20
Section 1.15.   Illegality . . . . . . . . . . . . . . . . . 21
Section 1.16.   Increased Costs; Capital Adequacy;
                Suspensions of Eurodollar Loans . . . . . . .21
Section 1.17.   Certain Indemnities. . . . . . . . . . . . . 23
Section 1.18.   Bank Wires to the Company. . . . . . . . . . 23
Section 1.19.   Administrator or Bank Certificate. . . . . . 24
Section 1.20.   Interest Limitation. . . . . . . . . . . . . 24







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                                                          Page
                           ARTICLE II
                  REPRESENTATIONS AND WARRANTIES

Section 2.1.    Due Organization; Good Standing;
                Qualification. . . . . . . . . . . . . . . . 25
Section 2.2.    Due Authorization; No Conflicts. . . . . . . 25
Section 2.3.    Binding Agreements . . . . . . . . . . . . . 26
Section 2.4.    Subsidiaries; Maintenance of Subsidiary
                Guarantee. . . . . . . . . . . . . . . . . . 26
Section 2.5.    No Defaults . . . . . . . . . . . . . . . . .26
Section 2.6.    Financial Statements. . . . . . . . . . . . .27
Section 2.7.    No Material Adverse Changes . . . . . . . . .27
Section 2.8.    No Material Litigation. . . . . . . . . . . .27
Section 2.9.    True Copies of Governing Documents. . . . . .27
Section 2.10.   Compliance with Environmental Laws. . . . . .27
Section 2.11.   Liens . . . . . . . . . . . . . . . . . . . .28
Section 2.12.   Compliance With ERISA . . . . . . . . . . . .28
Section 2.13.   Existing Credit Agreement . . . . . . . . . .28
Section 2.14.   Ownership of Properties . . . . . . . . . . .28
Section 2.15.   Taxes . . . . . . . . . . . . . . . . . . . .28
Section 2.16.   Regulations G, U and X. . . . . . . . . . . .28
Section 2.17.   Investment Company Act; Public Utility
                Holding Company Act. . . . . . . . . . . . . 28
Section 2.18.   Accuracy of Information . . . . . . . . . . .29

                           ARTICLE III
                    CONDITIONS TO EFFECTIVENESS
                     AND CONDITIONS OF LENDING

Section 3.1.    Conditions of Loans . . . . . . . . . . . . .29
Section 3.2.    Conditions of Each Loan and Bid Auction
                Advance . . . . . . . . . . . . . . . . . . .30

                          ARTICLE IV
                      AFFIRMATIVE COVENANTS

Section 4.1.    Financial Statements; Notice of Events of
                Default . . . . . . . . . . . . . . . . . . .32
Section 4.2.    Securities Regulation Compliance Reports. . .32
Section 4.3.    Insurance . . . . . . . . . . . . . . . . . .33
Section 4.4.    Tax and Other Liens . . . . . . . . . . . . .33
Section 4.5.    Litigation. . . . . . . . . . . . . . . . . .33
Section 4.6.    Conduct of Business . . . . . . . . . . . . .34
Section 4.7.    Pension Plans . . . . . . . . . . . . . . . .34
Section 4.8.    Records and Accounts. . . . . . . . . . . . .35
Section 4.9.    Inspection. . . . . . . . . . . . . . . . . .35
Section 4.10.   Subsidiary Guarantees . . . . . . . . . . . .35
Section 4.11.   Further Assurances. . . . . . . . . . . . . .36

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                                                          Page
                           ARTICLE V
                     NEGATIVE COVENANTS

Section 5.1.    Liens . . . . . . . . . . . . . . . . . . . .36
Section 5.2.    Limitation on Indebtedness. . . . . . . . . .37
Section 5.3.    Contingent Liabilities. . . . . . . . . . . .38
Section 5.4.    Consolidation or Merger . . . . . . . . . . .38
Section 5.5.    Limitation on Certain Other Fundamental
                Changes. . . . . . . . . . . . . . . . . . . 39
Section 5.6.    Sale of Assets. . . . . . . . . . . . . . . .39
Section 5.7.    Affiliate Transactions. . . . . . . . . . . .41
Section 5.8.    Certain Restrictive Agreements. . . . . . . .41
Section 5.9.    Compliance With Environmental Laws. . . . . .41

                          ARTICLE VI
                      FINANCIAL COVENANTS

Section 6.1.    Consolidated Net Worth. . . . . . . . . . . .41
Section 6.2.    Fixed Charge Coverage Ratio . . . . . . . . .41
Section 6.3.    Consolidated Total Indebtedness to Total
                Capitalization. . . . . . . . . . . . . . . .42

                          ARTICLE VII
            EVENTS OF DEFAULT; CERTAIN REMEDIES

Section 7.1.    Events of Default . . . . . . . . . . . . . .42
Section 7.2.    Acceleration of Obligations . . . . . . . . .44
Section 7.3.    Termination of Commitments; Exercise of
                Other Remedies. . . . . . . . . . . . . . . .44
Section 7.4.    No Implied Waivers; Rights Cumulative. . . . 45
Section 7.5.    Set-Off . . . . . . . . . . . . . . . . . . .45









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                                                          Page
                          ARTICLE VIII
                   THE CO-ADMINISTRATIVE AGENTS
                      AND THE ADMINISTRATOR

Section 8.1.    Authorization . . . . . . . . . . . . . . . .46
Section 8.2.    No Liability. . . . . . . . . . . . . . . . .47
Section 8.3.    Conditions of Acting as Administrator and
                of Accepting Appointment as a
                Co-Administrative Agent. . . . . . . . . . . 47
Section 8.4.    Co-Administrative Agents. . . . . . . . . . .48
Section 8.5.    Payments. . . . . . . . . . . . . . . . . . .48
Section 8.6.    Holders of Notes. . . . . . . . . . . . . . .49
Section 8.7.    Modification of this Agreement, the Notes
                and the Letters of Credit and each of the
                other Credit Documents; Waivers and
                Consents. . . . . . . . . . . . . . . . . . .50
Section 8.8.    Costs of Co-Administrative Agents;
                Indemnification. . . . . . . . . . . . . . . 51
Section 8.9.    Non-Reliance on Co-Administrative Agents
                and the Administrator; Assignment. . . . . . 52
Section 8.10.   Successor Administrator . . . . . . . . . . .52
Section 8.11.   Action by the Administrator . . . . . . . . .53
Section 8.12.   Substitution of Banks . . . . . . . . . . . .53

                           ARTICLE IX
                           DEFINITIONS
Section 9.1.    Accounting Terms, Changes in GAAP or FASB
                Standards. . . . . . . . . . . . . . . . . . 55
Section 9.2.    Other Definitions . . . . . . . . . . . . . .55

                           ARTICLE X
                         MISCELLANEOUS

Section 10.1.   Expenses. . . . . . . . . . . . . . . . . . .68
Section 10.2.   Prejudgment Remedy Waiver; Other Waivers . . 69
Section 10.3.   Covenants to Survive; Binding Agreement . . .69
Section 10.4.   Amendments and Waivers. . . . . . . . . . . .69
Section 10.5.   Transfer of Bank's Interest . . . . . . . . .70
Section 10.6.   Notices . . . . . . . . . . . . . . . . . . .74
Section 10.7.   Headings; Severability: Entire Agreement. . .75
Section 10.8.   Governing Law . . . . . . . . . . . . . . . .76
Section 10.9.   Counterparts. . . . . . . . . . . . . . . . .76
Section 10.10.  Waiver of Jury Trial . . . . . . . . . . . . 76
Section 10.11.  Consent to Jurisdiction. . . . . . . . . . . 76
Section 10.12.  Effective Date . . . . . . . . . . . . . . . 76
SECTION 10.13.  Guarantee. . . . . . . . . . . . . . . . . . 76


                              -iv-
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
EXHIBIT A   -   Form of Revolving Credit Note
EXHIBIT B   -   Form of Bid Auction Note
EXHIBIT C   -   Form of Revolving Credit Election Notice
EXHIBIT D   -   Form of Bid Auction Election Notice
EXHIBIT E   -   Form of Bid Auction Offer
EXHIBIT F   -   Form of Bid Auction Acceptance
EXHIBIT G   -   Form of Compliance Certificate
EXHIBIT H   -   Form of Assignment and Acceptance Agreement
EXHIBIT I   -   Form of Subsidiary Guarantee
EXHIBIT J   -   Form of Affirmation and Consent
EXHIBIT K   -   Form of Letter of Credit Election Notice
EXHIBIT L   -   Form of Opinion Letter
























                              -v-
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
                        KAMAN CORPORATION
                        U.S. $250,000,000
         AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

                        As of July 3, 1997


     AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT dated as of July 3, 1997 (amending and restating the Existing Credit Agreement referred to below) among KAMAN CORPORATION, a Connecticut corporation (the "Company"), the various financial institutions as are or may become parties hereto (referred to herein individually as a "Bank" or collectively as the "Banks"), and THE BANK OF NOVA SCOTIA ("Scotiabank") and FLEET NATIONAL BANK ("Fleet") as the Co-Administrative Agents (individually, a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents") for the Banks.

     WHEREAS, the Company is currently engaged directly and through its various Subsidiaries in the business of manufacturing and distributing aerospace, industrial and musical products and developing technologies which serve defense, industrial and commercial markets;

     WHEREAS, the Company, the Banks and the Co-Administrative Agents are parties to that certain Revolving Credit Agreement, dated as of January 29, 1996 (as amended, supplemented or otherwise modified to the date hereof, the "Existing Credit Agreement");

     WHEREAS, the Company desires to amend and restate in its entirety the Existing Credit Agreement to, among other things, obtain Commitments (such term, together with other capitalized terms used herein, having the meanings provided in Section 9.1) from the Banks and each Issuer pursuant to which Revolving Credit Loans and Letters of Credit, in a maximum aggregate principal amount at any one time outstanding not to exceed the Total Commitment, will be made to the Company (or, in the case of Letters of Credit, issued for the account of the Company or a Subsidiary Guarantor) from time to time prior to the Termination Date;

     WHEREAS, the Company also desires the Banks to continue to provide a procedure pursuant to which the Company may invite the Banks to bid on an uncommitted basis on short-term borrowings by the Company;

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     WHEREAS, each of the Banks is willing, on the terms and
subject to the conditions hereinafter set forth (including
Article III), (i) to amend and restate in its entirety the Existing Credit Agreement, as provided above and set forth herein, (ii) to issue (or participate in) Letters of Credit for the account of the Company or a Subsidiary Guarantor; and (iii) to extend such Commitments and make such Loans to the Company and provide such a procedure; and

     WHEREAS, the proceeds of such borrowings will be used for the Company's general corporate purposes;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree, as of the Effective Date (as hereinafter defined), as follows:


                            ARTICLE I
                            THE LOANS

     Section 1.1. Commitments. Subject to the terms and conditions contained in this Agreement, each Bank and each Issuer agrees (severally and not jointly) that from time to time prior to January 29, 2001 (the "Maturity Date"), in the case of each Bank, such Bank will make loans to the Company (the "Revolving Credit Loans" and, individually, a "Revolving Credit Loan") and will purchase participation interests in each Letter of Credit (as defined below) pursuant to Section 1.9.1, and, in the case of each Issuer, such Issuer will issue one or more Letters of Credit for the account of the Company or a Subsidiary Guarantor; provided, that (i) after giving effect to the making of each Revolving Credit Loan, the aggregate amount of all Revolving Credit Loans then outstanding plus Letter of Credit Outstandings plus all Bid Auction Advances then outstanding shall not exceed the Total Commitment and (ii) the aggregate principal amount of all Revolving Credit Loans made by any Bank, together with the aggregate amount of such Bank's participating interest in all Letter of Credit Outstandings, shall not exceed, at any one time outstanding for such Bank, the amount set forth opposite such Bank's name below, as such amounts may be adjusted from time to time pursuant to Section 1.2 or 10.4 hereof:

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
                                               Percentage of
     Bank                Commitment           Total Commitment
--------------------     ---------------      ----------------
THE BANK OF NOVA
  SCOTIA                 $37,500,000              15.000000%

FLEET NATIONAL BANK      $37,500,000              15.000000%

NATIONSBANK, N.A.        $27,500,000              11.000000%

THE SUMITOMO BANK,
  LIMITED, NEW YORK
  BRANCH                 $20,000,000               8.000000%

ABN AMRO BANK N.V.       $18,750,000               7.500000%

BANKBOSTON, N.A.         $18,750,000               7.500000%


DEUTSCHE BANK AG,
  NEW YORK AND/OR
  CAYMAN ISLANDS
  BRANCHES               $17,500,000               7.000000%

THE FIRST NATIONAL
BANK OF CHICAGO          $17,500,000               7.000000%

MELLON BANK, N.A.        $17,500,000               7.000000%

WACHOVIA BANK OF
  GEORGIA, N.A.          $17,500,000               7.000000%

FIRST UNION NATIONAL
  BANK                   $12,500,000               5.000000%

DEN DANSKE BANK
AKTIESELSKAB, CAYMAN
ISLANDS BRANCH            $7,500,000               3.000000%
--------------------     ---------------          ------------

  Total Commitment      $250,000,000             100.000000%


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Such amounts, as they may be adjusted from time to time as
hereinafter provided, are herein called individually a "Commitment" and collectively either the "Commitments" or the "Total Commitment". Each Revolving Credit Loan shall be either a Domestic Loan or a Eurodollar Loan, as the Company may elect, in each case subject to the provisions of this Agreement. Although the Total Commitment initially equals $250,000,000 in the aggregate (and shall not exceed $250,000,000 in the aggregate even though the principal indebtedness to a Bank may, from time to time, exceed such Bank's Commitment as a result of one or more Bid Auction Advances), it is understood that each Bank's portion of the Total Commitment is a several obligation and not a joint obligation. No Bank nor any Issuer shall be required to make any Revolving Credit Loan or issue (or participate in) any Letter of Credit after such Bank's Commitment shall have terminated. No Bank shall be responsible to the Company, either Co-Administrative Agent, the Administrator or the other Banks for the obligations or Commitments of any other Bank. Neither of the Co-Administrative Agents nor the Administrator shall be responsible to the Company for the obligations or Commitments of any of the Banks.

     Each of the parties hereto acknowledges and agrees that the Existing Loans and Existing Bid Auction Advances outstanding on the Effective Date (immediately prior to the effectiveness of this Agreement) under the Existing Credit Agreement shall remain outstanding and shall continue as Loans and Bid Auction Advances, as the case may be, for all purposes under this Agreement and the other Credit Documents.

     Section 1.2.  Mandatory Reduction of Commitments; Optional
Termination or Reduction of Commitments; Termination of
Commitments.

          (a)  Mandatory Reduction of Commitments.  The Total
     Commitment and each of the Commitments shall be irrevocably and permanently reduced in connection with certain sales of assets described in Section 5.6.

          (b) Optional Termination or Reduction of Commitments. At the Company's option and upon three (3) Business Days' prior written notice to the Administrator, the Company, without premium or penalty, may permanently: (a) terminate the Total Commitment upon payment in full of the Notes and
     (i) delivery to the Administrator of cash collateral (to be held in a cash collateral account pursuant to a cash collateral agreement satisfactory to the Administrator) in

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
     an amount equal to the then existing Stated Amount, plus any unreimbursed disbursements made under the Letter of Credit or (ii) the delivery to the Issuer of each Letter of Credit, marked "terminated" by the beneficiary, together with all accrued interest thereon to the date of such payment, and all Fees and other amounts then due the Banks hereunder and thereunder; or (b) reduce pro rata the Total Commitment of the Banks by an amount specified in such notice in integral multiples of $10,000,000 upon pro rata prepayment to each Bank of the outstanding principal amount of the Revolving Credit Note of such Bank in excess of the amount of the reduced Commitment, if any, of such Bank together with accrued interest on the amount so paid to the date of such payment; provided, that if the termination or reduction of any Commitment pursuant to this clause (b) requires the payment of a Eurodollar Loan or Bid Auction Advance, the termination or reduction of such Commitment may be made only on the last Business Day of the Interest Period applicable to such Eurodollar Loan or Bid Auction Advance. If any prepayment of a Eurodollar Loan or Bid Auction Advance is required or permitted by a Bank on a date other than the last Business Day of the Interest Period applicable thereto, the Company shall indemnify the Bank receiving any such prepayment in accordance with Section 1.17.

          (c) Termination of Commitments. The Commitments of the Banks to make Revolving Credit Loans and an Issuer to issue Letters of Credit shall terminate on the Maturity Date, or such earlier date as such Commitments may be terminated pursuant to the provisions of this Section 1.2 or
     Section 7.3.

     Section 1.3.  Making and Funding Revolving Credit Loans.

          (a) Procedures for Revolving Credit Loans. When the Company desires to borrow Revolving Credit Loans, or to select an interest rate option for an Interest Period for Revolving Credit Loans, the procedures set forth in this
     Section 1.3 shall apply. The Company shall give the Administrator at least three (3) Business Days' prior written notice in the case of a Eurodollar Loan, and notice on the same date in the case of a Domestic Loan (and the Administrator shall, in turn, promptly notify each of the Banks of each such notice). Such notice (individually a "Revolving Credit Election Notice" and collectively the "Revolving Credit Election Notices") shall specify: (a) the date of the proposed borrowing (which shall be a Business

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
     Day); (b) whether such proposed borrowing is to consist of Domestic Loans or Eurodollar Loans; (c) the Interest Period applicable to such Loans; and (d) the aggregate amount to be borrowed. All Revolving Credit Election Notices must be received by the Administrator before 10:00 a.m., Hartford, Connecticut time on the Business Day specified in the second sentence of this Section 1.3(a). Each borrowing of Revolving Credit Loans shall be (x) in the case of Domestic Loans, in an aggregate amount not less than $2,000,000 or in a greater integral multiple of $1,000,000, and (y) in the case of Eurodollar Loans, in an aggregate amount not less than $2,000,000 or in a greater integral multiple of $1,000,000. Except for Bid Auction Borrowings, each borrowing hereunder shall, to the extent that each Bank satisfies its obligations hereunder, be made from each Bank pro rata based upon such Bank's percentage of the Total Commitment. The Revolving Credit Loans of each Bank shall be evidenced by a promissory note payable to the order of such Bank and in the amount of the Commitment of such Bank, substantially in the form of Exhibit A attached hereto (individually a Revolving Credit Note and collectively the "Revolving Credit Notes"). The principal amount of each Revolving Credit Loan by each Bank and any repayment or permitted prepayment thereof shall be recorded by such Bank on either the schedule attached to such Bank's Revolving Credit Note or its books and records. The aggregate unpaid principal amount of Revolving Credit Loans set forth on such schedule or books and records shall be presumptive evidence of the principal amount owing and unpaid thereon. Within the limits of the Total Commitment, and subject to the terms and conditions hereof, the Company may borrow hereunder, prepay (but only to the extent permitted by this Agreement), and reborrow pursuant to Section 1.1 and Section 1.3 hereof until the Maturity Date. Notwithstanding any term to the contrary contained herein, any failure of any Bank or the Administrator to make any notation on a schedule to any Note or otherwise record a transaction in a timely fashion or to make correctly any such notation or recordation shall not affect or impair the validity of any Obligations.

          (b) Funding Revolving Credit Loans. Not later than 2:00 p.m. (Hartford, Connecticut time) on the date of the proposed borrowing of any Revolving Credit Loan, as specified in the applicable Revolving Credit Election Notice received by the Administrator in accordance with clause (a) above, each of the Banks will make available to the

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
     Administrator, in immediately available funds, at the Administrator's Funding Office, such Bank's percentage share of the Revolving Credit Loans to be loaned on such date. Upon receipt from such Bank of such amount, and subject to the provisions of Section 1.1 and upon fulfillment of the applicable conditions of Article III, the Administrator shall make available to the Company, in immediately available funds, at the Administrator's Funding Office, such amount of funds received from such Bank.

     Section 1.4.  Bid Auction Advances.

          (a) Generally. Each Bank severally agrees that the Company may request Bid Auction Borrowings under this
     Section 1.4 from time to time, on any Business Day after the date hereof and prior to the Maturity Date in the manner set forth below; provided that, after giving effect to the making of each Bid Auction Borrowing, the aggregate principal amount of all Revolving Credit Loans then outstanding plus the aggregate amount of all Letter of Credit Outstandings plus all Bid Auction Advances then outstanding shall not exceed the Total Commitment. All Bid Auction Advances shall be in Dollars. There shall be no Bid Auction Advances outstanding on or after the Maturity Date.

          (b) Notification of Bid Auction Borrowing. The Company shall request a Bid Auction Borrowing under this
     Section 1.4 by delivering to the Administrator, by 10:00 a.m. (Hartford, Connecticut time) at least one (1) Business Day prior to the date of the proposed Bid Auction Borrowing, a Bid Auction Election Notice. Such Bid Auction Election Notice shall specify the following:

               (i)  that such proposed borrowing is to be a Bid
          Auction Borrowing;

               (ii) the date of such proposed borrowing (which must be a Business Day);

               (iii)  the aggregate amount of such proposed
          borrowing;

               (iv)  the Interest Period for such proposed
          borrowing; and

               (v) any other terms to be applicable to such proposed borrowing.

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
     The Administrator shall promptly (and in any event by 5:00 p.m. Hartford, Connecticut time on the date of such receipt) notify each Bank by telecopier, of each request for a Bid
     Auction Borrowing received by it from the Company.

          (c)  Banks Response to Bid Auction Borrowing
     Notification. Each Bank, including the Administrator acting in its capacity as a Bank, may, if in its sole discretion it elects to do so, offer to make one or more Bid Auction Advances to the Company as part of such proposed Bid Auction Borrowing, by delivering to the Company a Bid Auction Offer by telecopy or telefacsimile, before 9:00 a.m. (Hartford, Connecticut time) on the date of the proposed borrowing specified in the Bid Auction Election Notice. Each such Bid Auction Offer shall include the following: (i) the minimum amount and maximum amount of each Bid Auction Advance that such Bank would be willing to make as part of such proposed Bid Auction Borrowing (which amounts may exceed such Bank's Commitment but may not exceed the then available Total Commitment); (ii) the rate of interest offered therefor; and
     (iii) the identity of the quoting Bank.

          (d) Company Acceptance or Rejection of Offers. The Company shall, in turn, before 10:30 a.m. (Hartford, Connecticut time) on the date of the proposed borrowing specified in the Bid Auction Election Notice, either:

               (i) cancel such Bid Auction Borrowing by giving the Administrator notice to that effect, or

               (ii) accept one or more of the offers made by any Bank or Banks pursuant to and in compliance with
          Section 1.4(c), in the Company's sole discretion, by delivering to the Administrator and such Bank or Banks a Bid Auction Acceptance. Each such Bid Auction Acceptance shall specify the date and amount of each Bid Auction Advance (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, as specified by such Bank for such Bid Auction Advance pursuant to Section 1.4(c)) to be made by each Bank as part of such Bid Auction Borrowing and the unused amount of the Total Commitment after giving effect to such Bid Auction Borrowing. In addition the Company shall reject any remaining offers made by any Bank or Banks pursuant to Section 1.4(c) by giving the Administrator and any such Bank or Banks notice to that effect.

          (e) Usage of Commitments. Upon each occasion that a Bid Auction Advance is made, and during the period such Bid Auction Advance is outstanding, each Bank's Commitment shall be deemed automatically utilized by an amount equal to the amount of such Bid Auction Advance multiplied by such Bank's percentage of the Total Commitment, regardless of the extent to which such Bank makes a Bid Auction Advance.

          (f) Funding Indemnity. If the Company notifies the Administrator that a Bid Auction Borrowing is canceled pursuant to Section 1.4(d)(i), the Administrator shall give prompt notice thereof to the Banks, and such Bid Auction Borrowing shall not be made. If the Company accepts one or more Bid Auction Advance offers made by any Bank or Banks, such acceptance shall be irrevocable and binding on the Company and, in respect of any Bid Auction Borrowing, the Company shall indemnify each Bank against any loss or expense incurred by such Bank as a result of any failure by the Company to fulfill, on or before the date specified for such Bid Auction Borrowing, the applicable conditions set forth in this Agreement, including, without limitation,
     (i) any loss or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain such Bid Auction Advance, and
     (ii) compensation as provided in Section 1.15.

          (g) Making Bid Auction Advances. Each Bank that is to make a Bid Auction Advance as part of any Bid Auction Borrowing shall, before 12:00 noon (Hartford, Connecticut time) on the date of such Bid Auction Borrowing specified in the Bid Auction Election Notice pursuant to Section 1.4(b), if all applicable conditions specified in Section 3.2 have been satisfied, make available to the Administrator at the Administrator's Funding Office, in immediately available funds, such Bank's portion of such Bid Auction Borrowing. After receipt by the Administrator of such funds, the Administrator will make such funds available to the Company at the Administrator's Funding Office.

          (h) Repayment at Maturity. The Company shall repay to the Administrator, for the account of each Bank which has made a Bid Auction Advance to the Company, the principal amount of such Bid Auction Advance on the last day of the Interest Period relating to such Bid Auction Advance. All Bid Auction Advances outstanding on the Maturity Date shall be absolutely and unconditionally due and payable on the Maturity Date.

          (i)  No Prepayment of Bid Auction Advances.  The
     Company shall not be permitted to prepay any Bid Auction
     Advance.

          (j) Bid Auction Notes. Each Bid Auction Advance from any Bank shall be evidenced by a grid promissory note of the Company payable to the order of the lending Bank, in substantially the form of Exhibit B hereto (individually a "Bid Auction Note" and collectively the "Bid Auction
     Notes").

     Section 1.5.  Letter of Credit Commitment.

          (a) Subject to the fulfillment of the applicable conditions of Article III, from time to time on any Business
     Day occurring from and after the Effective Date but prior to the Maturity Date, the Issuer will

               (i) issue one or more irrevocable standby Letters of Credit (it being acknowledged and agreed by the parties hereto that the Existing Letters of Credit are for all purposes of this Agreement and the other Credit Documents "Letters of Credit" issued pursuant to this Agreement) for the account of the Company or a Subsidiary Guarantor in the Stated Amount requested by the Company on such day; or

               (ii) extend the Stated Expiry Date of an existing (or Existing) Letter of Credit previously issued (or deemed to have been issued) under this Agreement to a date not later than the earlier of (x) the Maturity Date and (y) one year from the date of such extension provided that, no Issuer shall be permitted or required to issue any Letters of Credit if, after giving effect to the issuance of such Letter of Credit, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Total Commitment or (ii) the aggregate principal amount of all Revolving Credit Loans and Bid Auction Advances then outstanding plus all Letter of Credit Outstandings would exceed the Total Commitment.

          (b) Usage of Commitments. Upon each occasion that a Letter of Credit is issued (or deemed issued) hereunder, and during the period such Letter of Credit or Reimbursement Obligation remains outstanding, each Bank's Commitment shall be deemed automatically utilized by an amount equal to the amount of all Letter of Credit Outstandings multiplied by such Bank's percentage of the Total Commitment.

     Section 1.6.  Renewal or Conversion of Loans; Existing
Revolving Credit Loans.

          (a) Subject to all of the terms and conditions of this Agreement, including without limitation, the satisfaction of all the conditions set forth in Section 3.2 (except clause
     (a) thereof) to the making of any Revolving Credit Loan, the Company may, on any Business Day, renew any Eurodollar Loan or convert any Domestic Loan into a Eurodollar Loan or any Eurodollar Loan into a Domestic Loan before the Maturity Date, provided, that any renewal or conversion of a Eurodollar Loan may be made only at the expiration of the Interest Period for the Eurodollar Loan to be renewed or converted. If the Company desires to so renew a Eurodollar Loan or convert a Domestic Loan or a Eurodollar Loan, it shall give the Administrator written notice of such renewal or conversion not later than 10:00 a.m. (Hartford, Connecticut time), (i) in the case of conversions into Domestic Loans, on the date of such renewal or conversion, and (ii) in the case of renewals of or conversions into Eurodollar Loans, on the third Business Day prior to the date of such proposed renewal or conversion. Each such notice shall specify: (i) the date of such renewal or conversion; (ii) the specific Domestic Loan to be converted or Eurodollar Loan to be renewed or converted; (iii) the Domestic Loan or Eurodollar Loan which is to replace such Domestic Loan or Eurodollar Loan; and (iv) the Interest Period for any replacement Eurodollar Loan.

     Section 1.7.  Interest.

          (a)  Interest Rates on Loans.

               (i)  Revolving Credit Loans.  Each Revolving
          Credit Loan shall bear interest (from the date made through and including the date of payment in full) at a rate per annum equal to either: (A) in the case of Domestic Loans, the Base Rate plus any Applicable Margin for Domestic Loans; or (B) in the case of Eurodollar Loans, LIBOR plus any Applicable Margin for Eurodollar Loans.

               (ii) Bid Auction Advances. Each Bid Auction Advance shall bear interest (from the date made through and including the date of payment in full) at a rate per annum as determined in accordance with Section 1.4.

          (b) Calculation. Interest on Domestic Loans shall be calculated on the basis of a 365 or 366 day year (as applicable) and the actual number of days elapsed, and the interest rate with respect to any Domestic Loan shall change effective immediately upon any change in the Base Rate, without notice or demand to or upon the Company. Interest on Eurodollar Loans and Bid Auction Advances shall be calculated on the basis of a 360 day year and the actual number of days elapsed. Each determination of any interest rate by the Administrator pursuant to this Agreement or the Notes shall be conclusive and binding on the Company and each of the Banks in the absence of manifest error.

          (c) Interest Payments. Interest shall accrue on the entire principal of each Domestic Loan, each Eurodollar Loan and each Bid Auction Advance and shall be payable in arrears by the Company to the Administrator for the account of the Bank or Banks making such Advance as follows:

               (i)  Domestic Loans.  With respect to any Domestic
          Loan, on the last Business Day of each calendar quarter;

               (ii)  Eurodollar Loans.  With respect to any
          Eurodollar Loan, on the last day of the Interest Period for such Loan; provided that interest shall also be payable on the last day of the third (3rd) month for any Eurodollar Loan having a six (6) month Interest Period; and

               (iii) Bid Auction Advances. With respect to any Bid Auction Advance, on the last day of the Interest Period for such Bid Auction Advance; provided that interest shall also be payable every ninety (90) days for Bid Auction Advances with Interest Periods in excess of ninety (90) days.

     It is understood and agreed that the interest payable on the last day of an Interest Period in excess of 90 days shall be only of interest accrued after the 90th day of such Interest Period if interest accrued through such 90th day was paid on such 90th day, as provided herein.

          (d) Default Interest. Notwithstanding the foregoing, in the event any Event of Default occurs and is continuing, the Company shall pay, but only to the extent permitted by law, interest (after as well as before any judgment) on all Advances and Reimbursement Obligations at a rate per annum equal to the then applicable rate per annum pursuant to clause (a) of this Section 1.7 (in the case of any Loans), or the then applicable fee pursuant to clause (b) of Section
     1.13 (in the case of Letters of Credit and Reimbursement Obligations), as the case may be, plus a margin of two percent (2%).

     Section 1.8. Interest Periods. Each Interest Period relating to any Eurodollar Loan shall be for such duration of 1, 3 or 6 months as shall be selected by the Company in compliance with the provisions of this Article I. Each Interest Period relating to any Bid Auction Advance shall be for such duration of 7 to 180 days as shall be selected by the Company in compliance with the provisions of this Article I. Any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day. Each Interest Period for any Eurodollar Loan or Bid Auction Advance made, converted or renewed prior to the Maturity Date must end on or prior to the Maturity Date. Any Interest Period for a Eurodollar Loan which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall end on the last day of such calendar month (or the next preceding Business Day if such last day is not a Business Day). Interest periods for Domestic Loans shall be for such duration as shall be selected by the Company, not to extend beyond the Maturity Date.

     Section 1.9. Letters of Credit Issuance Procedures. By delivering to the Administrator a Letter of Credit Election Notice on or before 10:00 a.m. (Hartford, Connecticut time), on a Business Day, the Company may, from time to time request, on not less than three (3) nor more than ten (10) Business Days' notice, in the case of an initial issuance of a Letter of Credit, and not less than three (3) days prior notice, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit in such form as may be requested by the Company and approved by the Issuer. Each Letter of Credit shall be in Dollars and shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than one week prior to the Maturity Date.

     Section 1.9.1. Other Banks' Participation. Upon the issuance of each Letter of Credit issued by an Issuer under this Agreement (including each Existing Letter of Credit) or upon any extension of any Stated Expiry Date of any Letter of Credit, and without further action, each Bank (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its pro rata Commitment to make Revolving Credit Loans, a participation interest in such Letter of Credit (including any Reimbursement Obligation with respect thereto), and such Bank shall, to the extent of its Commitment, be responsible for reimbursing promptly (and in any event within one (1) Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Company in accordance with Section 1.9.3. In addition, such Bank shall, to the extent of its pro rata Commitment to make Revolving Credit Loans, be entitled to receive a ratable portion of the Letter of Credit Fees payable pursuant to Section 1.13(c) with respect to each Letter of Credit and of interest payable pursuant to Section 1.7 with respect to any Reimbursement Obligation. To the extent that any Bank has reimbursed any Issuer for a Disbursement as required by this Section, such Bank shall be entitled to receive its ratable portion of any amounts subsequently received (from the Company or otherwise) in respect of such Disbursement.

     Section 1.9.2. Disbursements. The Issuer will notify the Company and the Administrator promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 11:00 a.m. (Hartford, Connecticut time), on the first Business Day following the Disbursement Date, the Company will reimburse the Administrator, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the highest rate per annum then in effect pursuant to Section 1.7 for the period from the Disbursement Date through the date of such reimbursement.

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
     Section 1.9.3. Reimbursement. The Company's obligation (the "Reimbursement Obligation") under Section 1.9.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Company to reimburse the Issuer, each Bank's obligation under Section 1.9.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company or such Bank, as the case may be, may have or have had against the Issuer or any such Bank, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Company or such Bank, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of such Issuer.

     Section 1.9.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default of the type described in Section 7.1(f) or, with notice from either of the Co-Administrative Agents, upon the occurrence and during the continuation of any other Event of Default,

          (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding for the account of the Company or a Subsidiary Guarantor shall, without demand upon or notice to the Company or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

          (b)  upon notification by either of the
     Co-Administrative Agents to the Company of its obligations under this Section, the Company shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer.

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
Any amounts so payable by the Company pursuant to this Section
1.9.4 (the "Deemed Disbursement Amount") shall be deposited in cash with the Administrator and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuers. At such time when the Defaults or Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrator shall return to the Company the Deemed Disbursement Amount, less any amount thereof applied to the Obligations, together with accrued interest at the Federal Funds Rate, which have not been applied to the partial satisfaction of such Obligations.

     Section 1.9.5. Nature of Reimbursement Obligations. The Company and, to the extent set forth in Section 1.9.1, each Bank shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or wilful misconduct) shall not be responsible for:

          (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

          (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

          (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

          (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

          (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

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
None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Bank. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Company and each such Bank, and shall not put such Issuer under any resulting liability to the Company or any such Bank, as the case may be.

     Section 1.10.  Repayments and Prepayments of Principal of
Loans and Letters of Credit; Pro Rata Treatment; Application of
Prepayments.

          (a) The entire principal of each of the Revolving Credit Notes and the Bid Auction Notes outstanding on the Maturity Date, together with all accrued unpaid interest thereon, shall be absolutely due and payable on the Maturity Date. All the other Obligations shall, if not sooner paid, become and be absolutely due and payable by the Company on the Maturity Date.

          (b) On the last day of each Interest Period for each Eurodollar Loan and each Bid Auction Advance, the Company shall pay all principal, interest and other amounts then outstanding in respect of such Eurodollar Loan or such Bid Auction Advance. Such payment may be made with the proceeds of a new or replacement Domestic Loan, Eurodollar Loan or Bid Auction Advance, to the extent then available, pursuant to all of the terms and limitations of this Agreement.

          (c) In no event shall the aggregate outstanding principal amount of the Revolving Credit Loans and Bid Auction Advances together with all Letter of Credit Outstandings at any time exceed the Total Commitment at such time, as such Total Commitment may be reduced from time to time in accordance with the provisions hereof. Accordingly, upon any such reduction in the Total Commitment, the Company agrees to prepay so much of the Revolving Credit Loans (or cash collateralize the Stated Amount) as may be necessary so that the aggregate outstanding principal amount of the Revolving Credit Loans, Bid Auction Advances and Letter of Credit Outstandings will not exceed the Total Commitment, as so reduced. For the avoidance of any doubt, the parties hereto acknowledge and agree that, as used in this Agreement, Revolving Credit Loans do not include Bid Auction Advances.

          (d)  Upon certain sales of assets described in
     Section 5.6, the Company shall prepay all or a portion of the Loans in accordance with the provisions of such
     Section 5.6.

          (e) The Company may, at its option, subject to the provisions of Section 1.17, prepay without premium, Domestic Loans, in whole or in part, on the following conditions:
     (i) the Company shall give to the Administrator and each of the Banks written notice of any prepayment of Domestic Loans not later than 10:00 a.m., Hartford, Connecticut time, on the Business Day on which such prepayment is to be made;
     (ii) each prepayment shall be in a minimum amount of $2,000,000 and an integral multiple of $1,000,000; and
     (iii) each prepayment must be made to the Administrator for disbursement pro rata to each of the Banks. Such notice of prepayment shall be irrevocable and shall specify the date of any such prepayment and the aggregate principal amount to be prepaid pursuant to this clause (e) on such date.
     Subject to the provisions of the next sentence, the Banks may, but shall not be obligated to, permit the Company to prepay Eurodollar Loans and/or Bid Auction Advances. If any Eurodollar Loan or Bid Auction Advance is prepaid, the Company shall indemnify each Bank in accordance with
     Section 1.17 hereof.

          (f)  Except for payments in respect of Bid Auction
     Borrowings, each payment of principal of borrowings hereunder shall be made to each Bank pro rata based upon its percentage of the aggregate outstanding amount of the Loans at the time of such payment.

          (g) Each payment of principal of or interest on any Bid Auction Advance shall be made to the Administrator for the benefit of the Bank which has made such Bid Auction Advance, regardless of such Bank's pro rata percentage of the Total Commitment, except that if any amounts are due and payable upon any Revolving Credit Loans at the time of any such payment of a Bid Auction Advance, then such payment shall be made through the Administrator to each Bank based on each Bank's pro rata share of the total outstanding principal balance of all Loans and Bid Auction Advances.

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
          (h) Any partial payment of the Obligations under or in respect of any Note shall be applied by the Bank holding such Note (i) first, to the payment of all of the interest which shall be due and payable on the principal of such Note at the time of such partial payment, (ii) then, to the payment of all (if any) other amounts (except principal) due and payable under such Note at such time, and (iii) finally, to the payment of principal of such Note.

          (i) Each payment in respect of any Letter of Credit or Reimbursement Obligation in respect thereof and each payment of Fees payable to all of the Banks and each payment in respect of a permanent reduction of the Total Commitment shall be made to the Administrator for prompt distribution to each Bank pro rata based upon its percentage of the Total Commitment. Each payment of Fees payable to either of the Co-Administrative Agents or any Issuer hereunder or in connection herewith shall be made directly to such Co-Administrative Agent or such Issuer.

     Section 1.11.  Payments and Computations.

          (a) Notwithstanding anything in this Agreement to the contrary, each payment payable by the Company to the Administrator, any Co-Administrative Agent, any Bank or any Issuer under this Agreement, the Notes, any Letter of Credit, any Subsidiary Guarantee or any other Credit Document shall be made directly to the Administrator (unless such payment is in respect of any Fees payable by the Company to either of the Co-Administrative Agents (including in such Co-Administrative Agent's capacity as an Issuer hereunder), in which case such payment shall be made directly to such Co-Administrative Agent), in Dollars at the Administrator's Funding Office (or, with respect to such Co-Administrative Agent, at such office as notified to the Company by it), not later than 2:00 p.m., Hartford, Connecticut time, on the due date of each such payment and in immediately available funds. The Administrator will promptly distribute to each Bank in immediately available funds by wire transfer such Bank's share (if any) of each such payment received by the Administrator.

          (b) If any sum would, but for the provisions of this clause (b), become due and payable to the Administrator, any Co-Administrative Agent, any Bank or any Issuer by the Company under this Agreement, any Note, any Letter of Credit, any Subsidiary Guarantee or any other Credit

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
     Document on any day which is not a Business Day, then such sum shall become due and payable on the Business Day next succeeding the day on which such sum would otherwise have become due and payable hereunder or thereunder, and interest payable to the Administrator, such Co-Administrative Agent, such Bank or such Issuer under this Agreement, any Note, any Letter of Credit, any Subsidiary Guarantee or any other Credit Document shall be adjusted by the Administrator (or such Co-Administrative Agent, as the case may be) accordingly.

     Section 1.12.  Payments to be Free of Deductions.

          (a) Each payment payable by the Company to the Administrator, any Co-Administrative Agent or any Bank under this Agreement or any other Credit Document shall be made in accordance with Section 1.11 hereof, in Dollars, without set-off or counterclaim and free and clear of and without any deduction of any kind.

          (b) Each Bank that is not organized under the laws of the United States or any state thereof (a "Foreign Bank") shall provide to the Company and the Administrator on or prior to the Effective Date in the case of each Foreign Bank signatory hereto, on the date of any assignment pursuant to which it becomes a Bank in the case of each other Foreign Bank, and at such other times as required by United States law or as the Company or the Administrator shall reasonably request (if either such form is applicable), two duly completed signed copies of either (A) Internal Revenue Service Form 4224 (or any successor form), certifying that all payments to be made to such Foreign Bank under this Agreement or any Note will be effectively connected to a United States trade or business (a "Form 4224 Certification") or (B) Internal Revenue Service Form 1001 (or any successor form), certifying that such Foreign Bank is entitled to the benefits of a provision of a tax convention or treaty to which the United States is a party which exempts from United States withholding tax, in whole, all payments to be made to such Foreign Bank under this Agreement or any other Credit Document (a "Form 1001 Certification"). In addition, each Foreign Bank agrees that if such Foreign Bank previously filed a Form 1001 Certification it shall deliver to the Company and the Administrator a new Form 1001 Certification prior to the

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
     first payment date falling in the third year following the previous filing of such Form 1001 Certification; and if such Foreign Bank previously filed a Form 4224 Certification it shall deliver to the Company and the Administrator a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years. Each Foreign Bank shall also deliver to the Company and the Administrator, to the extent applicable, such other additional or supplemental forms as may at any time be required as a result of changes in applicable law, rule, regulation or treaty or the circumstances of such Foreign Bank in order to confirm or maintain in effect its entitlement to an exemption from United States withholding tax on any payments hereunder; provided, that the circumstances of such Foreign Bank at the relevant time and applicable law permit it to do so. If a Foreign Bank determines, as a result of (1) applicable law, rule, regulation, treaty, or any official application thereof, or
     (2) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 1.12(b), or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Company and the Administrator of such fact (a "Withholding Notice"). In the event that the withholding or deduction from any payment to be made by the Company hereunder is required in respect of any taxes (excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts) pursuant to any applicable law, rule or regulation, then the Company will pay the full amount required to be deducted or withheld to the United States Internal Revenue Service or other applicable Governmental Authority within the time allowed for such payment under applicable law and deliver to the Administrator and the Banks within thirty (30) days after it has made such payment either (x) a receipt issued by such Governmental Authority evidencing its receipt of such payment, or (y) if the Company cannot obtain such a receipt after using reasonable diligence under the circumstances, a certificate duly executed by a principal financial officer of the Company stating the amount and date of such payment and the Bank to which it relates. In the event such taxes are directly asserted against the Administrator or any Bank with respect to any payment received by the Administrator or such Bank hereunder, the Administrator or such Bank may pay such taxes and the Company will promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by such

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
     person after the payment of such taxes (including any taxes on such additional amount) shall equal the amount such person would have received had not such taxes been asserted. If the Company fails to pay any taxes when due to the appropriate taxing authority or fails to remit to the Administrator, for the account of the respective Banks, the receipt required by clause (x) above or certificate required by clause (y) above, the Company shall indemnify each of the Banks for any incremental taxes (excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts), interest or penalties that may become payable by any Bank as a result of any such failure.

     Section 1.13.  Fees.

          (a) Facility Fee. The Company shall pay to the Administrator, for the benefit of the Banks, on the first
     (1st) Business Day of each calendar quarter in arrears and on the Termination Date (each, a "Facility Fee Payment Date"), a facility fee (the "Facility Fee"). Each payment of the Facility Fee shall be in the amount equal to (i) the Applicable Margin for the Facility Fee then in effect, multiplied by (ii) the average daily amount of the Total Commitment during the period commencing on the most recent prior "Facility Fee Payment Date" under (and as defined in) the Existing Credit Agreement and ending on the day before the current Facility Fee Payment Date. The Facility Fee shall be calculated on the basis of a 365 or 366 day year (as applicable) and the actual number of days elapsed. The Administrator shall promptly disburse the Facility Fee to each of the Banks in accordance with their respective percentage shares of the Total Commitment.

        (b) Co-Administrative Agents' Fees. The Company agrees to pay to each of the Co-Administrative Agents, solely for the account of such Co-Administrative Agent, certain fees ("Agents' Fees"), in the amounts and at the times heretofore agreed to between such Co-Administrative Agent and the Company in connection herewith.

          (c) Letter of Credit Fee. The Company agrees to pay to the Administrator, for the pro rata account of the Issuer and each other Bank, with respect to each Letter of Credit, a Letter of Credit fee ("Letter of Credit Fee") in an amount equal to the then Applicable Margin on Eurodollar Loans applicable to Revolving Credit Loans multiplied by the

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
     Stated Amount of each such Letter of Credit, such fees being payable on the first (1st) Business Day of each calendar quarter in arrears and on the Termination Date. The Company further agrees to pay to the Issuer on the date of issuance of each Letter of Credit an issuance fee in an amount mutually agreed upon by the Issuer and the Company.

     Section 1.14. Use of Proceeds. The Company represents that the proceeds of all Revolving Credit Loans and all Bid Auction Advances made hereunder and all Letters of Credit issued hereunder shall be used for general corporate purposes including acquisitions by the Company, in compliance with this Agreement. The Company further represents, warrants and covenants that the proceeds of all Revolving Credit Loans and all Bid Auction Advances and all Letters of Credit shall not be used by it in any manner which would result in a violation by any Person of Regulation U or X of the F.R.S. Board, 12 C.F.R. Parts 221 and 224.

     Section 1.15. Illegality. Notwithstanding any other provisions hereof, if any applicable law, regulation or directive of any Governmental Authority, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Bank to make or maintain Eurodollar Loans, (i) the obligation of such Bank to make such Loans shall terminate, and (ii) the Company shall, if any such Loans are then outstanding, promptly upon request from such Bank, either pay all such Loans (together with interest accrued thereon) made by such Bank either in cash or with the proceeds of a replacement Domestic Loan. If any such payment or replacement of Eurodollar Loans is made on a day that is not the last Business Day of the Interest Period applicable to such Loans, the Company shall pay such Bank all amounts required by Section 1.15(a).

     Section 1.16.  Increased Costs; Capital Adequacy;
Suspensions of Eurodollar Loans.

          (a) Increased Costs Relating to Credit Facilities. In the event that applicable law, treaty or regulation or directive from any Governmental Authority, or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or Governmental Authority, shall: (i) subject any Bank to any tax of any kind whatsoever with respect to this

                              -23-
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
     Agreement or any Eurodollar Loan or Bid Auction Advance, or subject any payment made by the Company to any Bank in respect of principal, Fees, interest or any other amount payable hereunder to any tax of any kind whatsoever (excluding franchise taxes and taxes imposed on or measured by any Bank's net income or receipts); (ii) impose, modify or hold applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of any Bank, including pursuant to Regulations of the F.R.S. Board; or (iii) impose on any Bank any other condition with respect to this Agreement, any Note, any other Credit Document, or any of the Loans or Bid Auction Advances hereunder, and the result of any of the foregoing is (x) to increase the cost to such Bank of making, renewing or maintaining its Eurodollar Loans or Bid Auction Advances (or any part thereof) by an amount that such Bank deems, in such Bank's reasonable good faith judgment, to be material or (y) to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Eurodollar Loans or Bid Auction Advances by an amount that such Bank deems to be material in such Bank's reasonable good faith judgment or (z) to require any Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Administrator or any Bank from the Company hereunder, then, in any case, to the maximum extent permitted by applicable law, the Company shall promptly pay such Bank, upon its demand, such additional amount as will compensate such Bank for such additional costs, reduction, payment or foregone interest, as the case may be (collectively the "Additional Costs").

          (b) Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Bank or any corporation controlling any Bank, and such Bank determines (in its reasonable judgment) that the rate of return on its capital as a consequence of its Commitment (including its issuance of or participation

                              -24-
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
     in, as the case may be, Letters of Credit) or the Loans or the Bid Auction Advances made by such Bank is reduced to a level below that which such Bank could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Bank to the Company, the Company shall immediately pay directly to such Bank additional amounts sufficient to compensate such Bank for such reduction in rate of return. In determining such amounts, such Bank will use reasonable methods of averaging and attribution. The Company may, however, avoid paying such amounts for future rate of return reductions if, within the maximum borrowings permitted herein, the Company borrows such amounts as will cause the Bank to avoid any such future rate of return reductions which would otherwise be caused by such changed capital adequacy requirements or the Company agrees to a reduction in the Total Commitment to achieve the same result.

          (c) If, with respect to any Interest Period, deposits in Dollars (in the applicable amounts) are not being offered to the Administrator in any LIBOR Market for such Interest Period, or the Administrator or the Majority Banks otherwise determine (which determination shall be binding and conclusive on the Company) that by reason of circumstances affecting the LIBOR Market, adequate and reasonable means do not exist for ascertaining LIBOR, then the Administrator shall promptly notify the Company and the Banks thereof and, so long as such circumstances shall continue, (i) no Bank shall thereafter have any obligation to fund or make available Eurodollar Loans and (ii) on the last day of the current Interest Period for any Eurodollar Loans, such Loans shall, unless then repaid in full, automatically convert to Domestic Loans.

     Section 1.17.  Certain Indemnities.

          (a) Payment. The Company agrees to indemnify each Bank and to hold each Bank harmless against and from any loss, costs (including the increased costs referred to in Section 1.16 above) or expenses that it may sustain or incur as a direct consequence of (i) any prepayment of the principal of or interest on any Eurodollar Loan or Bid Auction Advance or (ii) any failure by the Company to complete a borrowing, prepayment, issuance, extension or replacement of or to a Domestic Loan, a Eurodollar Loan, a Letter of Credit or Bid Auction Advance after notice thereof has been given or after telephone notice has been given and

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
     is not followed by written notice or is followed by written notice that differs in any respect from the telephonic notice or (iii) any failure by the Company to pay, punctually on the due date thereof, any amount payable to the Administrator, either of the Co-Administrative Agents or any Bank or any Issuer under this Agreement, any Note, any Letter of Credit, or any other Credit Document or (iv) the acceleration, in accordance with the terms of this Agreement, of the time of payment of any of the Obligations. Such losses, costs or expenses shall include, but shall not be limited to, (x) any costs incurred by any Bank in carrying funds which were to have been borrowed by the Company or in carrying funds to cover any overdue principal, overdue interest or any other overdue sums payable by the Company to the Administrator, either of the Co-Administrative Agents or any Bank or any Issuer under this Agreement, any Note, any Letter of Credit, or any other Credit Document,(y) any interest payable by any Bank to the lenders of the funds borrowed by it in order to carry the funds referred to in the immediately preceding clause (x), and (z) any losses (but excluding losses of anticipated profit) incurred or sustained by any Bank in liquidating or re-employing funds acquired from third parties to make, fund or maintain all or any part of any Loan, Letter of Credit or Bid Auction Advance. Each Bank and each Issuer shall use reasonable efforts to mitigate all such losses, costs or expenses.

          (b) Additional Indemnity. The Company agrees to indemnify and hold each of the Indemnified Parties free and harmless from and against any and all Liabilities.

     Section 1.18. Bank Wires to the Company. All transfers by the Administrator to the Company shall be effected by federal wire transfer of immediately available funds to Account Number 0019 5213 of Kaman Corporation maintained at Fleet National Bank, unless specifically instructed otherwise in writing by the Company to the Administrator.

     Section 1.19. Administrator or Bank Certificate. A certificate signed by an authorized employee of the Administrator, either of the Co-Administrative Agents, any Bank or any Issuer, setting forth any amount required to be paid by the Company to the Administrator, such Co-Administrative Agent, such Bank or such Issuer pursuant to Section 1.7, Section 1.15,
Section 1.16 or Section 1.17 and the computations made by the Administrator, such Co-Administrative Agent, such Bank or such Issuer to determine such amount, shall be submitted by the

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
Administrator, such Co-Administrative Agent, such Bank or such Issuer to the Company in connection with each demand made at any time by the Administrator, such Co-Administrative Agent, such Bank or such Issuer upon the Company under the foregoing Sections. Any such certificate submitted pursuant to
Section 1.15 or Section 1.16 shall, absent manifest error, constitute conclusive evidence as to the amount owed pursuant to such Section.

     Section 1.20. Interest Limitation. Notwithstanding any other term of this Agreement, any Note or any other Credit Document, the maximum amount of interest which may be charged to or collected from any Person liable hereunder, under any Note or under any other Credit Document by the Banks shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest (the "Maximum Rate") which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of Section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C.
Section 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor the Maximum Rate, and any term of this Agreement or any Note or any other Credit Document which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this clause. If, in any month, the effective interest rate on any amounts owing pursuant to this Agreement or the Notes or any other Credit Document, absent the Maximum Rate limitation contained herein, would have exceeded the Maximum Rate, and if in the future month, such effective interest rate would otherwise be less than the Maximum Rate, then the effective interest rate for such month shall be increased to the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate.


                            ARTICLE II
                  REPRESENTATIONS AND WARRANTIES

     In order to induce the Banks, each Issuer and the Co-Administrative Agents to amend and restate the Existing Credit Agreement as provided in this Agreement and enter into this Agreement and to make extensions of credit hereunder, the Company represents and warrants to each of the Co-Administrative Agents and each Bank that:

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
     Section 2.1. Due Organization; Good Standing; Qualification. The Company and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, except where a Subsidiary's failure to be in good standing would not have a Material Adverse Effect. Each of the Company and its Subsidiaries has all requisite corporate power, authority, licenses, consents, approvals and the like required to own and operate its respective properties (except where the failure to do so would not have a Material Adverse Effect) and to carry on its respective business as presently conducted, and each is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction wherein the character of the properties owned or leased by it therein or in which the transaction of its respective business therein makes such qualification necessary except where failure to comply with any of the foregoing would not have a Material Adverse Effect.

     Section 2.2. Due Authorization; No Conflicts. The execution, delivery and performance by the Company of this Agreement, the Notes and each other Credit Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Subsidiary Guarantee, the Affirmation and Consent and each other Credit Document executed or to be executed by it, and the Company's authority to make the borrowings and obtain the other extensions of credit contemplated thereby, have been duly authorized by all necessary corporate or other action on the part of the Company or each such other Obligor. Such execution, delivery, and performance by the Company and each such other Obligor, and the making by the Company of the borrowings and the obtaining of the other extensions of credit contemplated hereby, do not and will not (a) contravene any provision of the Company's or such other Obligor's Governing Documents, (b) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in the creation of any Lien upon any of the property of the Company or such other Obligor, under any agreement, trust, deed, indenture, mortgage or other instrument to which the Company or such other Obligor is a party or by which the Company or such Obligor or any of their respective properties is bound or affected, or (c) require any waiver, consent or approval by any creditors, shareholders, or public authority.


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     Section 2.3.  Binding Agreements.  This Agreement
constitutes, the Notes and each other Credit Document, when issued and delivered pursuant hereto for value received shall constitute, the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally; and each Subsidiary Guarantee, the Affirmation and Consent and each other Credit Document executed pursuant hereto by each other Obligor shall, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, except as enforcement may be limited by principles of equity, bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally.

     Section 2.4. Subsidiaries; Maintenance of Subsidiary Guarantee. (a) All of the issued and outstanding shares of capital stock of each Subsidiary of the Company which is owned by the Company or a Subsidiary of the Company, has been validly issued and is fully paid and nonassessable and is free and clear of any Lien. No rights to subscribe for additional shares of stock of any Subsidiary have been granted.

     (b) Since the "Effective Date" under (and as defined in) the Existing Credit Agreement and on and at all times following the Effective Date, the Co-Administrative Agents and the Banks have the full credit support of Subsidiary Guarantees, guaranteeing in full the payment of all Obligations of the Company hereunder and under or in respect of each other Credit Document, executed by such Subsidiary Guarantors which, collectively, and taken together with the Company,

          (i) account for at least 80% of the consolidated domestic gross revenues of the Company, or

          (ii) have assets which represent at least 80% of the consolidated domestic gross assets of the Company,

in each case, as determined by reference to the financial statements delivered by the Company to the Co-Administrative Agents and the Banks, for the four most recently preceding, consecutive fiscal quarters, pursuant to Section 2.6 or Section 4.1, as the case may be.


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
     Section 2.5. No Defaults. No Default or Event of Default is continuing.

     Section 2.6. Financial Statements. The Company has furnished to each of the Banks: (a) the audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1996, and the related consolidated statements of income, cash flows and shareholders' equity of the Company and its Subsidiaries for the fiscal year ended December 31, 1996, certified by KPMG Peat Marwick, LLP, certified public accountants, and (b) the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at June 30, 1996, September 30, 1996, December 31, 1996 and as of March 31, 1997 and related consolidated and consolidating statements of income, cash flows and shareholders' equity for the three (3) months ended September 30, 1996, December 31, 1996 and March 31, 1997, in each case certified by the president or principal financial officer of the Company. Such balance sheets and statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods specified and present fairly the financial condition and results of operations of the Company and its Subsidiaries as at the dates and for the periods indicated. The balance sheets referred to in this Section 2.6 and the notes thereto disclose all material liabilities, direct or contingent, known to the Company and its Subsidiaries as of the dates thereof.

     Section 2.7. No Material Adverse Changes. Since December 31, 1996, there has been no change in the business, assets, operations, prospects, liabilities or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, other than changes the effect of which have not had a Material Adverse Effect.

     Section 2.8. No Material Litigation. No action, suit, investigation or proceeding is pending or known to be threatened by or against or affecting the Company or any of its Subsidiaries or any of their respective properties or rights before any Governmental Authority (a) which involves this Agreement, the Notes or any other Credit Document or (b) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate, result in a Material Adverse Effect.

     Section 2.9.  True Copies of Governing Documents.  The
Company has furnished or caused to be furnished to each of the Co-Administrative Agents true and complete copies of all of its Governing Documents.

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
     Section 2.10. Compliance with Environmental Laws. To the best of the Company's knowledge and belief, the Company and each of its Subsidiaries is in substantial compliance with all material provisions of applicable Environmental Laws and all judgments, orders and decrees relating thereto and binding upon the Company or any of its Subsidiaries, except where failure to be in compliance would not have a Material Adverse Effect.

     Section 2.11. Liens. The aggregate principal amount of indebtedness for borrowed money of the Company and its Subsidiaries, on a consolidated basis, which is secured by Liens on assets of the Company or any of its Subsidiaries, is less than or equal to $25,000,000.

     Section 2.12. Compliance With ERISA. The Company and each of its Subsidiaries is in substantial compliance with all material provisions of ERISA.

     Section 2.13.  Existing Credit Agreement.  As of the
Effective Date, no "Obligations" under (and as defined in) the Existing Credit Agreement are due and payable, and no Default or "Event of Default" under (and as defined in) the Existing Credit
Agreement has occurred and is continuing.

     Section 2.14. Ownership of Properties. The Company and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal (except where the failure to so own such properties or assets, or have such title, would not have a Material Adverse Effect), free and clear of all Liens, except as permitted pursuant to Section 5.1.

     Section 2.15. Taxes. Except for taxes the payment of which is being diligently contested in good faith after the establishment of any reserves required by GAAP, consistently applied, the Company and each of its Subsidiaries has filed all tax returns and reports required by law to have been filed by it and has paid or caused to be paid all taxes, assessments and governmental charges of every kind thereby shown to be owing which would, in the aggregate, if not paid, be material as to the Company and its Subsidiaries when taken as a whole or be reportable under the Securities Exchange Act or required under FASB Standards to be disclosed on the Company's consolidated audited financial statements.

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
     Section 2.16. Regulations G, U and X. Neither the Company nor any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans or Advances, nor any Letters of Credit, will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     Section 2.17. Investment Company Act; Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 2.18. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of the Company or any other Obligor in writing to the Administrator, any Co-Administrative Agent, any Bank or any Issuer for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Company or any other Obligor to the Administrator, any Co-Administrative Agent, any Bank or any Issuer will be, true and correct in every material respect on the date as of which such information is dated or certified and as of the date of execution and delivery of this Agreement by the Company, the Administrator, the Co-Administrative Agent, and the Banks, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which such information is furnished and, in the case of projections on the basis of reasonable assumptions made in good faith as disclosed in the Credit Documents.



                              -32-
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
                           ARTICLE III
                   CONDITIONS TO EFFECTIVENESS
                    AND CONDITIONS OF LENDING

     Section 3.1. Conditions of Loans. The obligation of any Issuer to issue any Letter of Credit and the obligation of each Bank to make Revolving Credit Loans or to consider making any Bid Auction Advance under this Agreement is subject to the satisfaction of each of the following conditions precedent at the time of the execution of this Agreement:

          (a) Execution of this Agreement, the Notes, the Subsidiary Guarantee and each other Credit Document. This Agreement, a Subsidiary Guarantee executed by Kaman Aerospace International Corporation, a Connecticut corporation, and each of the other Credit Documents required to be delivered on the Effective Date shall have been duly and properly authorized, executed and delivered to the Co-Administrative Agents by the respective party or parties thereto and shall be in full force and effect on and as of the Effective Date. Executed original counterparts of this Agreement shall have been delivered to the Co-Administrative Agents.

          (b) Affirmation and Consents in Respect of the Subsidiary Guarantees. The Co-Administrative Agents shall have received from each Subsidiary that executed a Subsidiary Guarantee pursuant to the Existing Credit
     Agreement an Affirmation and Consent.

          (c) Evidence of Corporate Action; Certified Copies of Governing Documents. The Co-Administrative Agents shall have received certified copies of: (i) all corporate action taken by the Company and each such other Obligor to authorize the execution, delivery and performance of this Agreement, each Subsidiary Guarantee, the Affirmation and Consent and each other Credit Document, and the borrowings and other extensions of credit to be made hereunder;
     (ii) all the Company's Governing Documents; (iii) all the Governing Documents of each other Obligor; and (iv) such other papers as either of the Co-Administrative Agents may reasonably require.

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          (d)  Proceedings and Documents.  All corporate,
     governmental and other proceedings in connection with the transactions contemplated by this Agreement and all instruments and documents incidental thereto (including, but not limited to, those to be delivered pursuant to the provisions of this Article III), shall be in form and substance satisfactory to the Co-Administrative Agents, and the Co-Administrative Agents shall have received all such counterpart originals or certified or other copies of all such instruments and documents as either of the Co-Administrative Agents shall have reasonably requested.

          (e) Opinion of Counsel. The Co-Administrative Agents shall have received an opinion addressed to the Banks, the Administrator and each of the Co-Administrative Agents from Candace A. Clark, Esq., counsel for the Company, in or substantially in the form of Exhibit L attached hereto dated the Effective Date and accompanied by such supporting documents as either of the Co-Administrative Agents may reasonably require.

          (f)  Closing Fees, Expenses, etc.  Each
     Co-Administrative Agent shall have received for its own account, or for the account of each Bank or such other Person, as the case may be, all fees, costs and expenses due and payable pursuant to Section 1.13 and Section 10.1.

     Section 3.2. Conditions of Each Loan and Bid Auction Advance. The obligation of any Issuer to issue any Letter of Credit and the obligation of each Bank to make any Revolving Credit Loan or to consider making any Bid Auction Advance is subject to the satisfaction, at the time such Advance is to be made or such Letter of Credit is to be issued, of each of the following conditions precedent:

          (a) Notice of Borrowing. The Company shall have duly and timely given to the Administrator a Letter of Credit Election Notice, a Revolving Credit Election Notice or a Bid Auction Election Notice, as the case may be, required by this Agreement in connection with such Letter of Credit, such Revolving Credit Loan or such Bid Auction Advance.
     Such Letter of Credit Election Notice, Revolving Credit Election Notice or Bid Auction Election Notice, as the case may be, and the delivery thereof, without more, shall constitute certification by the Company as to the matters set forth in clauses (c) and (d) below.

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          (b)  Legality of Transactions.  It shall not be
     unlawful for the Company or any other Obligor to perform any of its agreements or obligations under this Agreement, any of the Notes, any of the Subsidiary Guarantees or any of the other Credit Documents.

          (c) Performance; No Default. The Company and each other Obligor shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement, the Notes, each of the Subsidiary Guarantees and each of the other Credit Documents. Both before and after giving effect to any Advance, no Default or Event of Default shall have occurred and be continuing.

          (d) Representations and Warranties. Each of the representations and warranties made by the Company and each other Obligor in this Agreement or any other Credit Document shall have been true and correct in all material respects when made and shall for all purposes of this Agreement, be deemed repeated on and as of the date of any application by the Company for any Advance hereunder and on the date of making such Advance and shall be true and correct in all material respects on and as of each of such dates.


                            ARTICLE IV
                      AFFIRMATIVE COVENANTS

     The Company covenants and agrees with each of the Co-Administrative Agents, each Issuer and each of the Banks that, so long as any Commitments remain in effect and until such later date as all the Obligations are paid in full in cash, unless the Majority Banks otherwise consent in writing, the Company shall and shall cause each of its Subsidiaries to:

     Section 4.1. Financial Statements; Notice of Events of Default. Deliver to each of the Co-Administrative Agents and each of the Banks and Issuers: (a) within sixty (60) days after the close of each of the first three quarters of each fiscal year of the Company and within one hundred twenty (120) days after the close of each fiscal year of the Company, the consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the close of each such period and consolidated and consolidating statements of income, cash flows and shareholders' equity for such period, prepared in conformity with GAAP, applied

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on a basis consistent with that of the preceding period or
containing disclosure of the effect on financial position or results of operations of any change in the application of GAAP during the period, and certified by the president or a principal financial officer of the Company as accurate, true and correct in all material respects; (b) together with each such balance sheet, a Compliance Certificate substantially in the form of Exhibit G attached thereto; (which Compliance Certificate shall contain written calculations by the Company in reasonable detail concerning compliance or non-compliance, as the case may be, by the Company with the financial covenants referred to herein); (c) together with the annual consolidated financial statements required to be delivered pursuant to clause (a) above for each fiscal year, a report containing an unqualified opinion of KPMG Peat Marwick, LLP or a comparable nationally recognized certified public accounting firm, which opinion shall state that such financial statements fairly present the financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP; (d) promptly upon the written request of either of the Co-Administrative Agents, such other information about the financial condition and operations of the Company and its Subsidiaries, and any endorser or guarantor (if any), as either of the Co-Administrative Agents may, from time to time, reasonably request; (e) promptly after becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to stockholders, and of all regular and periodic reports filed by the Company with any securities exchange or with the SEC or any governmental agency successor to any or all of the functions of the SEC, and of all press releases issued by the Company; (f) promptly upon becoming aware of any Default or Event of Default, notice thereof in writing; (g) promptly upon becoming aware of any development that is likely to result in an Event of Default, notice thereof in writing; and (h) promptly after becoming aware of any Change in Control, notice thereof in writing.

     Section 4.2. Securities Regulation Compliance Reports. Promptly deliver to each of the Co-Administrative Agents and each of the Banks and Issuers a copy of: (a) all filings including financial statements and reports filed therewith and amendments thereto made by the Company with the SEC pursuant to the Securities Act of 1933, the Securities Exchange Act, and the rules and regulations promulgated under either of them; (b) all filings, financial statements and reports filed therewith and amendments thereto made by the Company with each securities

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exchange on which the securities of the Company are listed, if any, pursuant to the rules and regulations of each such exchange;
and (c) all written communications, financial statements, reports, notices and proxy statements sent to any class of holders of securities of the Company.

     Section 4.3. Insurance. (a) Keep its properties insured against fire and other hazards (so-called "All Risk" coverage) in amounts and with companies satisfactory to the Co-Administrative Agents to the same extent and covering such risks as are customary and reasonably available in the same or a similar business; (b) maintain public liability coverage against claims for personal injuries or death; and (c) maintain all worker's compensation, employment or similar insurance as may be required by applicable law. Alternatively, the Company may self-insure in such amounts and in such manner as may be appropriate in the Company's industry and in the Company's reasonable business judgment. The Company, upon the request of either of the Co-Administrative Agents, agrees to deliver certificates evidencing all of the aforesaid insurance policies to the Co-Administrative Agents.

     Section 4.4. Tax and Other Liens. Except for taxes the payment of which is being contested in good faith after the establishment of any reserves required by GAAP consistently applied, pay or cause to be paid all taxes, assessments and governmental charges of every kind which would, in the aggregate, if not paid, be material as to the Company and its Subsidiaries when taken as a whole or be reportable under the Securities Exchange Act or required under FASB Standards to be disclosed on the Company's consolidated audited financial statements; and the Company shall deliver to the Co-Administrative Agents such other information related to the Company's and its Subsidiaries' taxes as may be reasonably requested by either of the Co-Administrative Agents.

     Section 4.5. Litigation. Promptly notify the Co-Administrative Agents (which shall, in turn, promptly notify the Banks and each Issuer) of any legal proceedings or litigation
(a) material to the Company and its Subsidiaries when taken as a whole or reportable under the Securities Exchange Act or required under FASB Standards to be disclosed on the Company's consolidated audited financial statement, or (b) which questions the validity of this Agreement, the Notes, the Letters of Credit, any Subsidiary Guarantee or any of the other Credit Documents or

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any instrument delivered in connection herewith or therewith, or any action to be taken in connection with the transactions contemplated hereby or thereby; and promptly provide to the Co-Administrative Agents such other information related to such proceedings or litigation as reasonably requested by either of the Co-Administrative Agents.

     Section 4.6. Conduct of Business. Do or cause to be done all things necessary to (a) preserve and keep in full force and effect its legal existence under the laws of its jurisdiction of incorporation; (b) obtain, preserve, renew, extend and keep in full force and effect all rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; (c) comply in all material respects with all Requirements of Law; (d) comply with all of its Governing Documents; (e) maintain its qualification to do business in each jurisdiction in which the conduct of business requires such qualification; and (f) maintain and preserve all property material to the conduct of its business and keep such property in good repair, working order and condition from time to time, and make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may properly be conducted at all times, except, in each case, (i) where the failure to do so would not have a Material Adverse Effect, (ii) that the Company may liquidate or dissolve Subsidiaries from time to time as the Company in the proper exercise of its judgment may determine, so long as any such liquidation or dissolution shall not (x) either individually or in the aggregate, have a Material Adverse Effect or (y) be of a Subsidiary Guarantor, unless such liquidation or dissolution is by merger into another Subsidiary which has executed and delivered a Subsidiary Guarantee, or results in the replacement of one Subsidiary Guarantee with a new Subsidiary Guarantee, and after giving effect thereto there shall be no Default or Event of Default hereunder (including in respect of Section 2.4(b) and Section 4.10) and (iii) the Company may liquidate or sell such other assets as it may deem advisable, in the proper exercise of its judgment, so long as such sale or liquidation is in compliance with Section 5.6 and, after giving effect thereto, the Company is in compliance with Section 4.10 and the representation and warranty set forth in Section 2.4(b) shall be true and correct.

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     Section 4.7.  Pension Plans.  If and when the Company or any
Subsidiary gives or is required to give notice to the PBGC of any Reportable Event (which Reportable Event is material to the Company and its Subsidiaries when taken as a whole or is reportable under the Securities Exchange Act or required under FASB Standards to be disclosed on the Company's consolidated audited financial statements), with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the plan administrator of any Plan has given notice or is required to give notice of any Reportable Event, the Company shall simultaneously send the Administrator a copy of such notice (and the Administrator shall promptly forward a copy of such notice to the Banks).

     Section 4.8. Records and Accounts. Maintain true records and books of account, complete and correct in all material respects and in accordance with GAAP, and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all other contingencies, and all other proper reserves.

     Section 4.9. Inspection. Permit any officer or employee designated by any Co-Administrative Agent or any Bank or Issuer to visit and inspect any of its properties and to examine its books and discuss the affairs, finances and accounts of the Company or any of its Subsidiaries with its officers, all at such reasonable times, upon reasonable notice, in a reasonable manner and as often as any Co-Administrative Agent or any Bank or Issuer may reasonably request, subject to compliance with all applicable security regulations and requirements of the United States and the Company's reasonable policies and practices applicable to safeguarding its trade secrets and proprietary products and practices. The Company agrees with each of the Co-Administrative Agents and the Banks and each Issuer that such policies and practices may restrict access by the Co-Administrative Agents and the Banks and each Issuer to certain areas of certain facilities of the Company or its Subsidiaries, but that such policies and practices shall not restrict in any material respect access by the Co-Administrative Agents and the Banks and each Issuer to personnel of the Company and its Subsidiaries.

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     Section 4.10.  Subsidiary Guarantees.  The Company shall
cause the Co-Administrative Agents and the Banks and each Issuer to have at all times the full credit support of Subsidiary Guarantees, guaranteeing in full the payment of all Obligations of the Company, executed by such Subsidiaries of the Company which, collectively, and taken together with the Company,

          (a) account for at least 80% of the consolidated domestic gross revenues of the Company, or

          (b) have assets which represent at least 80% of the consolidated domestic gross assets of the Company,

in each case, as determined by reference to the financial statements delivered by the Company to the Co-Administrative
Agents and the Banks and each Issuer, for the four most recently preceding, consecutive fiscal quarters, pursuant to Section 2.6 or Section 4.1, as the case may be.

     Section 4.11. Further Assurances. Cooperate with each of the Co-Administrative Agents and each Bank and each Issuer and take such action and execute such further instruments and documents as either of the Co-Administrative Agents shall reasonably request to effect the purposes of this Agreement, the Notes and the other Credit Documents.


                            ARTICLE V
                        NEGATIVE COVENANTS

     The Company covenants and agrees with each of the Co-Administrative Agents and the Banks and each Issuer that, at the time of the requesting or making of any Advance or the issuance of any Letter of Credit or the extension of any Stated Expiry Date of any Letter of Credit and so long as any Advance or Letter of Credit (or Reimbursement Obligation in respect thereof) remains outstanding or any Fees or interest payable hereunder remains unpaid after becoming due and payable (and, with respect to the Company's covenants in Section 5.4 and Section 5.6, so long as any Commitments remain in effect and until such later date as all the Obligations are paid in full in cash), unless the Majority Banks otherwise consent in writing, the Company shall not nor will it permit any Subsidiary to:

     Section 5.1. Liens. Incur or permit to exist any Lien against any of its property or assets, whether now owned or hereafter acquired, except:

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          (a)  any judgment Lien unless (in case of a judgment
     which shall be material to the Company and its Subsidiaries when taken as a whole or which is reportable under the Securities Exchange Act or required under FASB Standards to be disclosed in the Company's audited consolidated financial statements) the judgment it secures shall not, within thirty
     (30) days after the entry thereof have been discharged or execution thereof stayed pending appeal, or unless any such judgment shall not have been discharged within sixty (60) days after the expiration of any such stay;

          (b) easements, rights-of-way, zoning and similar restrictions, encumbrances or title defects (but specifically excluding mortgages and any other Liens securing Indebtedness) which, in the aggregate, do not materially detract from the value of the properties of, and do not materially and adversely interfere with the ordinary conduct of the business of, the Company or any of its Subsidiaries;

          (c) Liens incurred in the ordinary course of business (such as liens on inventory granted in connection with the Company's securing of the Company's repayment of reimbursement obligations under banker's acceptances or commercial letters of credit but which liens cover solely the inventory which is the subject of such banker's acceptance or commercial letters of credit) which are not material (individually or in the aggregate) to the Company and its Subsidiaries when taken as a whole and do not secure indebtedness for borrowed money (other than reimbursement obligations under banker's acceptances or commercial letters of credit described in the foregoing parenthetical);

          (d) Liens on assets which secure previously existing Indebtedness of corporations or business entities acquired by the Company or a Subsidiary, whether by purchase of assets and assumption of liabilities or by purchase of stock, so long as (i) such acquisition is otherwise permitted by the terms of this Agreement, (ii) the Company is in compliance with all of its covenants herein after the completion of such acquisition, and (iii) such Liens were not incurred in contemplation of such acquisition and as a result of such acquisition, and do not extend to any of the Company's or any Subsidiary's assets owned before such acquisition; provided, that, not later than 90 days after any such acquisition the Company shall extinguish, or cause to be extinguished, such Liens unless those Liens are otherwise permitted under the terms of clauses (a), (b),
     (c), (e), or (f) of this Section 5.1;
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          (e)  any other Liens at any time on assets (other than
     inventory and accounts receivable) owned by the Company or any of its Subsidiaries which, in the aggregate, do not secure Indebtedness in excess of $25,000,000; and

          (f) Liens granted to the Co-Administrative Agents, the Banks and any Issuer pursuant to any Credit Document.

No Indebtedness or Liens which might be permitted in connection with the transactions described in clauses (d) and (e) above shall be permitted if, after giving effect to the incurrence of such Indebtedness or Liens, a violation of the financial covenants contained in Article VI would or shall exist.

     Section 5.2. Limitation on Indebtedness. Create, incur or permit to exist or remain outstanding any Indebtedness (other than Indebtedness under and in respect of this Agreement, the Notes, any Letter of Credit and each of the other Credit Documents), or issue or sell any obligation of any Subsidiary to a third party lender (other than pursuant to the terms of this Agreement), if such Indebtedness would (i) cause the Company to be in violation of any of the financial covenants set forth in
Article VI below, or (ii) exceed, individually or in the aggregate at any time (excluding the amount of any subordinated debt of the type described in clause (i) of the definition of "Subordinated Debt"), $35,000,000.

     Section 5.3. Contingent Liabilities. Assume, guarantee, endorse or otherwise become liable upon the obligations of any Person or enter into any other agreement having substantially the same effect as a Guarantee, except for the endorsement of negotiable instruments for deposit or collection or other transactions in the ordinary course of business which are not material to the Company and its Subsidiaries when taken as a whole; provided that (i) each Significant Subsidiary may guarantee the Obligations of the Company and each other Obligor hereunder and under each other Credit Document pursuant to a Subsidiary Guarantee, (ii) the Company may guarantee Indebtedness of its Subsidiaries so long as the aggregate amount of all Indebtedness so guaranteed, when totaled with all Consolidated Total Indebtedness, without duplication (if not already included therein) shall not result in a violation of any of the financial covenants herein or in any other Event of Default hereunder. The foregoing shall not prohibit contractual indemnities, not having substantially the same effect as a Guarantee, given in the ordinary course of business nor shall such contractual indemnities be included for purposes of calculating any financial covenant under this Agreement.
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     Section 5.4.  Consolidation or Merger.  Enter into or
undertake any plan or agreement or transaction to merge into or consolidate with or into any Person, unless immediately after the consummation of such merger or consolidation, (a) the Company or (if the merger or consolidation is between a Subsidiary and an unaffiliated Person or if the Company elects to reincorporate by merger into a domestic Subsidiary) such Subsidiary is the surviving entity (and, in the case of such a reincorporation by merger, (i) such Subsidiary expressly assumes, in a written instrument executed and delivered to the Co-Administrative Agents, all the Obligations of the Company or such other Obligor, as the case may be, under this Agreement, each of the Notes, each Letter of Credit and each of the other Credit Documents and
(ii) the Co-Administrative Agents and the Banks and each Issuer have received a written opinion of outside legal counsel to the Company stating that, pursuant to such merger and instrument of assumption, such Subsidiary has assumed all the Obligations of the Company or such other Obligor under this Agreement, each of the Notes, each Letter of Credit and each of the other Credit Documents), (b) the Company's management remains in control of the merged entity, and (c) no Default or Event of Default hereunder shall exist or would be reasonably likely to occur as a result of such transaction. For the purposes of this
Section 5.4, the acquisition by the Company or any Subsidiary of the Company of all or substantially all of the shares of capital stock or all or substantially all of the assets of any Person shall be deemed to be a consolidation of such Person with the Company or such Subsidiary, as the case may be. Nothing herein shall prohibit the Company from divesting a Subsidiary by merging it with another corporation or otherwise so long as the Company otherwise complies with Section 5.5, and after giving effect thereto, the Company is in compliance with Section 4.10 and the representation and warranty set forth in Section 2.4(b) thereto, shall be true and correct.

     Section 5.5. Limitation on Certain Other Fundamental Changes. In the case of the Company, liquidate, wind-up or dissolve itself (or suffer any liquidation, winding up or dissolution to occur), or make any liquidating distribution.

     Section 5.6. Sale of Assets. Sell or transfer any assets, except for:

          (a) sales of inventory in the ordinary course of business; and

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          (b)  sales of assets (other than those referred to in
     clause (a) above) for fair value (including sales for fair value of assets in transactions in which the Company leases back the assets sold for fair value) (i) the book value of which (at the time of sale) does not exceed in the aggregate for any fiscal year of the Company, fifteen percent (15%) of the Company's Consolidated Tangible Assets as at the last day of the then most recently completed fiscal quarter for which financial statements for the Company and its Subsidiaries are required to have been delivered to the Banks pursuant to Section 4.1, and (ii) with respect to which the Aggregate Percentage obtained after taking into account such sales does not exceed forty-five percent (45%).

In the event of any sale or transfer of assets of the Company or any Subsidiary not permitted by clause (a) or clause (b)(i) or clause (b)(ii) above (referred to herein as a "Designated Sale"), the Company will promptly (and, in any event, within five (5) Business Days) thereafter give written notice of such Designated Sale to each of the Co-Administrative Agents and each of the Banks and each Issuer (a "Designated Sale Notice"), describing in reasonable detail all material terms of such Designated Sale, including a reasonably detailed description of the assets sold, the purchase price and net book value of such assets, and the net proceeds receivable by the Company or any of its Subsidiaries in connection with such Designated Sale. If any Designated Sale occurs prior to the Maturity Date, the Total Commitment will be reduced, on the tenth (10th) Business Day after receipt by the Company of written notice (a "Pay-Down Notice") from the Administrator (at the direction of the Majority Banks) that the Total Commitment is to be so reduced. The Administrator shall give a Pay-Down Notice, if at all, not later than ten (10) days after receipt by the Co-Administrative Agents and the Banks and each Issuer of a Designated Sale Notice conforming to the requirements of this Section 5.6. The amount of each such reduction in the Total Commitment shall be equal to the Reduction Amount.

     For purposes of this Section 5.6, the following terms shall have the meanings provided below:

          "Aggregate Percentage" shall mean, at any time, the sum of all Applicable Percentages since the "Effective Date" under (and as defined in) the Existing Credit Agreement.


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          "Applicable Percentage" shall mean, with respect to
     each sale of assets pursuant to Section 5.6(b), the percentage obtained by dividing (i) the book value of all tangible assets sold (including assets sold in transactions in which the Company leases back such assets), less the portion thereof, if any, which resulted in a prior dollar for dollar reduction of the Total Commitment, by (ii) the Company's Consolidated Tangible Assets as at the last day of the then most recently completed fiscal quarter for which financial statements for the Company and its Subsidiaries are required to have been delivered to the Banks pursuant to
     Section 4.1.

          "Designated Percentage" shall mean, with respect to each sale of assets pursuant to Section 5.6(b), an amount equal to (x) in the event such sale or transfer is not permitted by clause(b)(i) above (but is permitted by clause(b)(ii) above), 15%, (y) in the event such sale or transfer is not permitted by clause(b)(ii) above (but is permitted by clause(b)(i) above), 45%, and (z) in the event such sale or transfer is not permitted by either clause(b)(i) or clause(b)(ii) above, that percentage equal to 15% for each fiscal year since the Effective Date to a cumulative percentage not to exceed 45%.

          "Reduction Amount" shall mean, with respect to each sale of assets pursuant to Section 5.6(b), the book value of such assets sold (including assets sold in transactions in which the Company leases back such assets) or any portion thereof, in respect of which the Aggregate Percentage determined in connection with such sale exceeds the Designated Percentage.

     Section 5.7.  Affiliate Transactions.  Enter into any
transaction with an affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of the Company's and, if applicable, such Subsidiary's business and upon fair, reasonable and arm's-length terms.

     Section 5.8. Certain Restrictive Agreements. Enter into or permit to exist any indenture, agreement, instrument or other arrangement (other than this Agreement), in connection with the incurrence of Indebtedness which, directly or indirectly, prohibits or limits, or has the effect of prohibiting or

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limiting, (a) the incurrence of Indebtedness to the Banks
pursuant to this Agreement, or the payment of such Indebtedness or other Obligations to the Banks or any Issuer, (b) the payment of dividends by any Subsidiary or the making by any Subsidiary of any advances or other payments or distributions to the parent of such Subsidiary or (c) any Subsidiary Guarantee contemplated hereunder.

     Section 5.9. Compliance With Environmental Laws. Except in compliance with all applicable Environmental Laws (and except to the extent that noncompliance would not have a Material Adverse Effect), (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, or (c) generate any Hazardous Substances on any of the Real Estate.


                            ARTICLE VI
                       FINANCIAL COVENANTS

     The Company covenants and agrees with each of the Co-Administrative Agents and the Banks and each Issuer that, at the time of the requesting or making of any Advance and so long as any Advance remains outstanding or any Fees or interest payable hereunder remains unpaid after becoming due and payable, unless the Majority Banks otherwise consent in writing, the Company shall not:

     Section 6.1.  Consolidated Net Worth.  Cause or permit the
Company's Consolidated Net Worth to be less than $200,000,000 at any time.

     Section 6.2. Fixed Charge Coverage Ratio. Cause or permit the ratio of (a) the Company's Operating Profit for the four (4) most recently completed fiscal quarters of the Company, to (b) the aggregate consolidated interest expense on borrowed money (including the Obligations) (net of cash income from investments) of the Company and its Subsidiaries for such four fiscal quarters, (i) through (and including) December 31, 1997, to be less than 2.50 to 1.0, and (ii) at any time of determination thereafter, to be no less than 2.75 to 1.0.

     Section 6.3.  Consolidated Total Indebtedness to Total
Capitalization.  Cause or permit the Company's Consolidated Total
Indebtedness to exceed fifty-five percent (55%) of its Total
Capitalization at any time.

                              -46-
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                           ARTICLE VII
               EVENTS OF DEFAULT; CERTAIN REMEDIES

     Section 7.1. Events of Default. The occurrence of any one or more of the following events or conditions shall constitute an "Event of Default":

          (a) the principal amount due upon any Note is not paid when due, whether at maturity, by acceleration or otherwise, or the Company shall default in the payment or prepayment when due of any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 1.9.4;

          (b) any interest on any Note or any Fee due hereunder is not paid within five (5) Business Days of the due date thereof;

          (c) default is made in the due observance or performance of any other covenant, term or agreement contained in this Agreement or in any other Credit Document, and such default continues unremedied for a period of thirty
     (30) days after any executive, legal or financial officer of the Company becomes aware or is notified by either of the Co-Administrative Agents of such default, whichever first occurs;

          (d) any representation made by the Company or any other Obligor in Article II of this Agreement or in any other Credit Document shall be false or incorrect in any material respect on the date as of which made or deemed to have been made or repeated, unless (i) (A) the fact or condition which made such representation false or incorrect is changed or remedied, within 15 days after any executive, legal or financial officer of the Company becomes aware of such misrepresentation, to make such representation true and correct in all material respects, or (B) the Company shall have disclosed, or shall have caused to have been disclosed, in reasonable detail to each of the Co-Administrative Agents and each of the Banks and each Issuer the nature and extent of such misrepresentation within 15 days after any executive, legal or financial officer of the Company becomes aware of such misrepresentation, and (ii) no Material Adverse Effect shall have occurred as a result of the fact or condition which made such representation false or incorrect;

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
          (e) any obligation of the Company or any Subsidiary for the payment of Indebtedness in excess of Five Million Dollars ($5,000,000), individually or in the aggregate,
     (i) becomes or is declared to be due and payable prior to the stated maturity thereof as a result of a default by the Company or any Subsidiary, or (ii) is not paid when due or within any grace period for the payment thereof, or (iii) is evidenced or secured by an agreement pursuant to which there shall occur any default in the performance or observance of any other term, condition or agreement if the effect of such default is to cause or permit the holder or holders of such obligation to cause such obligation to become due prior to its stated maturity;

          (f) the Company or any Subsidiary makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; files a voluntary petition in bankruptcy; is adjudicated bankrupt or insolvent; files or consents to the filing of any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar relief under any present or future statute, law or regulation of any jurisdiction; petitions or applies to any tribunal for any receiver, liquidator, fiscal agent or any other similar agent or any trustee; or there is commenced against the Company or any Subsidiary any such proceeding without the consent of the Company or such Subsidiary which is not dismissed within thirty (30) days after the commencement thereof;

          (g)  any Change in Control occurs, and the
     Co-Administrative Agents and the Banks notify the Company within thirty (30) days after first being notified by the Company of the Change in Control that the Co-Administrative
     Agents and the Banks do not consent to the Change in Control; and

          (h) the Agreement, the Notes or any Subsidiary Guarantee shall (except in accordance with its terms or except as expressly permitted under this Agreement), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; or the Company or any other Obligor shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability.

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
     Section 7.2. Acceleration of Obligations. If any one or more Events of Default shall at any time be continuing, the Co-Administrative Agents may, and, upon the written direction of the Majority Banks, shall, by giving notice to the Company, declare all of the Obligations, including the entire unpaid principal of all the Notes, all of the unpaid interest or fees accrued thereon, and all (if any) other sums payable by the Company or such other Obligor under this Agreement, the Notes, the Letters of Credit (in accordance with Section 1.9.4) or any of the other Credit Documents, to be immediately due and payable; except that upon the occurrence of any Event of Default under
Section 7.1(f), all of the Obligations, including the entire unpaid principal of all the Notes, all of the unpaid interest or fees accrued thereon, and all (if any) other sums payable by the Company or such other Obligor under this Agreement, the Notes, the Letters of Credit or any of the other Credit Documents shall automatically and immediately be due and payable, without notice or demand. Thereupon, all of such Obligations which are not already due and payable shall forthwith become and be absolutely and unconditionally due and payable, without any further notice (or any notice, as the case may be), or any other formalities of any kind, all of which are hereby expressly and irrevocably waived.

     Section 7.3.  Termination of Commitments; Exercise of Other
Remedies.  If any one or more Defaults shall be continuing under
Section 7.1(c), or if any one or more Events of Default shall be continuing, then:

          (a) Subject always to the provisions of Section 8.11, each of the Banks, each Issuer and the Co-Administrative Agents may proceed to protect and enforce all or any of its rights, remedies, powers and privileges under this Agreement, the Notes or any of the other Credit Documents by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Agreement, any Note or any other Credit Document or in aid of the exercise of any power granted to the Administrator, any Co-Administrative Agent or any Bank herein or therein; and

          (b) The Co-Administrative Agents may, and, upon the written request of the Majority Banks, shall, by giving notice to the Company, immediately terminate the Commitments of each of the Banks and each Issuer in full, and each Bank shall, except as otherwise provided in Sections 1.9 through 1.9.5, thereupon be relieved of all of its obligations to

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
     make any Loans hereunder; except that upon the occurrence of any Event of Default under Section 7.1(f), the Commitments of all of the Banks and each Issuer shall automatically terminate in full, and each Bank shall, except as otherwise provided in Sections 1.9 through 1.9.5, thereupon be relieved of all of its obligations to make any Loans hereunder. No termination of the Commitments of the Banks hereunder shall relieve the Company or any other Obligor of any of its Obligations.

     Section 7.4. No Implied Waivers; Rights Cumulative. No delay on the part of the Administrator, any Co-Administrative Agent or any Bank or any Issuer in exercising any right, remedy, power or privilege under this Agreement, any of the Notes, any Letter of Credit or any of the other Credit Documents provided by statute or at law or in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, remedy, power or privilege or be construed as a waiver of any Default or Event of Default or as an acquiescence therein. No right, remedy, power or privilege conferred on or reserved to the Administrator, any Co-Administrative Agent or any Bank under this Agreement, any of the Notes, any Letter of Credit or any of the other Credit Documents or otherwise is intended to be exclusive of any other right, remedy, power or privilege. Each and every right, remedy, power and privilege conferred on or reserved to the Administrator, any Co-Administrative Agent or any Bank or any Issuer under this Agreement, any of the Notes, any Letter of Credit or any of the other Credit Documents or otherwise shall be cumulative and in addition to each and every other right, remedy, power or privilege so conferred on or reserved to the Administrator, any such Co-Administrative Agent or any such Bank or any such Issuer and (subject to the provisions of Section 8.11) may be exercised at such time or times and in such order and manner as the Administrator, any Co-Administrative Agent or any such Bank or any such Issuer shall (in its sole and complete discretion) deem expedient.

     Section 7.5. Set-Off. Any deposits or other sums at any time credited by or due from any Bank to the Company and any securities or other property of the Company in any Bank's possession may at all times be held and treated as collateral security for the payment and performance of the Obligations, and the Company hereby grants to each of the Banks a continuing security interest in such deposits, sums, securities or other property maintained with such Bank. Regardless of the adequacy of any collateral, while any Event of Default is continuing, any deposits or other sums credited by or due from any of the Banks

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
to the Company may be appropriately applied to or set-off against any of the Obligations due to such Bank hereunder without notice to the Company or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by the Company). Each Bank agrees with each other Bank that (i) if an amount to be set off is to be applied to indebtedness of the Company to such Bank, other than the Obligations, such amount shall be applied ratably to such other indebtedness and to the Obligations, and (ii) if such Bank shall receive from the Company, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by this Agreement by proceedings against the Company, whether at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Company's Obligations to such Bank hereunder, any amount in excess of such Bank's ratable portion of the payments to be received by all of the Banks (such ratable portion being determined in accordance with the other provisions of this Agreement), such Bank will promptly make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations to it of the Company such Bank's proportionate payment; provided, however, that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.


                           ARTICLE VIII
                   THE CO-ADMINISTRATIVE AGENTS
                      AND THE ADMINISTRATOR

     Section 8.1. Authorization. Each of the Banks hereby appoints, and authorizes to act, each of Scotiabank and Fleet as Co-Administrative Agents and Fleet as the Administrator for the Banks with respect to this Agreement, the Notes and each of the other Credit Documents, and each of the Co-Administrative Agents and the Administrator hereby agrees to so act as agent for the Banks, on the terms and subject to the conditions set forth in this Article VIII. All payments made by the Company to the Administrator, for the benefit of the Banks, shall be distributed by the Administrator to the Banks as set forth herein promptly after receipt thereof in immediately available funds. Each Bank

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
irrevocably authorizes the Administrator as the agent of such Bank to take such action on its behalf under the provisions of this Agreement and the Notes and each of the other Credit Documents and to exercise such powers hereunder and thereunder as are specifically delegated to the Administrator by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. With respect to the Advances made pursuant hereto, each of the Co-Administrative Agents shall have the same obligations and the same rights, powers and privileges (a) with respect to its Commitment and the Advances made by it in its role as a Bank hereunder, and (b) as the holder of any of the Notes, as any other Bank and may freely exercise the same.

     Section 8.2.  No Liability.  Neither of the
Co-Administrative Agents nor the Administrator any of their respective shareholders, directors, officers, employees or agents nor any other Person assisting them in their duties nor any agent or employee thereof shall be liable to any of the Banks for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any other Credit Document, or in connection herewith or therewith or be responsible to the Banks for the consequences of any oversight or error of judgment whatsoever, except that each of the Co-Administrative Agents and the Administrator may be liable for losses due to its willful misconduct or gross negligence.

     Section 8.3.  Conditions of Acting as Administrator and of
Accepting Appointment as a Co-Administrative Agent.  The
Administrator agrees to act as Administrator, and each of the Co-Administrative Agents accepts its appointment as a Co-Administrative Agent, upon the following conditions set forth in this Section 8.3.

          (a) Each of the Co-Administrative Agents and the Administrator may execute any of its duties hereunder by or through agents or employees and shall be entitled to rely upon advice of counsel concerning all legal matters pertaining to the agency hereby created and its duties hereunder.

          (b) Neither of the Co-Administrative Agents nor the Administrator shall (i) be responsible to the Banks for any recitals, statements, warranties or representations herein, in any other Credit Document or in any related agreements furnished to either of the Co-Administrative Agents, the

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
     Administrator or any of the Banks by or on behalf of the Company or any other Obligor, or (ii) be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or under any other Credit Document on the part of the Company or any other Obligor. Any such inquiry which may be made by either of the Co-Administrative Agents or the Administrator shall not obligate such Person to make any further inquiry or to take any action.

          (c) Each of the Co-Administrative Agents and the Administrator shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order, telephone communication or other document or communication believed by it to be genuine and correct and to have been signed or communicated to it by the proper Person or Persons and, in respect of legal matters, upon the advice of counsel selected by the Co-Administrative Agents. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is a Bank hereunder shall be conclusive and binding on any subsequent transferee or assignee of such Bank.

          (d) Neither of the Co-Administrative Agents nor the Administrator shall be responsible to any Bank for the validity or enforceability of this Agreement or any of the Notes or any of the other Credit Documents or for the validity, enforceability or collectibility of any amounts owing with respect to this Agreement or any of the Notes or any of the other Credit Documents.

          (e) Neither of the Co-Administrative Agents nor the Administrator has made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks with respect to the creditworthiness or financial condition of the Company or any of its Subsidiaries.

          (f) Neither of the Co-Administrative Agents nor the Administrator shall be responsible to (i) any party on account of the failures of, or delay in performance or breach by, any Bank (except for such Co-Administrative Agent or the Administrator, in its capacity as a Bank in respect of its obligations as such) of its obligations hereunder or
     (ii) any Bank on account of the failure of or delay in performance or breach by any other Bank or the Company hereunder or under the Notes or under any of the other Credit Documents or in connection herewith or therewith.
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
     Section 8.4.  Co-Administrative Agents.  In addition to
Section 8.3, and except as otherwise expressly set forth in this Agreement, none of the Banks identified on the signature pages of this Agreement as a "Co-Administrative Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Banks so identified as a "Co-Administrative Agent" shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder or under any other Credit Document.

     Section 8.5.  Payments.

          (a) If in the good faith opinion of the Administrator the distribution of any amount received by it in such capacity hereunder might subject it to liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrator is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrator its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court. With respect to obligations of the Company hereunder, a payment to the Administrator shall be deemed to be a payment to the Banks.

          (b) Notwithstanding anything to the contrary contained in this Agreement or any of the other Credit Documents, any Bank that is obligated to but fails (x) to make available to the Administrator its pro rata share of any Advance (except as set forth in Section 1.15) or (y) to comply with the provisions of Section 7.5 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time

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
     as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Company, whether on account of outstanding Loans or other Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Advances. The Delinquent Bank hereby authorizes the Administrator to distribute such payments to the non-delinquent Banks in proportion to their respective pro rata shares of all outstanding Advances. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Advances of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Advances have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     Section 8.6. Holders of Notes. The Administrator may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or obligor or by a subsequent holder, assignee or transferee.

     Section 8.7. Modification of this Agreement, the Notes and the Letters of Credit and each of the other Credit Documents; Waivers and Consents. The Majority Banks shall have the power to assent to and authorize any modification of any of the provisions of this Agreement, the Notes or any of the other Credit Documents and to waive or consent to any deviation from or violation of the provisions of this Agreement, the Notes or any of the other Credit Documents which may be requested by the Company (including waivers of Defaults or Events of Default), and any such assent, authorization, waiver or consent shall be binding upon all of the Banks and all holders of the Notes as though such actions were specifically and expressly authorized by the terms hereof; provided, that:

          (a) the obligation of the Company to pay the principal of each of the Notes as and when the same becomes due and to pay interest on each of them as the same shall become due from time to time and to pay any Facility Fees or any Letter of Credit Fee as and when the same become due, shall continue unimpaired unless otherwise consented to in writing by all the Banks;

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
          (b) neither the principal amount of any Note nor the interest rate thereon nor any Facility Fees or any Letter of Credit Fee payable hereunder shall be reduced without the written consent of all the Banks;

          (c) the amount of any Bank's Commitment shall not be increased without the written consent of such Bank and the amount of the Total Commitment shall not be increased without the written consent of all of the Banks;

          (d)  the definition of "Applicable Margin", "Maturity
     Date" and "Majority Banks" and clause (c) of Section 1.13 shall not be amended, modified or waived without the written consent of all the Banks;

          (e)  a Default or Event of Default under clauses (a),
     (b) or (f) of Section 7.1 shall not be waived without the written consent of all the Banks;

          (f)  the provisions of Section 2.4(b), Section 4.10 or
     Section 5.1 shall not be amended, modified or waived without the written consent of all the Banks;

          (g) except as expressly permitted under this Agreement, the amendment or modification of any Subsidiary
     Guarantee (or release of any Subsidiary from its obligations thereunder) shall not be permitted without the written consent of all the Banks;

          (h) the provisions of this Section 8.7 shall not be amended, modified or waived without the written consent of all the Banks;

          (i) the Stated Amount of any Letter of Credit may not be increased unless consented to by the Issuer thereof; and

          (j) the interests, rights or obligations of any Issuer shall not be adversely affected unless consented to by such Issuer.

     Section 8.8.  Costs of Co-Administrative Agents;
Indemnification. Each Bank agrees to reimburse each of the Co-Administrative Agents, pro rata according to such Bank's

                              -56-
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
respective Commitment, for all costs, expenses, and disbursements (including reasonable attorneys' fees and disbursements and amounts paid to consultants and agents retained by such Co-Administrative Agents) incurred by, or asserted against, such Co-Administrative Agent and not reimbursed by the Company, except for such costs, expenses, and disbursements and amounts paid to consultants and agents retained by such Co-Administrative Agent incurred as a result of such Co-Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to indemnify each of the Co-Administrative Agents and the Administrator (to the extent not reimbursed by the Company) ratably, as aforesaid, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Co-Administrative Agent or the Administrator in any way relating to or arising out of this Agreement, the Notes or any of the other Credit Documents or any action taken or omitted by such Co-Administrative Agent or the Administrator under this Agreement or the Notes or any of the other Credit Documents, except to the extent that the same may result from the gross negligence or willful misconduct of such Co-Administrative Agent or the Administrator; provided, however, that at all times during the continuance of an Event of Default, the aforesaid reimbursement and indemnity obligations of each Bank shall be determined by each Bank's pro rata share of the aggregate of the Company's Obligations (including all Advances) outstanding at such time under this Agreement, the Notes and each of the other Credit Documents. Each of the Co-Administrative Agents and the Administrator shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases each of the Co-Administrative Agents and the Administrator shall be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Credit Documents in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes. If any indemnity in favor of any Co-Administrative Agent or the Administrator shall be or become, in such Co-Administrative Agent's or the Administrator's reasonable determination,

                              -57-
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
inadequate, such Co-Administrative Agent or the Administrator, as the case may be, may call for additional indemnification from the Banks and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     Section 8.9. Non-Reliance on Co-Administrative Agents and the Administrator; Assignment.

     (a) Each Bank hereby represents that it has made its own independent investigation with respect to the creditworthiness and financial condition of the Company and its Subsidiaries and has not relied upon any statement or document furnished to it by any Co-Administrative Agent or the Administrator, or any warranty, either express or implied, by any Co-Administrative Agent or the Administrator. Each Bank also acknowledges that it will, independently of each of the Co-Administrative Agents, the Administrator and each other Bank, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any of the other Credit Documents.

     (b) Each Bank further represents and warrants that it is entering into this Agreement for investment purposes and not with the present intention of distribution or resale. Except as permitted by Section 10.5 below, no Bank may assign its Commitment and/or obligations hereunder without the prior consent of the Co-Administrative Agents and the Company and any such transfers must comply with all applicable laws.

     Section 8.10. Successor Administrator. The Administrator may resign at any time by giving written notice thereof to the Banks and the Company, which resignation shall be effective upon the appointment of a successor Administrator. A successor Administrator shall be appointed upon a vote of the Majority Banks. Upon the acceptance of any appointment as Administrator hereunder by a substitute or successor Administrator, such substitute or successor Administrator shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under this Agreement from the date of its resignation as specified in such notice, but such resignation shall not discharge the Administrator from any liability incurred in the discharge of its duties hereunder before such resignation.


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     Section 8.11.  Action by the Administrator.  Except as
otherwise provided in this Agreement, the Administrator will take such action, assert such rights and pursue such remedies under this Agreement, the Notes and any of the other Credit Documents as the Majority Banks shall direct and as it shall be entitled to do so. Except as otherwise expressly provided in this Agreement, the Administrator will not (and will not be obligated to) take any action, assert any rights or pursue any remedies under this Agreement or any of the Notes or any of the other Credit Documents in violation or contravention of any express direction or instruction of the Majority Banks. The Administrator may refuse (and will not be obligated) to take any action, assert any rights or pursue any remedies under this Agreement or any of the Notes or any of the other Credit Documents without the express written direction and instruction of the Majority Banks. No Bank (other than the Administrator, acting in its capacity as such) shall be entitled to take any action of any kind under this Agreement or any Note or any of the other Credit Documents, other than to enforce payment of amounts due and payable hereunder or under any Note issued to such Bank.

     Section 8.12.  Substitution of Banks.  (a)  Within thirty
(30) days after any Bank has been unable, for any reason, to fund any Loan requested in accordance with the terms hereof (and to which the Company is entitled under the terms hereof) (such Bank is hereinafter referred to as an "Affected Bank"), the Company may request the non-Affected Banks to acquire all or any portion of such Affected Bank's Advances and to assume all or such portion of such Affected Bank's Commitment. The non-Affected Banks may elect to acquire less than, or none of, the amount of such Affected Bank's outstanding Advances and to assume less than, or none of, the amount of the Affected Bank's Commitment that the Company requested be acquired and be assumed. If the non-Affected Banks do not elect to acquire or assume all of such Affected Bank's outstanding Advances and Commitment, and with the written consent (such consent not to be unreasonably withheld) of non-Affected Banks constituting the Majority Banks, the Company may designate a replacement lender or lenders to acquire and assume all or any portion of the Advances and Commitment of the Affected Bank not being acquired and assumed by the non-Affected Banks, subject to the requirement that no such replacement lender may have a Commitment of less than $5,000,000.

     (b) If one or more non-Affected Banks shall so agree in writing or if the Company designates a replacement lender or lenders in respect of all or a portion of the outstanding

Advances of the Affected Bank, such non-Affected Bank or Banks and/or such replacement lender or lenders shall purchase such Advances or portion, without recourse to or warranty by (other than a warranty from the Affected Bank as to the principal amount of the Advances being purchased), or expense to, such Affected Bank, and such Affected Bank shall sell such Advances, for a purchase price equal to the outstanding principal amount of the Advances of such Affected Bank, in each case in such proportions as the non-Affected Banks, the replacement lenders and the Company shall agree, in the same mixture of the Eurodollar Loans, Domestic Loans and Bid Auction Advances as all the outstanding Advances of the Affected Bank, and on a date mutually acceptable to the parties. Such Affected Bank's Commitment shall be allocated among such non-Affected Banks and/or such replacement lender or lenders in proportion to their acquisition of the Affected Bank's Advances. All interest on and all other fees payable on (including, without limitation, any payment or indemnification due under Section 1.17) Advances being acquired by the non-Affected Banks and any replacement lender or lenders accrued as of the date of such acquisition shall be paid by the Company to the Affected Bank on the date of such acquisition.

     (c) If all of an Affected Bank's outstanding Commitment is acquired and assumed by a non-Affected Bank or a replacement bank, the Affected Bank shall be considered to be released from its obligations related to the assumed Commitment and shall no longer constitute a Bank for the purposes of this Agreement.

     (d)  Upon completing any purchase pursuant to this
Section 8.12 and upon executing a counterpart of this Agreement, each replacement lender shall become a Bank hereunder.

     (e) If the non-Affected Banks and any replacement lender(s) are only willing to acquire less than all of the Affected Bank's outstanding Advances, the Commitment of the Affected Bank shall not terminate, but shall be reduced in an amount proportionate to the percentage of its Advances being acquired and the Affected Bank shall continue to be a Bank hereunder with a reduced Commitment.

     (f) The Company shall have no obligation to seek a replacement lender or take any other action under this Section, and any failure on the part of an Affected Bank to fund any Advances, unless otherwise excused hereunder, shall be deemed to be a breach of this Agreement on the part of such Bank.

                            ARTICLE IX
                           DEFINITIONS

     Section 9.1. Accounting Terms, Changes in GAAP or FASB Standards. Unless otherwise defined, all accounting terms shall be construed, and all computations or classifications of assets and liabilities and of income and expenses shall be made or determined, on a consolidated basis in accordance with GAAP. If either GAAP or FASB Standards are changed in the future in such a way as to materially and adversely change the effect of the financial covenants and reporting requirements as presently contained in this Agreement, the Company and the Banks agree to negotiate in good faith to amend the relevant portions of this Agreement which are controlled or determined by the application of GAAP or FASB Standards, so that such relevant portions shall continue to afford to the Banks the same information, protections and covenants as provided and contained in this Agreement in its form on this date. The defined terms used in this Agreement shall apply equally to both the singular and the plural form of the terms defined. All references herein to Sections and clauses shall be deemed references to Sections and clauses of this Agreement unless the context shall otherwise require. Each reference herein to a particular Person (including each of the Banks) shall be deemed to include a reference to such Person's successors and permitted assigns. Whenever used in this Agreement, the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

     Section 9.2. Other Definitions. As used herein, in the Notes, the Letters of Credit and (unless otherwise provided therein) in each other Credit Document or in any certificate, document or report delivered pursuant to this Agreement, the following terms shall have the following meanings:

     "Accumulated Funding Deficiency" shall have the meaning assigned to it in Section 302 of ERISA.

     "Additional Costs" shall have the meaning assigned to such term in Section 1.16(a).

     "Administrator" shall mean Fleet as the "Administrator" hereunder and any successor, transferee and assign thereof in such capacity.

     "Administrator's Funding Office" shall mean the Administrator's office at Hartford, Connecticut, or such other office within the United States as the Administrator may from time to time designate by written notice to the Company and the Banks.

     "Advances" shall mean, collectively, with respect to any Bank, (i) any and all Loans and Bid Auction Advances made by such Bank (ii) and any and all Letters of Credit issued by such Bank pursuant to this Agreement, including the extension of any Stated Expiry Date of any Existing Letter of Credit.

     "Affirmation and Consent" shall mean the Affirmation and Consent, dated as of the date hereof, duly executed and delivered by each Subsidiary which was a Subsidiary Guarantor under the Existing Credit Agreement, substantially in the form of Exhibit J hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Agents' Fees" shall have the meaning assigned to such term in Section 1.13(b).

     "Agreement" shall mean this Amended and Restated Revolving
Credit Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

     "Applicable Margin" shall mean a percentage based upon the highest of the then applicable credit ratings from either S&P or Moody's with respect to Public Senior Debt (whether or not any is outstanding) (and, with respect to determining any applicable margin for any Loans, based upon the Level of Usage) as follows:

                                          LIBOR        LIBOR
                                          Applicable   Applicable
                                          Margin (if   Margin(if
                   Facility               Level of     Level of
                   Fee         Base Rate  Usage is     Usage is
                   Applicable  Applicable 70.0% or     greater
Credit Rating      Margin      Margin     less)        than 70.0%
S&P     Moody's

A- or   A3 or      0.125%      0.00%      0.275%       0.375%
higher  higher

BBB+    Baa1       0.150%      0.00%      0.300%       0.400%

BBB     Baa2       0.175%      0.00%      0.375%       0.475%

BBB-    Baa3       0.225%      0.00%      0.425%       0.525%

BB+ or  Ba1 or     0.300%      0.25%      0.700%       0.800%
below   below

provided, that if at any time any Public Senior Debt is not rated by either of S&P or Moody's, such Public Senior Debt shall, for purposes of this definition, be deemed to have been rated one level above the highest rating ascribed to the Company's Subordinated Debt by S&P or Moody's; provided, further, that if at any time neither the Subordinated Debt nor the Public Senior Debt of the Company is rated by either of S&P or Moody's, or if at any time neither of S&P nor Moody's is in the business of rating debt securities such as the Company's Subordinated Debt or Public Senior Debt, then the Company and the Banks shall enter into good faith negotiations to establish an alternate basis for determining the Applicable Margin, either with reference to credit ratings from an alternative rating agency for any of the Subordinated Debt or Public Senior Debt or on some other basis mutually acceptable to the Company and the Banks; provided further, however, that until such an alternate basis for determining the Applicable Margin is established, the Applicable Margin shall be the Applicable Margin in effect immediately prior to such occurrence. The Company covenants and agrees with each of the Co-Administrative Agents and the Banks to at all times use its best efforts to cause S&P and Moody's to issue credit ratings (either publicly or in the form of letters to the Co-Administrative Agents) for its Public Senior Debt and/or its Subordinated Debt (whether or not any such Public Senior Debt or Subordinated Debt is outstanding).

     "Assignment and Acceptance" shall mean an assignment and acceptance agreement, in or substantially in the form of Exhibit H attached hereto, entered into by a Bank and an assignee of such Bank pursuant to Section 10.5, and accepted by the Company and the Co-Administrative Agents.

     "Banks" shall have the meaning assigned to such term in the preamble to this Agreement.

     "Base Rate" shall mean, with respect to all Domestic Loans, a fluctuating rate of interest per annum equal to the higher of
(i) the rate interest most recently announced by the Administrator at the Administrator's Funding Office as its prime rate for dollar loans, and (ii) the interest rate quoted to the Administrator for the purchase of overnight federal funds by brokers of recognized standing plus one-half of one percentage point (1/2 of 1%).

The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrator in connection with extensions of credit. Changes in the rate of interest on that portion of any Domestic Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Administrator's prime rate.

     "Bid Auction Acceptance" shall mean a notice delivered by the Company to any Bank or Banks pursuant to Section 1.4(d), substantially in the form of Exhibit F hereto.

     "Bid Auction Advance" and "Bid Auction Advances" shall mean an advance made to the Company by any or all of the Banks pursuant to the terms of Section 1.4.

     "Bid Auction Borrowing" shall mean a borrowing under
Section 1.4 consisting of one or more Bid Auction Advances made by each of the Banks whose offer to make a Bid Auction Advance as part of such borrowing has been accepted by the Company under the auction bidding procedure described in Section 1.4(d).

     "Bid Auction Election Notice" shall mean a notice delivered to the Administrator pursuant to Section 1.4(b), substantially in the form of Exhibit D hereto.

     "Bid Auction Note" and "Bid Auction Notes" shall have the respective meanings assigned to such terms in Section 1.4(j).

     "Bid Auction Offer" shall mean a notice delivered by any Bank to the Company pursuant to Section 1.4(c), substantially in the form of Exhibit E hereto.

     "Business Day" shall mean, with respect to Eurodollar Loans, any day on which commercial banks are open for domestic and international dealings in Dollar deposits in Hartford, Connecticut, New York, New York, Boston, Massachusetts and London, England and, with respect to any other Loans or any Bid Auction Advances or any other matters, any day other than a day on which commercial banks in Hartford, Connecticut, Boston, Massachusetts, and New York, New York, are required or permitted by law to close.

     "Change in Control" shall mean the acquisition of more than fifty percent (50%) of the Company's voting stock by any Person who is not affiliated with, a member of, or a nominee of the Company's management, the Kaman family or any trust, corporation, or other legal entity established by or for the benefit of such affiliated Person.

     "Co-Administrative Agent" and "Co-Administrative Agents" shall have the respective meanings ascribed to such terms in the preamble of this Agreement.

     "Code" shall mean the Internal Revenue Code of 1986 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

     "Commitment" and "Commitments" shall have the respective meanings assigned to such terms in Section 1.1 hereof.

     "Company" shall have the meaning assigned to such term in the preamble of this Agreement.

     "Consolidated Net Income" shall mean the Company's consolidated net income as determined under GAAP.

     "Consolidated Net Worth" shall mean the Company's consolidated shareholders equity (including any and all Qualifying Preferred Stock) as determined under GAAP.

     "Consolidated Total Indebtedness" shall mean, as of any date, any Indebtedness of the Company or any Subsidiary, other than any Indebtedness of the Company to any wholly-owned Subsidiary or of any wholly-owned Subsidiary to the Company or any other wholly-owned Subsidiary.

     "Consolidated Tangible Assets" shall mean the Company's consolidated assets, excluding all Intangible Assets.

     "Contingent Liability" shall mean any liability, indebtedness or obligation of the type described in or contemplated by Section 5.3.

     "Controlled Group" shall mean all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

     "Credit Documents" means (i) this Agreement, the Notes, each Letter of Credit, each Subsidiary Guarantee, each Affirmation and Consent, each Revolving Credit Election Notice, each Bid Auction Election Notice, each Letter of Credit Election Notice, each Bid Auction Acceptance and each other notice, agreement, certificate, document or instrument delivered in connection with this

Agreement and (ii) any agreements or instruments pursuant to which the Obligations of the Company or any other Obligor under this Agreement, any of the Notes or any of the Subsidiary Guarantees are refunded, refinanced or replaced (in whole or in part) from time to time, as such agreements, certificates, documents and instruments referred to in clauses (i) and (ii) of this definition may from time to time be amended, supplemented, restated, renewed or otherwise modified.

     "Default" shall mean any event which, but for the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "Dollar", "Dollars" and the sign "$" shall mean lawful money of the United States of America.

     "Domestic Loan" shall mean all or any portion of any Loan made hereunder which bears interest based on the Base Rate.

     "Effective Date" shall mean July 3, 1997.

     "Environmental Laws" shall mean any and all Requirements of Law regulating, relating to or imposing liability or standards or conduct concerning, any Hazardous Substances or environmental protection.

     "ERISA" shall mean the Employee Retirement Income Security
Act of 1974 and all rules and regulations promulgated pursuant thereto, as the same may from time to time be supplemented or amended.

     "Eurodollar Loan" shall mean all or any portion of any Loan made hereunder which bears interest based on LIBOR.

     "Event of Default" and "Events of Default" shall have the respective meanings assigned to such terms in Section 7.1.

     "Existing Bid Auction Advances" means (collectively) the
"Bid Auction Advances" under (and as defined in) the Existing
Credit Agreement made to the Company pursuant to the Existing
Credit Agreement.

     "Existing Credit Agreement" is defined in the first recital.

     "Existing Letters of Credit" means Letter of Credit No.
2887/97/80085, dated June 25, 1997, issued by Scotiabank for the benefit of Australia and New Zealand Banking Group Limited in the initial Stated Amount of $49,447,844.

     "Existing Loans" means (collectively) the "Loans" under (and as defined in) the Existing Credit Agreement made to the Company pursuant to the Existing Credit Agreement.

     "Facility Fee" and "Facility Fees" shall have the respective meanings assigned to such terms in Section 1.11(a).

     "FASB Standards" shall mean the standards established by the Financial Accounting Standards Board, in effect from time to time.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

          (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

          (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrator from three federal funds brokers of recognized standing selected by it.

     "Fee" and "Fees" shall mean any and all Facility Fees, Letter of Credit Fees and/or Agents' Fees.

     "Foreign Bank" shall have the meaning assigned to such term in Section 1.10(b).

     "F.R.S. Board" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" shall mean generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

     "Governing Documents" shall mean as to any Person, the articles or certificate of incorporation and by-laws or other organizational documents of such Person, as amended.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising any executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

     "Guarantee" shall mean, in relation to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any liabilities of any other Person in any manner, whether directly or indirectly.

     "Hazardous Substances" shall mean any hazardous waste, substances or materials, any pollutants or contaminants, any toxic substances, and any other substances regulated by any Environmental Laws.

     "Indebtedness" shall mean, in relation to any Person, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures or notes or similar instruments which (in the case of such similar instruments only) are held by financial institutions; (c) all obligations, contingent or otherwise, relative to the Stated Amount of all Letters of Credit, in addition to the Stated Amount of letters of credit (but only, in the case of letters of credit, to the extent it, individually or in the aggregate, exceeds $15,000,000), whether or not drawn, issued for the account of such Person; (d) all obligations of such Person upon which interest charges are customarily paid, excluding trade indebtedness incurred in the ordinary course of business; (e) all obligations of such Person issued or assumed as the deferred purchase price of property (other than trade indebtedness incurred in the ordinary course of business); (f) all capitalized lease obligations of such Person; (g)all obligations of such Person as an account party in respect of bankers' acceptances.

     "Indemnified Party" and "Indemnified Parties" shall mean each of the Co-Administrative Agents, the Administrator, each of the Banks, each affiliate of any of the foregoing and the respective directors, officers, agents and employees of each of the foregoing, and each other person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended.

     "Intangible Assets" shall mean any and all goodwill, patents, patent applications, trademarks, trade names, trade styles, copyrights, all applications therefor, research and development costs, tax refunds, and all other assets of the Company and its Subsidiaries constituting intangible assets as determined by GAAP.

     "Interest Period" shall mean:

          (a) Eurodollar Loans. With respect to each Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending 1, 3, or 6 months thereafter, as the case may be, as selected by the Company in compliance with this Agreement and as set forth in the applicable Election Notice.

          (b) Bid Auction Advances. With respect to each Bid Auction Advance, the period commencing on the date of such Bid Auction Advance and ending not less than 7 days nor more than 180 days thereafter, as the Company and the lender of such Bid Auction Advance may agree, pursuant to Section 1.4.

     "Issuer" means either of the Co-Administrative Agents, in its capacity as Issuer of the Letters of Credit. At the request of either of the Co-Administrative Agents, another Bank or an affiliate of either of the Co-Administrative Agents may issue one or more Letters of Credit hereunder; provided, however, that the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed) shall be required as to any such other Bank and, if the debt rating of such affiliate is less than that of the applicable Co-Administrative Agent, as to any such affiliate. The Company's consent shall be deemed to be reasonably withheld if the beneficiary of the Letter of Credit declines to accept the Letter of Credit of such other Bank or such affiliate.

     "letter of credit" means each letter of credit issued for the account of the Company or any of its Subsidiaries (other than the Letters of Credit).

     "Letter of Credit" means any and all Letters of Credit issued pursuant to the terms of this Agreement, including all Existing Letters of Credit.

     "Letter of Credit Commitment" means, with respect to an Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 1.5 and, with respect to each of the other Banks, the obligations of each such Lender to participate in such Letters of Credit pursuant to Sections 1.9 through 1.9.5.

     "Letter of Credit Election Notice" shall mean a notice delivered to the Administrator pursuant to Section 1.9, substantially in the form of Exhibit K hereto.

     "Letter of Credit Fee" shall have the meaning assigned to such term in Section 1.13(c).

     "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

          (a) the then aggregate Dollar amount which is undrawn and available under all issued and outstanding Letters of Credit,

     plus

          (b) the then aggregate Dollar amount of all unpaid and outstanding Reimbursement Obligations.


     "Level of Usage" shall mean, at any time, the ratio
(expressed as a percentage) of (x) the aggregate amount of all Advances outstanding at such time, over (y) the Total Commitment, as then in effect.

     "Liabilities" shall mean any and all losses, claims, damages, liabilities or other costs or expenses (including reasonable attorneys' and other professionals' fees and disbursements as and when incurred by such Indemnified Party) to which an Indemnified Party may become subject which arise out of or relate to or result from any transaction, action or proceeding related to or connected with this Agreement or any other Credit Document, excluding those losses, claims, damages, liabilities or other costs or expenses arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence, bad faith or wilful misconduct.

     "LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Loan, the rate per annum at which deposits in Dollars (for a period substantially equal to the period of such Interest Period and in an amount substantially equal to the principal amount of such Eurodollar Loan) are offered to the Administrator for delivery in the LIBOR Market at or about 11:00 A.M., local time two Business Days prior to the first day of such Interest Period.

     "LIBOR" shall mean, relative to any Loan to be made, continued or maintained as, or converted into, a Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

          LIBOR
       (or "LIBO Rate         =                LIBO Rate
     (Reserve Adjusted"))                    1.00 - LIBOR Reserve
                                             Percentage

LIBOR for any Interest Period for Eurodollar Loans will be determined by the Administrator on the basis of the LIBOR Reserve
Percentage in effect on, and the applicable rates furnished to and received by the Administrator, two Business Days before the first day of such Interest Period.

     "LIBOR Reserve Percentage" shall mean, relative to any Interest Period for Eurodollar Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "LIBOR Market" shall mean the London interbank market, or (with the prior consent of the Company and each of the Banks) any other lawful offshore market in which deposits of Dollars are offered by foreign branches of United States banking institutions and by foreign banking institutions to each other.

     "Lien" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, charge or lien (statutory or otherwise) in respect of an interest in property intended to secure, support or otherwise assure payment of an obligation.

     "Loan" or "Loans" shall mean any and all Revolving Credit
Loans, whether made pursuant to the terms of the Existing Credit
Agreement or this Agreement.

     "Majority Banks" shall mean (a) as of any date on which the Commitments shall be in effect and shall not have been terminated under the terms hereof, Banks whose aggregate Commitments constitute at least 66 2/3% of the Total Commitment and (b) as of any date after the date on which the Commitments shall have been terminated, Banks holding at least 66 2/3% of the outstanding principal amount of the Loans and Bid Auction Advances outstanding on such date.

     "Material Adverse Effect" shall mean any of the following:
(a) any materially adverse effect on the business, assets, properties, operations, prospects or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole;
(b) any material impairment of the ability of the Company to perform any of its obligations under this Agreement, the Notes or any other Credit Document; (c) any impairment of the ability of any Obligor to perform any of its obligations under any Subsidiary Guarantee which impairment would either (i) have a material adverse effect on the obligations of all the Obligors (other than the Company), when taken together as a whole, or (ii) result in non-compliance with Section 4.10; or (d) any impairment of the validity or enforceability of this Agreement, the Notes or any Subsidiary Guarantee or any of the rights, remedies or benefits to either of the Co-Administrative Agents, the Administrator or the Banks under this Agreement, the Notes, any Subsidiary Guarantee or any other Credit Document.

     "Maturity Date" shall have the meaning assigned to such term in Section 1.1.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Note" or "Notes" shall mean any and all of a Revolving
Credit Note, the Revolving Credit Notes, a Bid Auction Note or the Bid Auction Notes, whether issued pursuant to the terms of the Existing Credit Agreement or this Agreement.

     "Obligations" shall mean all indebtedness, obligations and liabilities existing on the date of this Agreement or arising from time to time thereafter, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Company and each other Obligor to either of the Co-Administrative Agents, the Administrator, any Issuer or any of the Banks (a) in respect of Loans or Bid Auction Advances made to the Company by any of the Banks pursuant to this Agreement, (b) in respect of any Letter of Credit issued for the account of the Company or any Subsidiary Guarantor (including in respect of any Reimbursement Obligation in respect thereof), or (c) arising or incurred under or in respect of this Agreement, any of the Notes, any Letter of Credit or any of the other Credit Documents.

     "Obligor" and "Obligors" shall mean the Company or any Subsidiary of the Company obligated under any Credit Document.

     "Operating Profit" for any fiscal period shall mean the Company's consolidated operating profit as determined on a consolidated basis by the application of GAAP, but excluding interest expense and interest income, special items such as gains or losses on sales of assets, all taxes on income, any extraordinary or special items reported net of taxes, and all other items required by GAAP to be reported as non-operating income.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Person" shall mean any individual, corporation, association, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof

     "Plan" shall mean any employee benefit plan or other plan maintained for employees covered by Title 10 of ERISA.

     "Prohibited Transaction" shall have the meaning assigned to such term in Section 4975 of the Code.

     "Public Senior Debt" shall mean long-term, publicly held senior indebtedness of the Company (whether or not outstanding).

     "Qualifying Preferred Stock" shall mean any issued and outstanding preferred stock of the Company with respect to which no mandatory redemption or repurchase is or could be required of the Company or any of its Subsidiaries prior to the Maturity Date.

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
     "Real Estate" means any real estate owned or operated by the Company or any of its Subsidiaries.

     "Register" shall have the meaning assigned to such term in
Section 10.5(d).

     "Reportable Event" shall have the meaning assigned to such term in Section 4034 of ERISA.

     "Requirement of Law" shall mean as to any Person, (i) the Governing Documents of such Person, and (ii) any law, treaty, rule or regulation or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Revolving Credit Election Notice" shall mean a notice delivered to the Administrator pursuant to clause (a) of
Section 1.3, substantially in the form of Exhibit C hereto.

     "Revolving Credit Loan" and "Revolving Credit Loans" shall mean any Loan made hereunder pursuant to Section 1.1.

     "Revolving Credit Note" or "Revolving Credit Notes" shall have the respective meanings assigned to such terms in
Section 1.3.

     "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Securities Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended.

     "Senior Debt" means, collectively, all obligations of the Company under or in respect of the Credit Documents, including all such obligations in respect of principal, interest (including interest accruing after any bankruptcy or insolvency proceeding is commenced by or against the Company, whether or not such interest is an allowed claim in such proceeding), fees, costs, expenses or indemnities owing under any of the Credit Documents.

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
     "Stated Amount" of each Letter of Credit or, if applicable, other letter of credit, means the total Dollar amount then available to be drawn under such Letter of Credit or, if applicable, other letter of credit.

     "Stated Expiry Date" is defined in Section 1.9.

     "Subordinated Debt" means (i) any Indebtedness of the Company under the Indenture, dated as of February 4, 1987, between the Company and Manufacturers Hanover Trust Company, as trustee, relating to the $85,000,000 (subject to increase to $95,000,000) principal amount of 6% Convertible Subordinated Debentures of the Company due 2012 and (ii) any Indebtedness of the Company not described in the foregoing clause (i) which is expressly subordinated to all Senior Debt on terms not materially less favorable to the holders of Senior Debt than the terms of subordination of the Indebtedness described in clause (i) of this definition.

     "Subsidiary" and "Subsidiaries" shall mean any corporation or corporations of which more than 50% of the outstanding shares of stock of each class having ordinary voting power is at the time owned by the Company and/or by one or more Subsidiaries.

     "Subsidiary Guarantee" shall mean each Subsidiary Guarantee executed and delivered by a Subsidiary of the Company to each of the Co-Administrative Agents and the Banks pursuant to the Existing Credit Agreement or pursuant to Section 3.1(a) or
Section 4.10 of this Agreement, substantially in the form of
Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Subsidiary Guarantor" shall mean any Subsidiary of the Company which (i) has executed a Subsidiary Guarantee pursuant to the Existing Credit Agreement or pursuant to Section 3.1 of this Agreement on the Effective Date or (ii) is required to execute a Subsidiary Guarantee in accordance with Section 4.10 of this Agreement.

     "Termination Date" shall mean the date all the Obligations then due and payable have been paid in full and all the Commitments have terminated.

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
     "Total Capitalization" means the aggregate amount at any time of the Company's Consolidated Net Worth plus the Company's
Consolidated Total Indebtedness.

     "Total Commitment" shall have the meaning assigned to such term in Section 1.1.

                            ARTICLE X
                          MISCELLANEOUS

     The covenants set forth in this Article X shall survive the delivery of the Notes and any Advances made hereunder.

     Section 10.1. Expenses. The Company agrees to pay all out-of-pocket expenses of each of the Co-Administrative Agents (including reasonable fees and expenses of counsel to the Co-Administrative Agents), the Administrator (including reasonable fees and expenses of counsel to the Administrator) and the Banks (including reasonable fees and expenses of counsel to the Banks) incurred in connection with: (i) the collection of Obligations due hereunder, under the Notes, the Letters of Credit or any of the other Credit Documents, and/or (ii) the defense, protection, preservation, realization or enforcement of any of the rights or remedies of any of the Co-Administrative Agents, the Administrator or any of the Banks under any provisions of this Agreement, any of the Notes or under any of the other Credit Documents, and/or (iii) the syndication of the Loans and/or
(iv) except to the extent such action, suit or proceeding arose as a result of the gross negligence, bad faith or wilful misconduct of such Co-Administrative Agent or the Administrator or such Bank, any action, suit or proceeding in accordance with this Section 10.1 (whether or not an Indemnified Party is a party or is subject thereto); provided that no fees and expenses of counsel for the Banks (other than the Co-Administrative Agents and the Administrator) shall be payable by the Company unless incurred after an Event of Default has occurred.

     Section 10.2.  Prejudgment Remedy Waiver; Other Waivers.
THE COMPANY ACKNOWLEDGES THAT THE FINANCING EVIDENCED HEREBY IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH ANY CO-ADMINISTRATIVE AGENT, THE ADMINISTRATOR OR ANY BANK MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. THE COMPANY

ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING
SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS
AFORESAID AND THE CO-ADMINISTRATIVE AGENTS, THE ADMINISTRATOR AND
THE BANKS ACKNOWLEDGE THE COMPANY'S RIGHT TO SAID HEARING
SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

     Section 10.3. Covenants to Survive; Binding Agreement. All covenants, agreements, warranties, representations and statements of the Company made herein, in the Notes, in any of the other Credit Documents or in any certificates or other documents delivered by or on behalf of the Company pursuant hereto shall be deemed to have been relied on by each of the Co-Administrative Agents and each of the Banks notwithstanding any investigation heretofore or hereafter made by it, and shall survive the advances of money made by any Bank to the Company hereunder, the delivery of the Notes, the Letters of Credit and each of the other Credit Documents and all such covenants, agreements, warranties and representations shall be binding upon the Company and inure to the benefit of the Bank(s) and their respective successors and assigns, whether or not so expressed.

     Section 10.4. Amendments and Waivers. Neither this Agreement, the Notes, the Letters of Credit or any of the other Credit Documents, nor any term, covenant or condition hereof or thereof may be changed, waived, discharged, modified or terminated except by a writing executed in compliance with
Section 8.7. No failure on the part of any of the Co-Administrative Agents, the Administrator or any of the Banks to exercise, and no delay in exercising, and no course of dealing with respect to, any right, remedy or power hereunder, under any Note, any Letter of Credit, or under any other Credit Document shall preclude any other or future exercise thereof, or the exercise of any other right, remedy or power. No waiver shall extend to or affect any obligation not expressly waived.

     Section 10.5.  Transfer of Bank's Interest.

          (a) To the extent set forth in this Section 10.5, the Company hereby agrees that any of the Banks may sell, assign or otherwise transfer all or any portion of its interests, rights and obligations under this Agreement or any of the Notes (including all or a portion of its Commitment and the Advances at any time owing to it and the Note or Notes held by it) on the condition that in any such transfer: (i) the transferee be bound to any confidentiality obligations the transferring Bank owes to the Company; and (ii) the transferring Bank make the transfer in compliance with this
     Section 10.5.

          (b) Each Bank may, with the consent (which consent will not be unreasonably withheld or delayed) of the Company and each of the Co-Administrative Agents, assign to one or more banks or other financial institutions all or a portion of its interests, rights and obligations under this Agreement or any of the Notes (including all or a portion of its Commitment and the Advances at the time owing to it and the Note or Notes held by it); provided, however, that
     (i) the amount of the Commitment and Advances of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Co-Administrative Agents) shall not be less than $5,000,000, and (ii) the parties to each such assignment shall execute and deliver to each Co-Administrative Agent an Assignment and Acceptance, together with the Notes subject to such assignment and a processing and recordation fee of $2,500 payable to the Administrator. Upon acceptance and recording pursuant to clause (e) of this Section 10.5, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement (which obligations shall in any event include all obligations from which the assigning Bank is released as provided in such Assignment and Acceptance) and (B) the assigning Bank thereunder shall to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 1.15, 1.16, 10.1 and 10.9). Notwithstanding the foregoing, any Bank may assign, without the consent of the Company or the Co-Administrative Agents,
     (x) all of its rights and interests in respect of any Bid Auction Advance to any person, without payment of the processing and recordation fee referred to above in this clause (b), and (y) all or a portion of its interests, rights and obligations under this Agreement, any of the Notes (including all or a portion of its Commitment and the Advances at the time owing to it and the Note or Notes held by it) or any Letters of Credit to any affiliate of such

     Bank; provided that no such assignment to any affiliate of any Bank pursuant to the foregoing clause (y) shall relieve such assigning Bank of its obligations hereunder unless the Company shall have consented to such assignment (it being understood that the Company's consent shall not be unreasonably withheld or delayed).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty by the assigning Bank that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any lien or security interest, neither such assigning Bank, nor any Co-Administrative Agent, nor the Administrator, nor any other Bank makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the Notes, the Letters of Credit, any of the other Credit Documents or any other instrument or document furnished pursuant hereto; (ii) neither such assigning Bank, nor any Co-Administrative Agent, nor the Administrator, nor any other Bank makes any representation or warranty or assumes any responsibility with respect to the financial condition of the Company or any of its Subsidiaries or the performance or observance by the Company of any of its obligations under this Agreement, any of the Notes, any Letters of Credit, any other Credit Document or any other instrument or document furnished pursuant hereto;
     (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 4.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will independently and without reliance upon any Co-Administrative Agent, such assigning Bank, the Administrator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and any Notes payable to it or under any other Credit Document; (v) such assignee appoints each of the Co-Administrative Agents as

     Co-Administrative Agent for it and appoints and authorizes the Administrator to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrator by the terms hereof, together with such powers as are reasonably incidental thereto; and
     (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

          (d) The Administrator shall maintain at one of its offices in Hartford, Connecticut a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitment of, and the principal amount of the Loans and Bid Auction Advances and Letters of Credit owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Company, each of the Co-Administrative Agents, the Administrator and each of the Banks may treat each person whose name is recorded in the Register pursuant to the terms hereof, as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon the Administrator's receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, and accepted by the Company and each of the Co-Administrative Agents, together with each Note subject to such assignment and the processing and recording fee referred to in clause (b) above, the Administrator shall record the information contained therein in the Register. Within five (5) Business Days after receipt of notice, the Company, at its own expense, shall execute and deliver to the Administrator, in exchange for such surrendered Note, a new Note to the order of such assignee in a principal amount equal to the applicable Commitment and Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment and Loans, a new Note to the order of such assigning Bank in a principal amount equal to the applicable Commitment and Loans retained by it. Such new Notes shall be in an aggregate principal amount equal to the principal amount of such surrendered Note; such new Notes shall be dated the date of the surrendered Note which it replaces. Canceled Notes shall be returned to the Company.

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
          (f) Each Bank may (without the consent of the Company or any Co-Administrative Agent) sell participations to one or more banks or other financial institutions ("Participants") in all or any part of its rights and obligations under this Agreement and the Note or Notes held by it (including all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Participants shall be entitled to the benefit of the cost protection provisions contained in
     Section 1.16 and Section 1.17 but shall not be entitled to receive any greater payment thereunder than the Bank from which such Participant acquired its participation would be entitled to receive with respect to the interest so sold if such interest had not been sold and (iv) the Company, each of the Co-Administrative Agents, the Administrator and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Company relating to the Loans, the Letters of Credit and Bid Auction Advances and to approve any amendment, modification or waiver of any provision of this Agreement. Except as provided herein, no Participant shall have any rights under this Agreement (each Participant's rights against the Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of such Participant) and all amounts payable by the Company shall be determined as if such Bank had not sold such participation. Except with respect to a reduction of interest rate, increases in the principal amount of any Bank's Commitment, a reduction of the amount of any Fees or the principal amount of any Advance without payment in full thereof, an extension of scheduled dates for payment of principal, interest, Fees or scheduled termination dates, or the amendment or modification of any Subsidiary Guarantee (or release of any Subsidiary from its obligations thereunder), the Bank making any participation will not in any agreement with the Participant restrict such participating Bank's ability to make any modification, amendment or waiver to this Agreement.

          (g) The Company shall not assign or delegate any of its rights or duties hereunder, except pursuant to a merger of the Company with and into a domestic Subsidiary in compliance with Section 5.4.

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
          (h) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

     Section 10.6. Notices. Except as otherwise permitted herein, all notices, requests, consents, demands and other communications hereunder shall be in writing and shall be mailed by first class mail or sent by overnight courier or delivered in hand or sent by telegraph or facsimile transmission to the respective parties to this Agreement as follows:

       The Company:       Kaman Corporation
                          Blue Hills Avenue
                          Bloomfield, Connecticut 06002

                          Attention:  Robert M. Garneau
                                      Executive Vice President &
                                      Chief Financial Officer

                          Facsimile No:  (860) 243-7922


       The
       Co-Administrative
       Agents:            The Bank of Nova Scotia
                          101 Federal Street
                          Boston, Massachusetts 02110
                          Attention: Paula MacDonald
                          Facsimile No: (617) 951-2177

                          Fleet National Bank
                          777 Main St., CT MO H24B
                          Hartford, Connecticut 06115
                          Attention:  Jeff Lynch
                          Facsimile No: (860) 986-9378

       The
       Administrator:     Fleet National Bank
                          777 Main St., CT MO H24B
                          Hartford, Connecticut 06115
                          Attention:  Jeff Lynch
                          Facsimile No: (860) 986-9378


       Each of the Banks
       and Issuers: As set forth below such Bank's or
                    Issuer's signature hereto.

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

Notices hereunder shall be deemed to have been given when (a) if delivered by hand or telecopied or otherwise telecommunicated, to a responsible officer of the party to which it is directed, at the time of receipt thereof by such officer, (b) if sent by registered or certified mail, postage prepaid, three days after the date when mailed, or (c) if sent by overnight mail or overnight courier service, to such a responsible officer, when received by such officer. With respect to notices given by the Company to the Administrator pursuant to Section 1.3, 1.4, 1.6 or
1.10 hereof, such notices may be given by telephone if they are confirmed by a writing received by the Administrator within one
(1) Business Day after the giving of such telephonic notice and in any event prior to funding or conversion of the borrowing pursuant to Section 1.3, 1.4 or 1.6 or prepayment pursuant to
Section 1.10.

     Section 10.7. Headings; Severability: Entire Agreement. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement, the Notes and the other Credit Documents is intended to be severable; if any term or provision of this Agreement, the Notes, the other Credit Documents, or any other document delivered in connection herewith or therewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All Exhibits and Schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement, the other Credit Documents and the Exhibits and Schedules attached hereto embody the entire Agreement and understanding between the Company, the Banks, the Administrator and the Co-Administrative Agents and supersede all prior agreements and understandings relating to the subject matter hereof.

     Section 10.8. Governing Law. This Agreement, the Notes and each other Credit Document and all other documents contemplated hereby are being delivered, and are intended to be performed, in the State of Connecticut and shall be construed and enforceable in accordance with, and governed by, the laws of the State of Connecticut.

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
     Section 10.9. Counterparts. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     Section 10.10. Waiver of Jury Trial. THE CO-ADMINISTRATIVE AGENTS, THE ADMINISTRATOR, THE BANKS, AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR THE NOTES, OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY OF THE CO-ADMINISTRATIVE AGENTS, THE ADMINISTRATOR, ANY OF THE BANKS OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH CO-ADMINISTRATIVE AGENT, THE ADMINISTRATOR AND EACH BANK TO BECOME A PARTY TO THIS AGREEMENT.

     Section 10.11. Consent to Jurisdiction. For the purposes of any action or proceeding involving this Agreement or any of the Notes or any other Credit Document, each of the parties hereto on the date hereof hereby expressly consents to the exclusive jurisdiction of any Federal or state court located in Connecticut. Each party becoming a Bank hereunder after the date hereof pursuant to an Assignment and Acceptance shall, in such Assignment and Acceptance, consent to the exclusive jurisdiction of any Federal or state court located in Connecticut.

     Section 10.12. Effective Date. This Agreement shall become effective among the parties hereto as of the Effective Date.

     SECTION 10.13. Guarantee. The Company hereby absolutely, unconditionally and irrevocably

       (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of any other Obligor, including any Subsidiary for whose account a Letter of Credit is issued, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and
the
     operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section
506(b)), and
                              -84-
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
       (b) indemnifies and holds harmless each Agent, Bank, Issuer and each holder of a Note (herein, a "Bank Party") for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Bank Party, in enforcing any rights under the guarantee provided for in this Section 10.13 (the "Guarantee").

This Guarantee constitutes a guaranty of payment when due and not of collection, and the Company specifically agrees that it shall not be necessary or required that any Bank Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company or any other Obligor (or any other Person) before or as a condition to the obligations of the Company hereunder.

     SECTION 10.13.1. Acceleration of Guarantee. The Company agrees that, in the event of the dissolution or insolvency of the Company or any other Obligor (including any Subsidiary for whose account a Letter of Credit has been issued), or the inability or failure of the Company or such other Obligor to pay debts as they become due, or an assignment by the Company or such other Obligor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Company or such other Obligor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Company may not then be due and payable, the Company will pay to the Bank Parties forthwith the full amount which would be payable hereunder by the Company if all such Obligations were then due and payable.

     SECTION 10.13.2. Guarantee absolute, etc. This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Company have been paid in full, all obligations of each other Obligor under each Credit Document shall have been paid in full and all Commitments shall have terminated. The Company guarantees that the Obligations of each other Obligor (including any Subsidiary for whose account a Letter of Credit has been issued) will be paid strictly in accordance with the terms of the Credit Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank Party with respect thereto. The liability of the Company under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:

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
       (a) any lack of validity, legality or enforceability of any Subsidiary Guarantee, any Letter of Credit or any other
     Credit Document;

       (b)  the failure of any Bank Party

               (i) to assert any claim or demand or to enforce any right or remedy against any other Obligor or any other Person (including any other guarantor) under the provisions of any Subsidiary Guarantee, Letter of Credit or any other Credit Document or otherwise, or

               (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of any other Obligor;

       (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any other Obligor, or any other extension, compromise or renewal of any Obligation of any other Obligor;

       (d) any reduction, limitation, impairment or termination of the Obligations of any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of any other Obligor or otherwise;

       (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of any Subsidiary Guarantee, Letter of Credit or any other Credit Document;

       (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty (including any other Subsidiary Guarantee), held by any Bank Party securing any of the Obligations; or

       (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any other Obligor, any surety or any guarantor.

     SECTION 10.13.3. Reinstatement, etc. The Company agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Bank Party, upon the insolvency, bankruptcy or reorganization of any Obligor or otherwise, all as though such payment had not been made.

     SECTION 10.13.4. Waiver, etc. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of any Obligor and this Guarantee and any requirement that either of the Co-Administrative Agents or any other Bank Party protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations.

     SECTION 10.13.5. Postponement of Subrogation, etc. The Company will not exercise any rights which it may acquire by way of rights of subrogation under this Guarantee, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of any Obligor (including any Subsidiary for whose benefit a Letter of Credit was issued). Any amount paid to the Company on account of any such subrogation rights prior to the payment in full of all Obligations shall be held in trust for the benefit of the Bank Parties and shall immediately be paid to the Administrator and credited and applied against the Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

       (a) the Company has made payment to the Bank Parties of all or any part of the Obligations, and

       (b) all Obligations have been paid in full and all Commitments have been permanently terminated, each Bank Party agrees that, at the Company's request, the Administrator, on behalf of the Bank Parties, will execute and deliver to the Company appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Company of an interest in the Obligations of each other Obligor resulting from such payment by the Company. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Company shall refrain from taking any action or commencing any proceeding against any other Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guarantee to any Bank Party.

     IN WITNESS WHEREOF, the parties hereto have caused this AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT to be executed by their duly authorized officers as of the date first written above.

                           KAMAN CORPORATION

                           By:________________________________
                              Name:
                              Title:

                           THE BANK OF NOVA SCOTIA,
                             as a Co-Administrative Agent

                           By:________________________________
                              Name:  T.M. Pitcher
                              Title: Vice President

                           FLEET NATIONAL BANK,
                             as a Co-Administrative Agent and
                             the Administrator

                           By:________________________________
                              Name:  Jeffrey C. Lynch
                              Title: Vice President

                             BANKS

                             THE BANK OF NOVA SCOTIA,
                               as a Bank and as an Issuer

                             By
                             Name:   T.M. Pitcher
                             Title:  Vice President

                             Domestic
                             Office:  101 Federal Street
                                      Boston, MA  02110

                             Facsimile No.:  (617) 951-2177

                             Attention:  P.A. MacDonald
                                         R.P. Reynolds

                             LIBOR
                             Office:  101 Federal Street
                                      Boston, MA  02110

                             Facsimile No.:  (617) 951-2177

                             Attention:  P.A. MacDonald
                                         R.P. Reynolds

                             FLEET NATIONAL BANK


                             By
                               Name:   Jeffrey C. Lynch
                               Title:  Vice President

                             Domestic
                             Office:  777 Main St., CT MO H24B
                                      Hartford, CT  06115

                             Facsimile No.:  (860) 986-5754

                             Attention:  Jeffrey C. Lynch

                             LIBOR
                             Office:  777 Main St., CT MO H24B
                                      Hartford, CT  06115

                             Facsimile No.:  (860) 986-5754

                             Attention:  Jeffrey C. Lynch

                             NATIONSBANK, N.A.


                             By
                               Name:  Thomas J. Kane
                               Title:  Vice President


                             Domestic
                             Office:  NationsBank, N.A.
                                      767 Fifth Avenue
                                      5th Floor
                                      New York, NY  10153

                             Facsimile No.:  (212) 593-1083

                             Attention:  Mr. Thomas J. Kane
                                         NY1-003-05-01

                             LIBOR
                             Office:  NationsBank, N.A.
                                      100 N. Tryon Street
                                      Charlotte, NC  28255

                             Facsimile No.:  (704) 386-8694

                             Attention:  Ms. Carole Greene
                                         NC1-001-15-03

                             THE SUMITOMO BANK, LIMITED,
                                     NEW YORK BRANCH

                             By
                               Name:
                               Title:


                             Domestic
                             Office:  The Sumitomo Bank,
                                        Limited, New York Branch
                                      277 Park Avenue
                                      New York, NY  10172

                             Facsimile No.:  (212) 224-5188

                             Attention:  Michael Garrido


                             LIBOR
                             Office:  The Sumitomo Bank,
                                        Limited, New York Branch
                                      277 Park Avenue
                                      New York, NY  10172

                             Facsimile No.:  (212) 224-5188

                             Attention:  Michael Garrido

                             ABN AMRO BANK N.V.


                             By
                               Name:
                               Title:



                             By
                               Name:
                               Title:


                             Domestic
                             Office:  ABN AMRO Bank N.V.
                                      One Post Office Square
                                      39th Floor
                                      Boston, MA  02109

                             Facsimile No.:  (617) 988-7910

                             Attention:  James E. Davis

                             LIBOR
                             Office:  ABN AMRO Bank N.V.
                                      One Post Office Square
                                      39th Floor
                                      Boston, MA  02109

                             Facsimile No.:  (617) 988-7910

                             Attention:  Donna Connolly

                             BANKBOSTON, N.A.


                             By
                               Name:   Harvey H. Thayer, Jr.
                               Title:  Director


                             Domestic
                             Office:  100 Federal St., 01-09-04
                                      Boston, MA  02110

                             Facsimile No.:  (617) 434-0637

                             Attention:  Harvey H. Thayer, Jr.

                             LIBOR
                             Office:  100 Federal St., 01-10-07
                                      Boston, MA  02110

                             Facsimile No.:  (617) 434-4695

                             Attention:  Larry Faccini

                             DEUTSCHE BANK AG, NEW YORK AND/OR
                               CAYMAN ISLANDS BRANCHES


                             By
                               Name:
                               Title:


                             By
                               Name:
                               Title:


                             Domestic
                             Office:  Deutsche Bank AG, New York
                                        Branch
                                      31 West 52nd Street
                                      New York, NY  10019

                             Facsimile No.:  (212) 469-7880

                             Attention:  Mr. Noble Samuel
                                         Loan Administrator

                             LIBOR
                             Office:  Deutsche Bank AG, Cayman
                                        Islands Branch
                                 c/o  Deutsche Bank AG, New
                                      York Branch
                                      31 West 52nd Street
                                      New York, NY  10019

                             Facsimile No.:  (212) 469-7880

                             Attention:  Mr. Noble Samuel
                                         Loan Administrator

                             THE FIRST NATIONAL BANK OF CHICAGO


                             By
                               Name:
                               Title:


                             Domestic
                             Office:  One First National Plaza
                                      Suite 0634
                                      Chicago, IL  60670

                             Facsimile No.:  (312) 732-4840

                             Attention: Claudia Kech

                             LIBOR
                             Office:  One First National Plaza
                                      Suite 0634
                                      Chicago, IL  60670

                             Facsimile No.:  (312) 732-4840

                             Attention: Claudia Kech

                             MELLON BANK, N.A.


                             By
                               Name:  John Paul Marotta
                               Title:  Vice President


                             Domestic
                             Office:  Mellon Bank, N.A.
                                      3 Mellon Bank Center
                                      Room 153-2302
                                      Pittsburgh, PA  15259

                             Facsimile No.:  (412) 236-2028

                             Attention:  Jacqueline Terry
                                         Loan Administrator

                             LIBOR
                             Office:  Mellon Bank, N.A.
                                      3 Mellon Bank Center
                                      Room 153-2302
                                      Pittsburgh, PA  15259

                             Facsimile No.:  (412) 236-2028

                             Attention:  Jacqueline Terry
                                         Loan Administrator

                             WACHOVIA BANK OF GEORGIA, N.A.


                             By
                               Name:
                               Title:


                             Domestic
                             Office:  191 Peachtree St. N.E.
                                      Atlanta, GA  30303

                             Facsimile No.:  (404) 332-6898

                             Attention:  Tomeka Henry

                             LIBOR
                             Office:  191 Peachtree St. N.E.
                                      Atlanta, GA  30303

                             Facsimile No.:  (404) 332-6898

                             Attention:  Tomeka Henry

                             FIRST UNION NATIONAL BANK


                             By
                               Name:   Michael R. Chalian
                               Title:  Vice President


                             Domestic
                             Office:  First Union National Bank
                                      301 South College Street
                                      Charlotte, NC  28288

                             Facsimile No.:  (704) 374-2802

                             Attention:  Ted Noneman

                             LIBOR
                             Office:  First Union National Bank
                                      301 South College Street
                                      Charlotte, NC  28288

                             Facsimile No.:  (704) 374-2802

                             Attention:  Ted Noneman

                             DEN DANSKE BANK AKTIESELSKAB,
                             CAYMAN ISLANDS BRANCH


                             By
                               Name: Peter L. Hargraves
                               Title: Vice President


                             By
                               Name:
                               Title:


                             Domestic
                             Office:  Den Danske Bank
                                      Aktieselskab, Cayman
                                      Islands Branch
                                      c/o Den Danske Bank, New
                                      York Branch
                                      280 Park Avenue
                                      4th Floor, East Bldg.
                                      New York, NY 10017-1216

                             Facsimile No.:  (212) 984-8484

                             Attention:  Peter L. Hargraves

                             LIBOR
                             Office:  Den Danske Bank
                                      Aktieselskab, Cayman
                                      Islands Branch
                                      c/o Den Danske Bank, New
                                      York Branch
                                      280 Park Avenue
                                      4th Floor, East Bldg.
                                      New York, NY 10017-1216

                              Facsimile No.:  (212) 984-8484

                              Attention:  Peter L. Hargraves

                                                        EXHIBIT A


                      REVOLVING CREDIT NOTE

$                                                   July   , 1997

     FOR VALUE RECEIVED, the undersigned KAMAN CORPORATION, a
Connecticut corporation (the "Company"), hereby absolutely and unconditionally promises to pay to the order of (the "Bank"), at the Administrator's Funding Office:

          (a)  On the Maturity Date the principal amount of
      DOLLARS ($            ) or, if less, the aggregate unpaid
principal amount of all Revolving Credit Loans outstanding on the Maturity Date and made by the Bank to the Company pursuant to the Amended and Restated Revolving Credit Agreement, dated as of July , 1997, amending and restating in its entirety that certain Revolving Credit Agreement, dated as of January 29, 1996
(together with all exhibits, schedules and attachments thereto, as the same have been amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as so amended and restated and, together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), and The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents"); and

          (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

     This Note evidences borrowings under and has been issued by the Company in accordance with the terms of the Credit Agreement, and is one of the Revolving Credit Notes referred to therein.
The Bank and any other holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Company contained therein, and may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

     All capitalized terms which are used in this Note without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     The Bank shall, and is hereby irrevocably authorized by the Company to, endorse on the schedule attached to this Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Note; provided, that failure by the Bank to make any such notations shall not affect any of the Company's obligations in respect of this Note.

     The Company has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     This Note is issued in substitution and exchange for, and not in satisfaction or payment of, and shall represent an amendment and restatement of, the Note dated January 29, 1996 payable to the order of the Bank and issued on such date under the Existing Credit Agreement (the "Existing Note"), and the Indebtedness originally evidenced by such Existing Note which is now evidenced by this new Note shall be a continuing Indebtedness of the Company, and nothing herein contained shall be construed to deem such Existing Note paid, or to release or terminate any Lien or security interest given to secure such Existing Note, which Liens and security interests shall continue to secure such Indebtedness as evidenced by this Note.

     THE COMPANY ACKNOWLEDGES THAT THE FINANCING EVIDENCED BY THE CREDIT AGREEMENT AND THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH ANY AGENT MAY DESIRE TO USE.

     Except as otherwise expressly provided in the Credit Agreement, the Company and every endorser and guarantor of this Note or the obligations represented hereby (including each of the Significant Subsidiaries parties to any of the Subsidiary Guarantees) waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment of any amounts payable hereunder or under the Credit Agreement and any other indulgence in respect hereof or thereof.

     This Note shall be construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, KAMAN CORPORATION has caused this
REVOLVING CREDIT NOTE to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officer as of the day and year first above written.

                                   KAMAN CORPORATION

[Corporate Seal]

                                   By:
                                      Name:
                                      Title:
Attest:


                                                 Amount of
       Interest                                  Principal
       Rate                  Amount              Balance of
       (Domestic/   Interest of       Paid or    Principal    Notation
Date   Eurodollar)  Period   Advance  Prepaid    Unpaid       Made by


                                                        EXHIBIT B

                         BID AUCTION NOTE


$250,000,000                                        July   , 1997

     FOR VALUE RECEIVED, the undersigned KAMAN CORPORATION, a
Connecticut corporation (the "Company"), hereby absolutely and unconditionally promises to pay to the order of (the "Bank"), at the Administrator's Funding Office:

          (a)  On the last day of each Interest Period for any
Bid Auction Advance made by the Bank to the Company pursuant to the Amended and Restated Revolving Credit Agreement, dated as of
July   , 1997, amending and restating in its entirety that
certain Revolving Credit Agreement, dated as of January 29, 1996 (together with all exhibits, schedules and attachments thereto, as the same have been amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as so amended and restated and, together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), and The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents"), and on the Maturity Date, the principal amount of TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) or, if less, the aggregate unpaid principal amount of such Bid Auction Advance outstanding on such date; and

          (b) interest on the principal amount of each Bid Auction Advance from time to time outstanding from the date such Bid Auction Advance is made through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Credit Agreement.

     This Note evidences borrowings under and has been issued by the Company in accordance with the terms of the Credit Agreement, and is one of the Bid Auction Notes referred to therein. The Bank and any other holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Company contained therein, and may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

     All capitalized terms which are used in this Note without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     The Bank shall, and is hereby irrevocably authorized by the Company to, endorse on the schedule attached to this Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances and repayments of principal of this Note; provided, that failure by the Bank to make any such notations shall not affect any of the Company's obligations in respect of this Note.

     The Company has the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

     If any one or more of the Events of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

     This Note is issued in substitution and exchange for, and not in satisfaction or payment of, and shall represent an amendment and restatement of, the Note dated January 29, 1996 payable to the order of the Bank and issued on such date under the Existing Credit Agreement (the "Existing Note"), and the Indebtedness originally evidenced by such Existing Note which is now evidenced by this new Note shall be a continuing Indebtedness of the Company, and nothing herein contained shall be construed to deem such Existing Note paid, or to release or terminate any Lien or security interest given to secure such Existing Note, which Liens and security interests shall continue to secure such Indebtedness as evidenced by this Note.

     THE COMPANY ACKNOWLEDGES THAT THE FINANCING EVIDENCED BY THE CREDIT AGREEMENT AND THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH ANY AGENT MAY DESIRE TO USE.

     Except as otherwise expressly provided in the Credit Agreement, the Company and every endorser and guarantor of this Note or the obligations represented hereby (including each of the Significant Subsidiaries parties to any of the Subsidiary Guarantees) waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment of any amounts payable hereunder or under the Credit Agreement and any other indulgence in respect hereof or thereof.

     This Note shall be construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, KAMAN CORPORATION has caused this BID
AUCTION NOTE to be signed in its corporate name and its corporate seal to be impressed hereon by its duly authorized officer as of the day and year first above written.

                                   KAMAN CORPORATION

[Corporate Seal]

                                   By:
                                      Name:
                                      Title:
Attest:


                                                 Amount of
       Interest                                  Principal
       Rate                  Amount              Balance of
       (Domestic/   Interest of       Paid or    Principal    Notation
Date   Eurodollar)  Period   Advance  Prepaid    Unpaid       Made by


                                                        EXHIBIT C


                 REVOLVING CREDIT ELECTION NOTICE


Fleet National Bank,
  as Administrator
777 Main St., CT MO H24B
Hartford, CT 06115

Attention:


                        Kaman Corporation

Gentlemen and Ladies:

     This Revolving Credit Election Notice is delivered to you pursuant to clause (a) of Section 1.3 of the Amended and Restated
Revolving Credit Agreement, dated as of July   , 1997, amending
and restating in its entirety that certain Revolving Credit Agreement, dated as of January 29, 1996 (together with all exhibits, schedules and attachments thereto, as the same have been amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as so amended and restated and, together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), and The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby requests that a Revolving Credit Loan be
made in the aggregate principal amount of $              on
     , 199  as [a Domestic Loan] [a Eurodollar Loan having an
Interest Period of [1] [3] [6] month[s]].

     The Company hereby certifies and warrants that, pursuant to
Section 3.2 of the Credit Agreement, each of the delivery of this Revolving Credit Election Notice and the acceptance by the

Company of the proceeds of the Revolving Credit Loans requested hereby, constitute a representation and warranty that, on the date the Revolving Credit Loans requested hereby are made, and both before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in clauses (c) and (d) of Section 3.2 of the Credit Agreement are true and correct in all material respects. The Company further certifies and warrants that on the date the Revolving Credit Loans proposed hereby are made, the aggregate amount of the proposed Revolving Credit Loans and all other Loans, Letter of Credit Outstandings and Advances outstanding after giving effect to such Revolving Credit Loans (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Commitment, as in effect on such date.

     The Company agrees that if prior to the time of the funding of the Revolving Credit Loans requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrator. Except to the extent, if any, that prior to the time of the funding of the Revolving Credit Loans requested hereby the Administrator shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of the funding of such Revolving Credit Loans as if then made.

     The Company hereby confirms that the requested Revolving
Credit Loans are to be made available to it in accordance with
Section 1.3 of the Credit Agreement.

     The Company has caused this Revolving Credit Election Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly authorized officer this _____ day of __________, 199_.


                            KAMAN CORPORATION



                            By:______________________________
                               Name:
                               Title:

                                                        EXHIBIT D


                   BID AUCTION ELECTION NOTICE



Fleet National Bank,
  as Administrator
777 Main St., CT MO H24B
Hartford, CT  06115

Attention:

                        Kaman Corporation

Gentlemen and Ladies:

     This Bid Auction Election Notice is delivered to you pursuant to clause (b) of Section 1.4 of the Amended and Restated
Revolving Credit Agreement, dated as of July   , 1997, amending
and restating in its entirety that certain Revolving Credit Agreement, dated as of January 29, 1996 (together with all exhibits, schedules and attachments thereto, as the same have been amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as so amended and restated and, together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), and The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby proposes that a Bid Auction Borrowing be made on the following terms:

A.   1.  Date of Bid Auction
         Borrowing:                                        , 19

     2.  Aggregate Amount of Bid
         Auction Borrowing:                  $

     3.  Bid Auction Advance Maturity
         Date(s) for repayment of such
         Bid Auction Advance(s):                           , 19

     4.  The Interest Period(s) for such
         Bid Auction Advance(s)

     5.  Bid Auction Advance Interest
         Payment Date(s):               ,19

****[B.  1.    Date of Bid Auction
         Borrowing:
                                                             , 19
-------------------------
* Must be at least one (1) business day after the delivery of this Bid Auction Election Notice.

**    Must be for such duration of 7 to 180 days.

*** Insert the Bid Auction Advance Maturity Date, and if the Bid Auction Advance Maturity Date occurs more than three months after the date of the proposed Bid Auction Advance, the date occurring on each three (and integral of three) month anniversary of the making of the Advance after the date of such Bid Auction Advance.

**** Insert if more than one Bid Auction Advance is requested.

     2.  Aggregate Amount of Bid
         Auction Borrowing:                 $

     3.  Bid Auction Advance Maturity
         Date(s) for repayment of such
         Bid Auction Advance(s):                           , 19

     4.  The Interest Period(s) for such
         Bid Auction Advance(s):

     5.  Bid Auction Advance Interest
         Payment Date(s):                                  , 19

C.   1.  Date of Bid Auction
         Borrowing:                                        , 19

     2.  Aggregate Amount of Bid
         Auction Borrowing:                 $

     3.  Bid Auction Advance Maturity
         Date(s) for repayment of such
         Bid Auction Advance(s):                           , 19

     4.  The Interest Period(s) for such
         Bid Auction Advance(s):

     5.  Bid Auction Advance Interest
         Payment Date(s):                                   , 19  ]


     The Company hereby certifies and warrants that, pursuant to
Section 3.2 of the Credit Agreement, the delivery of this Bid Auction Election Notice constitutes a representation and warranty that, on the date the Bid Auction Advances requested hereby are made, and both before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in clauses (c) and (d) of Section 3.2 of the Credit Agreement are true and correct in all material respects. The Company further certifies and warrants that on the date the Bid Auction Advances proposed hereby are made, the aggregate amount of the proposed Bid Auction Borrowing and all other Loans, Letter of Credit Outstandings and Advances outstanding after giving effect to such Bid Auction Advances (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Commitment, as in effect on such date.

     The Company agrees that if prior to the time of the Bid Auction Borrowing requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrator. Except to the extent, if any, that prior to the time of the Bid Auction Borrowing proposed hereby, the Administrator shall receive written notice to the contrary from the Company, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Advance as if then made.

     The Company has caused this Bid Auction Election Notice to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ___ day of __________, 199_.


                                   KAMAN CORPORATION


                                   By:___________________________
                                      Name:
                                      Title:

                                                        EXHIBIT E


                        BID AUCTION OFFER

                                                           , 199

Kaman Corporation
Blue Hills Avenue
Bloomfield, Connecticut 06002

Attention:  Robert M. Garneau
            Executive Vice President &
              Chief Financial Officer



Gentlemen and Ladies:

     This Bid Auction Offer is delivered to you pursuant to clause (c) of Section 1.4 of the Amended and Restated Revolving
Credit Agreement, dated as of July   , 1997, amending and
restating in its entirety that certain Revolving Credit Agreement, dated as of January 29, 1996 (together with all exhibits, schedules and attachments thereto, as the same have been amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as so amended and restated and, together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), and The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The undersigned Bank hereby makes a Bid Auction Offer in
response to the Bid Auction Election Notice made by the Company
on           , 199 , and in that connection, sets forth the terms
on which such Bid Auction Offer is made:

    1.    Date of Bid Auction Borrowing:                   , 199

     2.   Minimum principal amount of Bid
          Auction Advance the undersigned
          is willing to make as part of such
          proposed Bid Auction Borrowing:     $

     3.   Maximum principal amount of Bid
          Auction Advance the undersigned
          is willing to make as part of such
          proposed Bid Auction Borrowing:     $

     4.   Bid Auction Advance Maturity Date
          for repayment of such Bid Auction
          Advance will be                                  , 199

     5.   Bid Auction Advance Interest
          Payment Date(s) will be                          , 199

                                             [            , 199 ]

     6.   Rate of interest:                           % per annum




                                   [NAME OF BANK]


                                   By:
                                      Name:
                                      Title:
-------------------------
*     Information to be repeated if multiple Bid Auction Advances have been requested to be made in respect of a single Bid
      Auction Election Notice.

                                                        EXHIBIT F

                      BID AUCTION ACCEPTANCE


[NAME AND ADDRESS OF BANK]

Attention:

                        Kaman Corporation

Gentlemen and Ladies:

     This Bid Auction Acceptance is delivered to you pursuant to clause (d) of Section 1.4 of the Amended and Restated Revolving
Credit Agreement, dated as of July   , 1997, amending and
restating in its entirety that certain Revolving Credit Agreement, dated as of January 29, 1996 (together with all exhibits, schedules and attachments thereto, as the same have been amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as so amended and restated and, together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), and The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby accepts the Bid Auction Offer, dated
___________ __, 199_, made by [NAME OF BANK] on the following terms:

   **1.   Date of Bid Auction Advance                      , 199

     2.   Principal amount of Bid Auction
          Advance                             $

     3.   Bid Auction Advance Maturity
          Date:                                            , 199

     4.   Rate of interest:                           % per annum

     5.   Bid Auction Advance Interest
          Payment Date(s):                                 , 199

                                              [            , 199 ]

     The undersigned hereby confirms that it accepts such Bid Auction Offer in accordance with clause (d)(ii) of Section 1.4 of the Credit Agreement. The Company hereby certifies and warrants that, pursuant to Section 3.2 of the Credit Agreement, this acceptance by the Company of the proceeds of the Bid Auction Advances constitutes a representation and warranty that, on the date the Bid Auction Advances requested by the Bid Auction Election Request are made, and both before and after giving effect thereto and to the application of the proceeds therefrom,

-------------------------
* Repeat this paragraph (and information contained herein) for each Bank whose Bid auction Offer is accepted by the Company or for multiple Bid Auction Advances.

**    Terms must conform to the Bid auction Election Notice
      Referred to in the Bid auction Offer relating to such Bid
      Auction borrowing.

all statements set forth in clauses (c) and (d) of Section 3.2 of the Credit Agreement are true and correct in all material respects. The Company further certifies and warrants that on the date the Bid Auction Advances accepted hereby are made, the aggregate amount of the proposed Bid Auction Advances and all other Loans, Letter of Credit Outstandings and Advances outstanding after giving effect to such Bid Auction Advances (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Commitment, as in effect on such date.

     The Company has caused this Bid Auction Acceptance to be
executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this
     day of         , 199 .



                                   KAMAN CORPORATION


                                   By:
                                      Name:
                                      Title:

                                                        EXHIBIT G

                        KAMAN CORPORATION

                      COMPLIANCE CERTIFICATE


     The undersigned,             , hereby certifies that s/he is
the duly elected, qualified and acting              of Kaman
Corporation (the "Company"), a Connecticut corporation, and as such officer, s/he is familiar with the terms, covenants and conditions of the Amended and Restated Revolving Credit
Agreement, dated as of July   , 1997, amending and restating in
its entirety that certain Revolving Credit Agreement, dated as of January 29, 1996 (together with all exhibits, schedules and attachments thereto, as the same have been amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as so amended and restated and, together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), and The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents"). All terms not specifically defined herein shall have the definitions ascribed in the Credit Agreement.

     This is to certify that, as of the date hereof (i) the Company has complied, and shall be in compliance, with all terms, covenants and conditions of the Credit Agreement as required thereby; (ii) there exists no Default or Event of Default; and
(iii) the representations and warranties set forth in Article II of the Credit Agreement are true and correct with the same effect as though such representations had been made as of the date of this Certificate.

     The computations which produced the figures contained in this Compliance Certificate are set forth on Annex A hereto.

     Without limiting the generality of the foregoing, the Company certifies specifically as follows as of [insert last day of most recently ended fiscal quarter]:

Section of
Credit Agreement                           (Dollars in Thousands)
                                   Requirement or
                                   Ceiling             Actual
                                   ---------------     ------
5.1(e)       Liens not to secure   $25,000,000         $
             Indebtedness in
             excess of $25,000,000

5.6(b)(i)    Sale of Assets        $                   $
             pursuant to           (figure represents
             Section 5.6(b)for     15% of Company's
             this fiscal year      Consolidated
             through the date      Tangible Assets
             of this               as calculated
             certificate           pursuant to
                                   Section 5.6)

5.6(b)(ii)   Sale of Assets        $                   $
             pursuant to           (figure represents
             Section 5.6(b)        45% of Company's
             through the date      Consolidated
             of this               Tangible Assets
             certificate since     as calculated
             Effective Date        pursuant to
                                   Section 5.6)

6.1          Consolidated Net      $200,000,000        $
             Worth

6.2          Fixed Charge          2.50:1.0 through        :1.0
             Coverage Ratio        (and including)
                                   12/31/97 2.75:1.0
                                   after 12/31/97

6.3          Consolidated          55%                         %
             Total Indebtedness
             as a percentage of
             Total Capitalization

                                   KAMAN CORPORATION
Dated: [date of delivery
of Certificate]                    By:
                                      Name:
                                      Title:

                             Annex A
A.   5.6: Sale of Assets

     (i)  Applicable Percentage:

          (a)  The aggregate book value of all tangible
               assets sold (as determined at the time of
               such sale) divided by the Consolidated
               Tangible Assets as of the most recently
               completed fiscal quarter at the time of
               such asset sale:                           $

     (ii) Aggregate Percentage:

          The sum of all Applicable Percentages:

          (a)  For the current fiscal year - not
                to exceed 15%, and therefore the
                Company [was] [was not] in compliance
                with Section 5.6:                             %

          (b)  Since the Effective Date - not to
                exceed 45%, and therefore the Company
                [was] [was not] in compliance with
                Section 5.6:                                  %

     (iii)Designated Percentage:

          Either of:

          (a)  15%, for any fiscal year; or

          (b)  not to exceed a cumulative aggregate
               percentage of 45% since the Effective
               Date:                                     [15%]
                                                         [45%]

     (iv) Reduction Amount:

          An amount equal to:

          (a)  if Item (iii) (a) above applies,
               the book value of all asset sales
               during the current fiscal year less
               15% of the Consolidated Tangible
               Assets as of the most recently
               completed fiscal quarter less any
               Total Commitment reduction during
               such current fiscal year; or

          (b)  if Item (iii) (b) above applies,
               the book value of all asset sales
               during the current fiscal year less
               any Total Commitment reductions during
               such current fiscal year:                  $

B.   6.1: Consolidated Net Worth

     (i)  consolidated shareholders' equity:                $

     (ii) Qualifying Preferred Stock:                       $

     (iii)Consolidated Net Worth (Item (i) plus
          Item (ii)):                                       $

C.   6.2: Fixed Charge Coverage Ratio

     (i)  Operating Profit for the four (4) most
          recently completed fiscal quarters of
          Company:                                          $

     (ii) aggregate consolidated interest expense
          on borrowed money (including the Obligations)
          (net of cash income from Investments) for the
          four (4) most recently completed fiscal
          quarters of the Company:                          $

     (iii)Fixed Charge Coverage Ratio (ratio of
          Item (i) to Item(ii)):*                               :

D.   6.3: Consolidated Total Indebtedness to Total
     Capitalization

     (i)  Consolidated Total Indebtedness:                  $

     (ii) Consolidated Net Worth (see Item (iii)
          from Section C above):                            $

     (iii)Total Capitalization (Item (i) plus
          Item (ii)):                                       $

     (iv) Item (i) divided by Item (iii):**                   %

-------------------------
* Section 6.2 of the Credit Agreement requires the Fixed Charge Coverage Ratio to be greater than or equal to 2.50:1.0 through (and including)
      12/31/97 and to be greater than or equal to 2.74:1.0 at any time of determination hereafter.

**    Section 6.3 of the Credit Agreement requires the
      Company's Consolidated Total Indebtedness to be less than or equal to 55% of its Total Capitalization.

                                                        EXHIBIT H


               ASSIGNMENT AND ACCEPTANCE AGREEMENT


     Reference is made to the Amended and Restated Revolving
Credit Agreement, dated as of July   , 1997, amending and
restating in its entirety that certain Revolving Credit Agreement, dated as of January 29, 1996 (together with all exhibits, schedules and attachments thereto, as the same have been amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as so amended and restated and, together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), and The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents"). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

     This Assignment and Acceptance Agreement (this "Agreement")
has been made by               (the "Assignor") and
(the "Assignee"), and consented to by the Company and each of the Co-Administrative Agents, in order to effect the assignment by the Assignor, and the assumption by the Assignee, of certain of the Assignor's rights and duties with respect to the Credit Agreement and the Notes issued to it thereunder.

     The Assignor and Assignee agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the
Assignor, a    % interest in and to all of the Assignor's rights
and obligations under the Credit Agreement, including (a) its Commitment on the Assignment Effective Date (as defined below),
(b) each of the Advances owing on the Assignment Effective Date to the Assignor, (c) each Note held by the Assignor, and (d) all unpaid interest with respect to such Advances and Fees owing to the Assignor and accrued to the Assignment Effective Date.

          2. The Assignor (a) represents that as of the date hereof, its Commitment (without giving effect to assignments thereof which have not yet become effective) is $
(which includes all Letters of Credit Outstanding), and the outstanding principal balances of each Note held by the Assignor (unreduced by any assignments thereof which have not yet become
effective) is as follows:           , (b) makes no representation
or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the Notes held by such Assignor, any of the other Credit Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any lien or security interest, and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any other Obligor or the performance or observance by the Company or any other Obligor of any of its obligations under the Credit Agreement, any of the Notes or any of the other Credit Documents or any other instrument or documents furnished pursuant thereto.

          3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Agreement, (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 4.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement;
(c) agrees that it will, independently and without reliance upon either of the Co-Administrative Agents, the Administrator, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any Notes held by it or any of the other Credit Documents; (d) appoints and authorizes each of the Co-Administrative Agents to take such action as agent on its behalf and to exercise such powers under the Credit

     Agreement as are delegated to either of the Co-Administrative Agents by the terms thereof, together with such powers as are reasonably incidental thereto; and
     (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank, including its obligations under Section 1.12 of the Credit Agreement if it is organized outside the United States.

          4.   The Assignment Effective Date for this Agreement
shall be             , 19   (the "Assignment Effective Date").

          5.   From and after the Assignment Effective Date,
     (a) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Agreement, have the rights and obligations of a Bank thereunder and (b) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

-------------------------
* See Section 10.6(b) of the Credit Agreement. Such date shall be at least five (5) Business Days after the execution of this Agreement.

          6. Upon receipt and recording of this Agreement by the Administrator, from and after the Assignment Effective Date, the Administrator shall make all payments under the Credit Agreement in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and Fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Effective Date directly between themselves.

          7. The Assignee hereby consents to the exclusive jurisdiction of any Federal or State court located in Connecticut.

          8. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

                                   ASSIGNOR:

                                   [NAME OF ASSIGNOR]


                                   By:___________________________
                                      Name:
                                      Title:

                                   ASSIGNEE:

                                   [NAME OF ASSIGNEE]


                                   By:___________________________
                                      Name:
                                      Title:

                                   hereby accepted by each of the

                                   COMPANY:

                                   KAMAN CORPORATION


                                   By:___________________________
                                      Name:
                                      Title:

                                   CO-ADMINISTRATIVE AGENTS:

                                   THE BANK OF NOVA SCOTIA,
                                     as a Co-Administrative Agent


                                   By:___________________________
                                      Name:
                                      Title:


                                   FLEET NATIONAL BANK OF
                                     CONNECTICUT,
                                     as a Co-Administrative Agent


                                   By:___________________________
                                      Name:
                                      Title:

                                                        EXHIBIT I



                       SUBSIDIARY GUARANTEE



     THIS SUBSIDIARY GUARANTEE (this "Guarantee"), dated as of
July 3, 1997, made by KAMAN AEROSPACE INTERNATIONAL CORPORATION, a Connecticut corporation (the "Guarantor"), in favor of each of the Bank Parties (as defined below).


                        W I T N E S E T H:

     WHEREAS, pursuant to the Amended and Restated Revolving Credit Agreement, dated as of the date hereof, amending and restating in its entirety that certain Revolving Credit Agreement, dated as of January 29, 1996 (together with all exhibits, schedules and attachments thereto, as the same have been amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as so amended and restated and, together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), and The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank of Connecticut ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents"), the Banks and each Issuer have extended Commitments to make Loans to the Company and to issue Letters of Credit for the account of the Company and/or its Subsidiary Guarantors; and

     WHEREAS, as a condition precedent to the amendment and restatement of the Existing Credit Agreement pursuant to the Credit Agreement and to the making of Loans and the issuance of Letters of Credit, including for the account of the Guarantor, under the Credit Agreement, the Guarantor is required to execute and deliver this Guarantee and become a Subsidiary Guarantor under, and for all purposes of, the Credit Agreement; and

     WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guarantee; and

     WHEREAS, it is in the best interests of the Guarantor to execute this Guarantee inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans and Advances made from time to time to the Company (and, in the case of Letters of Credit, issued from time to time for the account of the Company and/or its Subsidiary Guarantors) by the Banks and each Issuer pursuant to the Credit Agreement, including Letters of Credit issued from time to time for the account of the Guarantor;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Banks to amend and restate the Existing Credit Agreement pursuant to the Credit Agreement and to continue to make Loans and Advances to the Company or, in the case of Letters of Credit, issue such Letters of Credit for the account of the Company and/or its Subsidiary Guarantors pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Bank Party, as follows:


                            ARTICLE 1

                           DEFINITIONS

     SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Guarantee, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

     "Administrator" means Fleet National Bank of Connecticut, in its capacity as Administrator pursuant to the Credit Agreement, and each of its successors, transferees and assigns thereto.

     "Bank" and "Banks" is defined in the first recital.

     "Bank Party" means, as the context may require, any Bank, any Issuer or either Co-Administrative Agent and each of their respective successors, transferees and assigns.

     "Co-Administrative Agent" and "Co-Administrative Agents" is defined in the first recital.

     "Company" is defined in the first recital.

     "Credit Agreement" is defined in the first recital.

     "Existing Credit Agreement" is defined in the first recital.

     "Guarantee" is defined in the preamble.

     "Guarantor" is defined in the preamble.

     "Issuer" means any "Issuer" under (and as such term is defined in) the Credit Agreement as an issuer of any Letter of Credit.

     SECTION 1.2.  Credit Agreement Definitions.  Unless
otherwise defined herein or the context otherwise requires, terms used in this Guarantee, including its preamble and recitals, have the meanings provided in the Credit Agreement.


                            ARTICLE II

                       GUARANTEE PROVISIONS

     SECTION 2.1. Guarantee. The Guarantor hereby absolutely, unconditionally and irrevocably

          (1) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Company, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. Section 502(b) and Section 506(b)), and

          (2) indemnifies and holds harmless each Bank Party and each holder of a Note for any and all costs and expenses
(including reasonable attorney's fees and expenses) incurred by such Bank Party or such holder, as the case may be, in enforcing any rights under this Guarantee;

provided, however, that the Guarantor shall be liable under this Guarantee for the maximum amount of such liability that can be hereby incurred without rendering this Guarantee, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guarantee constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Bank Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Company or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

     SECTION 2.2. Acceleration of Guarantee. The Guarantor agrees that, in the event of the dissolution or insolvency of the Company or the Guarantor, or the inability or failure of the Company or the Guarantor to pay debts as they become due, or an assignment by the Company or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Company or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of the Company may not then be due and payable, the Guarantor will pay to the Bank Parties forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

     SECTION 2.3. Guarantee absolute, etc. This Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Company have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments shall have terminated. The Guarantor guarantees that the Obligations of the Company will be paid strictly in accordance with the terms of the Credit

Agreement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Bank Party or any holder of any Note with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute, unconditional and irrevocable irrespective of:

          (1) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Credit Document;

          (2) the failure of any Bank Party or any holder of any Note

               (1) to assert any claim or demand or to enforce any right or remedy against the Company, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note or any other Credit Document or otherwise, or

               (2) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Company or any other Obligor;

          (3) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Company or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Company or any other Obligor;


          (4) any reduction, limitation, impairment or termination of the Obligations of the Company or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Obligations of the Company, any other Obligor or otherwise;

          (5) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Credit
Document;

          (6) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty (including any other Subsidiary Guarantee), held by any Bank Party or any holder of any Note securing any of the Obligations of the Company; or

          (7) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, any other Obligor, any surety or any guarantor.

     SECTION 2.4. Reinstatement, etc. The Guarantor agrees that this Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Bank Party or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     SECTION 2.5. Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Company and this Guarantee and any requirement that either of the Co-Administrative Agents, any other Bank Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Company, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Company.

     SECTION 2.6. Postponement of Subrogation, etc. The Guarantor will not exercise any rights which it may acquire by way of rights of subrogation under this Guarantee, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of the Company. Any amount paid to the Guarantor on account of any such subrogation rights prior to the payment in full of all Obligations of the Company shall be held in trust for the benefit of the Bank Parties and each holder of a Note and shall immediately be paid to the Administrator and credited and applied against the Obligations of the Company, whether matured or unmatured, in accordance with the terms of the Credit Agreement; provided, however, that if

          (1) the Guarantor has made payment to the Bank Parties and each holder of a Note of all or any part of the Obligations of the Company, and

          (2) all Obligations of the Company have been paid in full and all Commitments have been permanently terminated,

each Bank Party and each holder of a Note agrees that, at the Guarantor's request, the Administrator, on behalf of the Bank Parties and the holders of the Notes, will execute and deliver to the Guarantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Obligations of the Company resulting from such payment by the Guarantor. In furtherance of the foregoing, for so long as any Obligations or Commitments remain outstanding, the Guarantor shall refrain from taking any action or commencing any proceeding against the Company (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under this Guarantee to any Bank Party or any holder of a Note.

     SECTION 2.7. Successors, Transferees and Assigns; Transfers of Notes, etc. This Guarantee shall:

          (1) be binding upon the Guarantor, and its successors, transferees and assigns; and

          (2) inure to the benefit of and be enforceable by either of the Co-Administrative Agents and each other Bank Party.

Without limiting the generality of clause (b), any Bank may assign or otherwise transfer (in whole or in part) any Note or Advance held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Bank under any Credit Document (including this Guarantee) or otherwise, subject, however, to the provisions of Section 10.5 and Article VIII of the Credit Agreement.


                           ARTICLE III

                  REPRESENTATIONS AND WARRANTIES

     SECTION 3.1. Representations and Warranties. The Guarantor hereby represents and warrants unto each Bank Party as to all matters contained in Article II of the Credit Agreement insofar as the representations and warranties contained therein are applicable to the Guarantor and/or its properties, each such representation and warranty set forth in such Article (insofar as applicable as aforesaid) and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by reference as though specifically set forth in this Section.


                            ARTICLE IV

                         COVENANTS, ETC.

     SECTION 4.1. Affirmative Covenants. The Guarantor covenants and agrees that, so long as any portion of the Obligations shall remain unpaid or any Bank shall have any outstanding Commitment, or any Advance shall remain outstanding, the Guarantor will perform, comply with and be bound by all of the agreements, covenants and obligations contained in each of
Article IV and Article V of the Credit Agreement which are applicable to the Guarantor and/or its properties, each such agreement, covenant and obligation contained in such Articles and all other terms of the Credit Agreement to which reference is made therein, together with all related definitions and ancillary provisions, being hereby incorporated into this Guarantee by reference as though specifically set forth in this Section.

                            ARTICLE V

                     MISCELLANEOUS PROVISIONS

     SECTION 5.1. Credit Document. This Guarantee is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including, without limitation, Article X thereof.

     SECTION 5.2. Binding on Successors, Transferees and Assigns; Assignment. In addition to, and not in limitation of,
Section 2.7, this Guarantee shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Bank Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to Section 2.7); provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of all the Banks.

     SECTION 5.3. Amendments, etc. No amendment to or waiver of any provision of this Guarantee, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by all of the Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 5.4. Notices. All notices and other communications provided to the Guarantor under this Guarantee shall be in writing and shall be mailed by first class mail or sent by overnight courier or delivered by hand or sent by telegraph, facsimile transmission or telex to the Guarantor at its address, telex or facsimile number set forth below its signature hereto or at such other address, telex or facsimile number as may be designated by the Guarantor in a notice to each of the Bank Parties. Notices hereunder shall be deemed to have been given when (a) if delivered by hand or telecopied or otherwise telecommunicated, to the officer named below the Guarantor's signature hereto (or such other responsible officer of the

Guarantor notified to the Bank Parties from time to time), at the time of receipt thereof by such officer, (b) if sent by registered or certified mail, postage prepaid, three days after the date when mailed, or (c) if sent by overnight mail or overnight courier service, to such officer, when received by such officer.

     SECTION 5.5. No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Bank Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 5.6. Captions. Section captions used in this Guarantee are for convenience of reference only, and shall not affect the construction of this Guarantee.

     SECTION 5.7. Setoff. In addition to, and not in limitation of, any rights of any Bank Party or any holder of a Note under applicable law, each Bank Party and each such holder shall, upon the occurrence of any Default described in clause (f) of
Section 7.1 of the Credit Agreement or any Event of Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to each Bank Party and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Bank Party or such holder; provided, however, that any such appropriation and application shall be subject to the provisions of Section 7.5 of the Credit Agreement.

     SECTION 5.8. Severability. Wherever possible each provision of this Guarantee shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guarantee shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guarantee.

     SECTION 5.9. Governing Law.  THIS GUARANTEE SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF CONNECTICUT.

     SECTION 5.10. Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY BANK PARTY OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANKS ENTERING INTO THE CREDIT AGREEMENT.

     SECTION 5.11.  Prejudgment Remedy Waiver; Other Waivers.
THE GUARANTOR ACKNOWLEDGES THAT THE FINANCING TO WHICH THIS GUARANTEE RELATES IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH EITHER CO-ADMINISTRATIVE AGENT OR ANY BANK MAY DESIRE TO USE, AND FURTHER WAIVES DILIGENCE, DEMAND, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST AND NOTICE OF ANY RENEWALS OR EXTENSIONS. THE GUARANTOR ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY AS AFORESAID AND THE CO-ADMINISTRATIVE AGENTS AND THE BANKS ACKNOWLEDGE THE GUARANTOR'S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT.

     SECTION 5.12. Consent to Jurisdiction. FOR THE PURPOSES OF ANY ACTION OR PROCEEDING INVOLVING THIS GUARANTEE OR ANY OTHER CREDIT DOCUMENT, THE GUARANTOR HEREBY EXPRESSLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN CONNECTICUT; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE CO-ADMINISTRATIVE AGENTS' OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.

     IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                         KAMAN AEROSPACE INTERNATIONAL
CORPORATION



                         By
                           Name:
                           Title:

                         Address:  Blue Hills Avenue
                                   Bloomfield, Connecticut  06002

                                   Attention:  Robert M. Garneau

                                   Facsimile No: (860) 243-7922

                                                        EXHIBIT J

                     AFFIRMATION AND CONSENT


                                   July    , 1997


The Bank of Nova Scotia
101 Federal Street, 16th Floor
Boston, MA 02110

Fleet National Bank of Connecticut
777 Main St., CT MO H24B
Hartford, CT 06115

           -and-

Each of the Banks party to the
Credit Agreement referred to below.

                        Kaman Corporation
Gentlemen and Ladies:

     This Affirmation and Consent is being delivered to the Co-Administrative Agents and the Banks and each Issuer pursuant to Section 3.1(b) of the Amended and Restated Revolving Credit Agreement, dated as of the date hereof, amending and restating in its entirety that certain Revolving Credit Agreement, dated as of January 29, 1996 (together with all exhibits, schedules and attachments thereto, as the same have been amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as so amended and restated and, together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), and The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank of Connecticut ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     By its signature below, the undersigned hereby acknowledges, consents and agrees to the modification of the Existing Credit
Agreement and the other Credit Documents pursuant to the terms and provisions set forth in the Credit Agreement.

     The undersigned hereby reaffirms, as of the Effective Date,
(i) the covenants and agreements contained in each Credit
Document to which it is a party, including, in each case, as such covenants and agreements may be modified by the Credit Agreement and the transactions contemplated thereby, and (ii) its guarantee of payment of the Obligations pursuant to the Subsidiary
Guarantee executed by it. The undersigned hereby further certifies that, as of the date hereof (both before and after giving effect to the occurrence of the Effective Date, the amendment and restatement of the Existing Credit Agreement pursuant to the Credit Agreement and the effectiveness of the Credit Agreement), the representations and warranties contained in the Credit Documents to which it is a party are true and correct with the same effect as if made on the date hereof, except to the extent any such representation or warranty refers or pertains solely to a date prior to the date hereof (in which case such representation and warranty was true and correct as of such earlier date). The undersigned further confirms that each Credit Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects, except that upon the occurrence of the Effective Date, all references in such Credit Documents to the "Credit Agreement", "Credit Documents", "thereunder" "thereof", or words of like or similar import shall mean the Credit Agreement and the Credit Documents, as the case may be, as in effect after giving effect to the amendments and other modifications provided for in the Credit Agreement.

     The undersigned hereby further acknowledges and agrees that the acceptance by the Co-Administrative Agents, the Banks and each Issuer of this document shall not be construed in any manner to establish (or indicate) any course of dealing on any Co-Administrative Agent's, any Bank's or any Issuer's part, including, without limitation, the providing of any notice or the requesting of any acknowledgment not otherwise expressly provided for in any Credit Document with respect to any future amendment, waiver, supplement or other modification to any Credit Document or any arrangement contemplated by any Credit Document.

     IN WITNESS WHEREOF, the undersigned has caused this Affirmation and Consent to be duly executed as of the date first above written.


                               [NAME OF SUBSIDIARY GUARANTOR]


                               By:
                               Name:
                               Title:

                                                        EXHIBIT K

                 LETTER OF CREDIT ELECTION NOTICE

Fleet National Bank,
  as Administrator
777 Main St., CT MO H24B
Hartford, CT 06115

Attention:
                        Kaman Corporation

Gentlemen and Ladies:

     This Letter of Credit Election Notice is delivered to you pursuant to Section 1.9 of the Amended and Restated Revolving
Credit Agreement, dated as of July   , 1997, amending and
restating in its entirety that certain Revolving Credit Agreement, dated as of January 29, 1996 (together with all exhibits, schedules and attachments thereto, as the same have been amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as so amended and restated and, together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), and The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

     The Company hereby requests that [name of Issuer] ("Issuer")
[issue a standby Letter of Credit on              , 19   (the
"Date of Issuance") in the initial Stated Amount of $
with a Stated Expiry Date (as defined therein) of
, 199    for the account of [the Company] [the Subsidiary
Guarantor]] [extend the Stated Expiry Date (as defined under
Irrevocable Standby Letter of Credit No.   , issued on
, 199  , in the initial Stated Amount of $             ) to a
revised Stated Expiry Date (as defined therein) of , 19 ].

     [The beneficiary of the requested Letter of Credit will be
                      , and such Letter of Credit will be in
support of                     .]

-------------------------
*     Insert and complete as appropriate.

** Delete if Letter of Credit Election Notice is for an extension.

***   Insert name and address of beneficiary.

**** Insert description of supported Indebtedness or other obligations and name of agreement to which it relates.

     The Company hereby certifies and warrants that, pursuant to
Section 3.2 of the Credit Agreement, each of the delivery of this Letter of Credit Election Notice and the [issuance] [extension] of the Letter of Credit requested hereby, constitute a representation and warranty that, on the date the Letter of Credit requested hereby is issued, and both before and after giving effect thereto and to the application of the proceeds therefrom, all statements set forth in clauses (c) and (d) of
Section 3.2 of the Credit Agreement are true and correct in all material respects. The Company further certifies and warrants that on the date the Letter of Credit proposed hereby is issued, the aggregate amount of the proposed Revolving Credit Loans and all other Loans, Letter of Credit Outstandings and Advances outstanding after giving effect to such Letters of Credit (and any prepayments required pursuant to Section 1.10 of the Credit Agreement) will not exceed the Total Commitment, as in effect on such date.

     *The Company hereby represents and warrants that [NAME OF
SUBSIDIARY GUARANTOR], the account party to the Letter of Credit to be issued, is a Subsidiary Guarantor as of the date hereof under and pursuant to the terms of the Credit Agreement.

     The Company agrees that if prior to the time of the issuance of the Letter of Credit requested hereby any matter certified to above will not be true and correct, it will immediately so notify the Administrator and the Issuer. If no such notice is delivered to the Administrator and the Issuer, then each matter certified to shall be deemed to be certified as true and correct on the date of the issuance of the Letter of Credit.

     The Company hereby confirms that the requested Letter of Credit is to be made available to it the in accordance with
Section 1.9 of the Credit Agreement.

-------------------------

*  Insert as appropriate.

     The Company has caused this Letter of Credit Election Notice to be executed and delivered, and the certification and
warranties contained herein to be made, by its duly authorized
officer this       day of           , 199 .


                                KAMAN CORPORATION



                                By:
                                Name:
                                Title:

                                                        EXHIBIT L


                [Letterhead of Kaman Corporation]

                                   July    , 1997

The Bank of Nova Scotia
101 Federal Street, 16th Floor
Boston, MA 02110

Fleet National Bank
777 Main St., CT MO H24B
Hartford, CT 06115

AND TO EACH OF THE BANKS ON THE ATTACHED LIST

     Re: Amended and Restated Revolving Credit Agreement, dated as of the date hereof, amending and restating in its entirety that certain Revolving Credit Agreement, dated as of January 29, 1996 (together with all exhibits, schedules and attachments thereto, as the same have been amended or otherwise modified prior to the date hereof, the "Existing Credit Agreement", and as so amended and restated and, together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "Credit Agreement"), among Kaman Corporation, a Connecticut corporation (the "Company"), the various financial institutions as are or may from time to time become parties thereto (individually a "Bank" and collectively the "Banks"), and The Bank of Nova Scotia ("Scotiabank") and Fleet National Bank ("Fleet"), as the co-administrative agents (each a "Co-Administrative Agent" and collectively, the "Co-Administrative Agents").

Ladies and Gentlemen:

     I have acted as special counsel to the Company and each of its Subsidiaries in connection with the negotiation, execution and delivery of the Credit Agreement, the Notes, the Subsidiary Guarantee, the Affirmation and Consents, and each of the other Credit Documents and the transactions contemplated thereby. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

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     This opinion letter has been requested of me as an
inducement to your entering into the Credit Agreement with the Company. In this connection, I have examined the Governing Documents of the Company and of each Subsidiary of the Company and resolutions of the Board of Directors of the Company and of each Subsidiary of the Company and such certificates of public officials and other corporate documents or records and have made such other examinations and inquiries as I have deemed necessary or appropriate.

     I have examined either original, certified copies or copies otherwise authenticated to my satisfaction of such documents as I have deemed necessary or advisable to examine in order to furnish the opinions herein expressed. I have made such other examination as to matters of fact and law as I have deemed necessary in order to enable me to give this opinion.

     Based upon the foregoing and upon such investigations of law as I have deemed appropriate, it is my opinion that, as of the date hereof:

     1. The Company and each Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation, (b) has all requisite corporate power to own its respective material properties and conduct its respective business, and (c) is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the nature of its properties or its business requires such qualification except where a Subsidiary's failure to be in good standing would not result in a Material Adverse Effect.

     2. The execution, delivery and performance of the Credit Agreement, the Notes, the Subsidiary Guarantee dated as of the date hereof executed and delivered by Kaman Aerospace International Corporation (herein the "Subsidiary Guarantee"), the Affirmation and Consents dated as of the date hereof, executed and delivered by each of the Subsidiary Guarantors to the Existing Credit Agreement, and each of the other Credit Documents and the transactions contemplated thereby (a) are within the corporate authority of the Company or such Subsidiary of the Company, as the case may be, (b) have been authorized by proper corporate proceedings, (c) will not (i) contravene or

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conflict with any Governing Document of the Company or any of its
Subsidiaries, (ii) conflict with or result in a violation, breach or, but for the giving of notice or passage of time or both, constitute a default under (A) any provision of any existing statute, law, rule or regulation binding on the Company or any of its Subsidiaries or, to the best of my knowledge, after due inquiry and investigation, any order, judgment, award, decree, license or authorization of any court or Governmental Authority binding on the Company or any of its Subsidiaries (a "Requirement of Law"), or (B) to the best of my knowledge, after due inquiry and investigation, any mortgage, indenture, lease or other contract, agreement, instrument or undertaking to which the Company or any of its Subsidiaries is a party or will be a party immediately after the Effective Date, or by which or to which the Company or any of its Subsidiaries or any of their respective properties or assets is now or immediately after the Effective Date will be bound or subject (a "Contractual Obligation"), or
(iii) result in the creation or imposition of any Lien on any of the properties or assets of the Company or any of its Subsidiaries, except as may be provided in the Credit Agreement, the Notes, the Subsidiary Guarantee, the Affirmation and Consents or the Credit Documents.

     3. No approval or consent of, or filing with, any Governmental Authority and no consent or approval of the shareholders of the Company, any of its Subsidiaries or any other Person is required to be obtained or made by or on behalf of the Company or any of its Subsidiaries to make valid and legally binding the execution, delivery and performance of the Credit Agreement, the Notes, the Subsidiary Guarantee, the Affirmation and Consents or any other Credit Document. The consummation of the transactions contemplated by the Credit Agreement, the Notes, the Letters of Credit, the Subsidiary Guarantee, the Affirmation and Consents and each of the other Credit Documents does not require any approval, authorization or consent of or (except for such disclosures as may be required in accordance with filings made by the Company and/or its Subsidiaries in the ordinary course of business such as customary SEC reporting) filing, registration or declaration with any such Governmental Authority or Person.

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     4.   Neither the Company nor any of its Subsidiaries is or
immediately after the Effective Date will be in default under any of its Governing Documents or in violation of any Requirement of Law. To the best of my knowledge, after due inquiry and investigation, neither the Company nor any of its Subsidiaries is or immediately after the Effective Date will be in violation of or default under any (a) Contractual Obligation, or (b) any license, permit, certification or approval requirement of any customer, supplier, Governmental Authority or other Person.

     5. All of the shares of each Subsidiary which are owned of record by the Company, have been validly issued and are fully paid and nonassessable.

     6. To the best of my knowledge, after due inquiry and investigation, no action, suit, investigation or proceeding is pending or known to be threatened by or against or affecting the Company or any of its Subsidiaries or any of their respective properties or rights before any Governmental Authority (a) which involves the Existing Credit Agreement, the Credit Agreement, the Notes, the Letters of Credit, the Subsidiary Guarantees, the Affirmation and Consents or any other Credit Document or any instrument delivered in connection therewith, or any action to be taken in connection with the transactions contemplated thereby or
(b) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, could, individually or in the aggregate result in a Material Adverse Effect.

     7.   The Credit Agreement, each of the Notes, the Subsidiary
Guarantee, each of the Affirmation and Consents and each of the other Credit Documents have been duly and properly executed and delivered to the Co-Administrative Agents by the Company.

     8. The agreements and obligations of the Company and its Subsidiaries contained in the Credit Agreement, each of the Notes, each Letter of Credit, each of the Subsidiary Guarantee, each of the Affirmation and Consents and each of the other Credit Documents constitute the legal, valid and binding obligations of the Company or such Subsidiary, as the case may be, enforceable against the Company or each such Subsidiary in accordance with their respective terms, except to the extent their enforcement may hereafter be limited by bankruptcy or insolvency or other laws affecting creditors rights generally.

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     9.   The rates of interest payable on the Notes are not in
violation of or prohibited by the laws of the State of Connecticut.

                                   Sincerely,



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